Exhibit 2.1

UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK

)
In re	)	Chapter 11 Cases
)
Adelphia Communications Corporation, et al.,	)	Case No. 02-41729 (REG)
)
Debtors.	)	Jointly Administered
)

DEBTORS’ FIRST AMENDED JOINT PLAN OF REORGANIZATION
UNDER CHAPTER 11 OF THE BANKRUPTCY CODE

WILLKIE FARR & GALLAGHER LLP Attorneys for Debtors and Debtors in Possession 787 Seventh Avenue New York, NY 10019 (212) 728-8000

Dated: February 4, 2005
New York, New York

TABLE OF CONTENTS

ARTICLE I.	DEFINITIONS AND CONSTRUCTION OF TERMS
1.01.	Definitions
1.02.	Interpretation; Application of Definitions and Rules of Construction

ARTICLE II.	TREATMENT OF ADMINISTRATIVE EXPENSE CLAIMS AND PRIORITY TAX CLAIMS
2.01.	Administrative Expense Claims
2.02.	Fee Claims
2.03.	Priority Tax Claims
2.04.	DIP Lender Claims

ARTICLE III.	CLASSIFICATION OF CLAIMS AND EQUITY INTERESTS

ARTICLE IV.	TREATMENT OF CLAIMS AND EQUITY INTERESTS
4.01.	Class 1—Other Priority Claims
4.02.	Class 2—Secured Tax Claims
4.03.	Class 3—Other Secured Claims
4.04.	Class 4(a)—FrontierVision Bank Claims
4.05.	Class 4(b)—FrontierVision Notes Claims
4.06.	Class 4(c)(i)—FrontierVision Trade Claims
4.07.	Class 4(c)(ii)—FrontierVision Other Unsecured Claims
4.08.	Class 4(d)—FrontierVision Existing Securities Law Claims
4.09.	Class 5(a)—Parnassos Bank Claims
4.10.	Class 5(b)(i)—Parnassos Trade Claims
4.11.	Class 5(b)(ii)—Parnassos Other Unsecured Claims
4.12.	Class 5(c)—Parnassos JV Equity Interests
4.13.	Class 6(a)—Century-TCI Bank Claims
4.14.	Class 6(b)(i)—Century-TCI Trade Claims
4.15.	Class 6(b)(ii)—Century-TCI Other Unsecured Claims
4.16.	Class 6(c)—Century-TCI JV Equity Interests
4.17.	Class 7(a)—Century Bank Claims
4.18.	Class 7(b)—FPL Note Claims
4.19.	Class 7(c)(i)—Century Trade Claims
4.20.	Class 7(c)(ii)—Century Other Unsecured Claims
4.21.	Class 7(d)—Century/Tele-Media JV Equity Interests
4.22.	Class 8(a)—Arahova Notes Claims
4.23.	Class 8(b)(i)—Arahova Trade Claims
4.24.	Class 8(b)(ii)—Arahova Other Unsecured Claims
4.25.	Class 8(c)—Arahova Existing Securities Law Claims
4.26.	Class 9(a)—Silo 7A Trade Claims
4.27.	Class 9(b)—Silo 7A Other Unsecured Claims
4.28.	Class 10(a)—UCA Subsidiary Trade Claims
4.29.	Class 10(b)—UCA Subsidiary Other Unsecured Claims

4.30.	Class 11(a)—Olympus Bank Claims
4.31.	Class 11(b)(i)—Olympus Trade Claims
4.32.	Class 11(b)(ii)—Olympus Other Unsecured Claims
4.33.	Class 12(a)—UCA Bank Claims
4.34.	Class 12(b)—UCA Notes Claims
4.35.	Class 12(c)(i)—UCA Trade Claims
4.36.	Class 12(c)(ii)—UCA Other Unsecured Claims
4.37.	Class 12(d)—UCA Existing Securities Law Claims
4.38.	Class 12(e)—UCA / Tele-Media JV Equity Interests
4.39.	Class 13(a)(i)—ACC Trade Claims
4.40.	Class 13(a)(ii)—ACC Other Unsecured Claims
4.41.	Class 13(b)—ACC Senior Notes Claims
4.42.	Class 13(c)—ACC Subordinated Notes Claims
4.43.	Class 13(d)—ACC Notes Existing Securities Law Claims
4.44.	Class 13(e)—ACC Series B Preferred Stock Interests
4.45.	Class 13(f)—ACC Series B Preferred Stock Existing Securities Law Claims
4.46.	Class 13(g)—ACC Series D Preferred Stock Interests
4.47.	Class 13(h)—ACC Series D Preferred Stock Existing Securities Law Claims
4.48.	Class 13(i)—ACC Series E and F Preferred Stock Interests
4.49.	Class 13(j)—ACC Preferred Series E and F Stock Existing Securities Law Claims
4.50.	Class 13(k)—ACC Common Stock Existing Securities Law Claims
4.51.	Class 13(l)—ACC Common Stock Interests
4.52.	Class 14(a)—Subsidiary Convenience Claims
4.53.	Class 14(b)—ACC Convenience Claims
4.54.	Class 15—Intercompany Claims
4.55.	Rigas Claims or Equity Interests
4.56.	ACC Other Equity Interests

ARTICLE V.	DEEMED CONSOLIDATION
5.01.	Deemed Consolidation
5.02.	Deemed Consolidation of the Debtors into Separate Debtor Groups
5.03.	Treatment of Debtor Group Claims and Equity Interests
5.04.	Order Granting Consolidation

ARTICLE VI.	IMPLEMENTATION OF THE PLAN
6.01.	Continued Corporate Existence
6.02.	Restructuring Transactions / Sale Transaction
6.03.	Certificates of Incorporation and By-laws
6.04.	Compromise and Settlements
6.05.	Exit Facility / Sale Transaction
6.06.	Authorization of the Exit Facility / Cash Sale Transaction

6.07.	Registration Rights Agreement
6.08.	Listing on Securities Exchange or Quotation System
6.09.	Reinstatement of Certain Equity Interests
6.10.	Cancellation of Existing Securities and Agreements; Bank Lender Indemnification Claims and Post-Effective Date Fee Claims
6.11.	Authorization and Issuance of New Securities
6.12.	Hart-Scott-Rodino Compliance
6.13.	Distribution Company and the Plan Administrator

ARTICLE VII.	CONTINGENT VALUE VEHICLE
7.01.	Establishment of the Contingent Value Vehicle
7.02.	Appointment of Contingent Value Vehicle Manager
7.03.	Transfer of Designated Litigation to the Contingent Value Vehicle
7.04.	Contingent Value Vehicle Interests; Term; Recoveries and Distributions
7.05.	Litigation, Responsibilities of Contingent Value Vehicle Manager
7.06.	Investment Powers
7.07.	Annual Distribution; Withholding
7.08.	Reporting Duties
7.09.	Net Contingent Value Vehicle Recovery/Assignment of Claims
7.10.	The Contingent Value Vehicle Board

ARTICLE VIII.	PROVISIONS REGARDING VOTING AND DISTRIBUTIONS UNDER THE PLAN
8.01.	Voting of Claims
8.02.	Nonconsensual Confirmation
8.03.	Disbursing Agent
8.04.	Rights and Powers of Disbursing Agent
8.05.	Manner of Distributions
8.06.	Timing of Distributions
8.07.

Distributions to Classes 1, 2,3, 4(c)(i), 4(c)(ii), 4(d), 5(b)(i), 5(b)(ii), 6(b)(i), 6(b)(ii), 7(b), 7(c)(i), 7(c)(ii), 8(b)(i), 8(b)(ii), 8(c), 9(a), 9(b), 10(a), 10(b), 11(b)(i), 11(b)(ii), 12(c)(i), 12(c)(ii), 12(d), 13(a)(i), 13(a)(ii), 13(d), 13(e), 13(f), 13(g), 13(h), 13(i), 13(j), 13(k), 13(l), 14(a) and 14(b)

8.08.	Distributions to Classes 4(b), 8(a), 12(b), 13(b) and 13(c)
8.09.	Distributions on Account of Bank Claims—Classes 4(a), 5(a), 6(a), 7(a), 11(a) and 12(a)
8.10.	Distributions with Respect to DIP Lender Claims
8.11.	Fees and Expenses of Indenture Trustees
8.12.	Surrender of Instruments
8.13.	Manner of Payment Under the Plan
8.14.	Fractional Shares/Fractional Notes
8.15.	Interest on Claims

8.16.	Unclaimed Distributions
8.17.	Distributions to Holders as of the Distribution Record Date
8.18.	Allocation of Plan Distributions Between Principal and Interest
8.19.	Exemption from Securities Laws
8.20.	Distribution of New Joint Venture Preferred Securities Received by the Reorganized Debtors
8.21.	No Change of Control
8.22.	True Up Payments

ARTICLE IX.	PROCEDURES FOR ESTIMATION OF ALLOWABLE CLAIMS, TREATMENT OF DISPUTED CLAIMS AND ESTABLISHING OF RESERVES
9.01.	Objections to Administrative Expense Claims and Claims
9.02.	No Distributions Pending Allowance
9.03.	Estimation of Claims and Equity Interests
9.04.	Payments and Distributions on Disputed Claims
9.05.	Tax Treatment of Debtor Group Reserves and Escrows
9.06.	Personal Injury Claims
9.07.	Century-ML JV Claims
9.08.	Resolution of Administrative Expense Claims
9.09.	Funding of Reserves; Maximum Distributions
9.10.	Distributions of Plan Consideration
9.11.	De Minimis Distributions
9.12.	No Recourse
9.13.	Withholding Taxes
9.14.	Disputed Payment
9.15.	Amendments to Claims
9.16.	Setoffs

ARTICLE X.	EXECUTORY CONTRACTS AND UNEXPIRED LEASES
10.01.	Assumed Contracts and Leases
10.02.	Payments Related to Assumption of Executory Contracts and Unexpired Leases
10.03.	Rejection Damages Bar Date
10.04.	Survival of Corporate Reimbursement Obligations
10.05.	Compensation and Benefit Programs
10.06.	Retiree Benefits

ARTICLE XI.	PROVISIONS REGARDING CORPORATE GOVERNANCE AND MANAGEMENT OF THE REORGANIZED DEBTORS
11.01.	General
11.02.	Directors and Officers of Reorganized ACC and the Reorganized Debtors
11.03.	Certificates of Incorporation and By-laws

11.04.	New Equity Incentive Plan

ARTICLE XII.	EFFECT OF CONFIRMATION
12.01.	Binding Effect
12.02.	Vesting of Assets
12.03.	Discharge of the Debtors and of Claims and Termination of Equity Interests
12.04.	Term of Pre-Confirmation Injunctions or Stays
12.05.	Injunction Against Interference with Plan
12.06.	Injunction
12.07.	Releases
12.08.	Exculpation and Limitation of Liability
12.09.	Injunction Related to Releases and Exculpation
12.10.	Termination of Subordination Rights and Settlement of Related Claims
12.11.	Avoidance and Recovery Actions
12.12.	Release of Liens
12.13.	Retention of Causes of Action/Reservation of Rights
12.14.	Subrogation

ARTICLE XIII.	CONDITIONS PRECEDENT
13.01.	Conditions to Confirmation
13.02.	Effectiveness
13.03.	Failure of Conditions
13.04.	Waiver of Conditions

ARTICLE XIV.	RETENTION OF JURISDICTION
14.01.	Scope of Bankruptcy Court Jurisdiction

ARTICLE XV.	MISCELLANEOUS PROVISIONS
15.01.	Effectuating Documents and Further Transactions
15.02.	Corporate Action
15.03.	Exemption from Transfer Taxes
15.04.	Payment of Statutory Fees
15.05.	Post-Effective Date Fees and Expenses
15.06.	Dissolution of the Committees
15.07.	Plan Supplement
15.08.	Amendment or Modification of this Plan
15.09.	Revocation or Withdrawal of this Plan
15.10.	Confirmation Order
15.11.	Severability
15.12.	Expedited Tax Determination
15.13.	Governing Law
15.14.	Binding Effect
15.15.	Exhibits/Schedules

v

15.16.	Notices

Schedule A Century Debtors
Schedule B Century-TCI Debtors
Schedule C Parnassos Debtors
Schedule D FrontierVision Debtors
Schedule E Olympus Debtors
Schedule F UCA Debtors
Schedule G Silo 7A Debtors
Schedule H Arahova Debtors
Schedule I UCA Subsidiary Debtors
Schedule J Holding Company Debtors
Schedule K Managed Entities
Schedule L Rigas Persons
Schedule M Transferred Subscriber Transactions

Plan Documents

Form of Reorganized ACC Certificate of Incorporation
Form of Reorganized ACC By-laws
Forms of Certificates of Incorporation and By-laws of Other Reorganized Debtors
Form of New Joint Venture Preferred Securities
Form of Restructuring Note
Form of New Joint Venture Preferred Securities Certificate of Designation
Form of New Equity Incentive Plan
Form of New Financing Credit Agreement
Form of New Financing Bridge/Indenture
Interest Rate Schedule
Exit Facility Commitment Letter
Form of Rollover Facility
Form of Registration Rights Agreement
Form of Contingent Value Vehicle Agreement
Form of Litigation Support Agreement
Form of Bank Indemnification Fund Agreement
Form of Chief Executive Officer Employment Agreement
Form of Chief Financial Officer Employment Agreement
Retained Third Party Claims
Schedule of Assumed Rigas Agreements (Schedule 10.01(b))
Schedule of Debtor Group Maximum Value
Schedule of Rejected Contracts and Leases (Schedule 10.01(a))
Sale Transaction Documents (if applicable)

UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK

)
In re	)	Chapter 11 Cases
)
Adelphia Communications Corporation, et al.,	)	Case No. 02-41729 (REG)
)
Debtors.	)	Jointly Administered
)

DEBTORS’ FIRST AMENDED JOINT PLAN OF REORGANIZATION
UNDER CHAPTER 11 OF THE BANKRUPTCY CODE

Adelphia Communications Corporation and certain of its direct and indirect subsidiaries, as debtors and debtors in possession, propose the following First Amended Joint Plan of Reorganization under section 1121(a) of title 11 of the United States Code:

ARTICLE I.

DEFINITIONS AND CONSTRUCTION OF TERMS

1.01.                        Definitions.  As used herein, the following terms have the respective meanings specified below (such meanings to be equally applicable to both the singular and plural):

ACC means Adelphia Communications Corporation, a Delaware corporation.

ACC Common Stock means, collectively, Class A Common Stock, par value $0.01, and Class B Common Stock, par value $0.01, issued by ACC.

ACC Common Stock Distribution means the Allocable Portion of either (i) [         ] Contingent Value Vehicle Series K Interests or (ii) if the Debtors enter into and implement the Government Settlement, the portion of the Settlement Consideration allocable to ACC Common Stock Interests.

ACC Common Stock Existing Securities Law Claims means an Existing Securities Law Claim arising in connection with the ACC Common Stock.

ACC Common Stock Existing Securities Law Claim Distribution means the Allocable Portion of either (i) [         ] Contingent Value Vehicle Series J Interests or (ii) if the Debtors enter into and implement the Government Settlement, the portion of the Settlement Consideration allocable to ACC Common Stock Existing Securities Law Claims.

ACC Convenience Claim means any ACC Trade Claim or ACC Other Unsecured Claim that is (i) Allowed in an amount of [           ] thousand ($[           ]) dollars or less or (ii) Allowed in an amount greater than [           ] thousand ($[           ]) dollars but which is reduced to [           ] thousand ($[           ]) dollars by an irrevocable written election of the holder of such

Claim made on a timely and properly delivered and completed Ballot; provided, however, that any ACC Trade Claim or ACC Other Unsecured Claim that was originally Allowed in excess of [           ] thousand ($[           ]) dollars may not be subdivided into multiple ACC Trade Claims or ACC Other Unsecured Claims of [           ] thousand ($[           ]) dollars or less for purposes of receiving treatment as an ACC Convenience Claim.

ACC Existing Preferred Stock means, collectively, ACC Series B Preferred Stock, ACC Series D Preferred Stock, and ACC Series E and F Preferred Stock.

ACC Notes Distribution means the Allocable Portion of the Holding Company Notes/Trade Distribution Reserve allocable to Class 13(b) and Class 13(c).

ACC Notes Existing Securities Law Claim means an Existing Securities Law Claim arising in connection with any of the ACC Senior Notes or the ACC Subordinated Notes.

ACC Notes Existing Securities Law Claim Distribution means the Allocable Portion of either (i) [            ] Contingent Value Vehicle Series C Interests, or (ii) if the Debtors enter into and implement the Government Settlement, the portion of the Settlement Consideration allocable to ACC Notes Existing Securities Law Claims.

ACC Other Equity Interests means any Equity Interest issued by a Debtor, except in each case for (a) ACC Existing Preferred Stock, (b) ACC Common Stock, (c) Joint Venture Interests, and (d) Rigas Claims or Equity Interests.

ACC Other Unsecured Claim means any General Unsecured Claim against a Debtor other than a Subsidiary Other Unsecured Claim.

ACC Other Unsecured Distribution means the Allocable Portion of the ACC Other Unsecured Distribution Reserve.

ACC Other Unsecured Distribution Reserve means a reserve of Plan Consideration (in an amount to be initially established by the Estimation Order and adjusted pursuant to Article IX hereof) established to pay Allowed Claims in Class 13(a)(ii) and to reserve for Disputed Claims in such Class.

ACC Senior Note means any of those certain:

(a)                                  9-7/8% Senior Debentures due March 1, 2005, issued by ACC under that certain Indenture dated as of March 11, 1993, and amended and restated as of May 11, 1993, between ACC and Bank of Montreal Trust Company, as Trustee;

(b)                                 9-1/2% Senior Pay-In-Kind Notes due February 15, 2004, issued by ACC under that certain Indenture dated as of February 22, 1994 between ACC and the Bank of Montreal Trust Company, as Trustee, as supplemented by the First Supplemental Indenture, dated as of May 1, 1994;

(c)                                  9-7/8% Senior Notes due March 1, 2007, issued by ACC under that certain Indenture dated as of February 26, 1997 between ACC and Bank of Montreal Trust Company, as Trustee;

(d)                                 10-1/2% Senior Notes due July 15, 2004, issued by ACC under that certain Indenture dated as of July 7, 1997 between ACC and Bank of Montreal Trust Company, as Trustee;

(e)                                  9-1/4% Senior Notes due October 1, 2002, issued by ACC under that certain Indenture dated as of September 25, 1997 between ACC and Bank of Montreal Trust Company, as Trustee;

(f)                                    8-3/8% Senior Notes due February 1, 2008, issued by ACC under that certain Indenture dated as of January 21, 1998 between ACC and Bank of Montreal Trust Company, as Trustee, as supplemented by the First Supplemental Indenture dated as of November 12, 1998;

(g)                                 8-1/8% Senior Notes due July 15, 2003 issued by ACC under that certain Indenture dated as of July 2, 1998 between ACC and Bank of Montreal Trust Company, as Trustee;

(h)                                 7-1/2% Senior Notes due January 15, 2004 issued by ACC under that certain Indenture dated as of January 13, 1999 between ACC and Bank of Montreal Trust Company, as Trustee;

(i)                                     7-3/4% Senior Notes due January 15, 2009 issued by ACC under that certain Indenture dated as of January 13, 1999 between ACC and Bank of Montreal Trust Company, as Trustee;

(j)                                     7-7/8% Senior Notes due May 1, 2009 issued by ACC under the Senior Notes Indenture dated as of January 13, 1999, as supplemented by the First Supplemental Indenture dated as of April 28, 1999 between ACC and the Bank of Montreal Trust Company, as Trustee;

(k)                                  9-3/8% Senior Notes due November 15, 2009 issued by ACC under the Senior Notes Indenture, as supplemented by the Second Supplemental Indenture dated as of November 16, 1999, between ACC and Harris Trust Company, as Trustee;

(l)                                     10-7/8% Senior Notes due October 1, 2010, issued by ACC the Senior Notes Indenture, as supplemented by the Third Supplemental Indenture dated as of September 20, 2000, between ACC and The Bank of New York, as Trustee;

(m)                               10-1/4% Senior Notes due June 15, 2011 issued by ACC under the Senior Notes Indenture, as supplemented by the Fourth Supplemental Indenture dated as of June 12, 2001, between ACC and The Bank of New York, as Trustee; and

(n)                                 10-1/4% Senior Notes due November 1, 2006 issued by ACC under the Senior Notes Indenture, as supplemented by the Fifth Supplemental Indenture dated as of October 25, 2001, between ACC and The Bank of New York, as Trustee.

ACC Senior Notes Claim means a Claim against a Debtor arising under or pursuant to an ACC Senior Note.

ACC Series B Preferred Stock means the 13% Series B Redeemable Cumulative Exchangeable Preferred Stock issued by ACC with a mandatory redemption date of July 15, 2009.

ACC Series B Preferred Stock Existing Securities Law Claims means an Existing Securities Law Claim arising in connection with the ACC Series B Preferred Stock.

ACC Series B Preferred Stock Existing Securities Law Claim Distribution means the Allocable Portion of either (i) [          ] Contingent Value Vehicle Series E Interests or (ii) if the Debtors enter into and implement the Government Settlement, the portion of the Settlement Consideration allocable to ACC Series B Preferred Stock Existing Securities Law Claims.

ACC Series D Preferred Stock means the 5.5% Series D Convertible Preferred Stock issued by ACC.

ACC Series D Preferred Stock Existing Securities Law Claims means an Existing Securities Law Claim arising in connection with the ACC Series D Preferred Stock.

ACC Series D Preferred Stock Existing Securities Law Claim Distribution means the Allocable Portion of either (i) [          ] Contingent Value Vehicle Series G Interests or (ii) if the Debtors enter into and implement the Government Settlement, the portion of the Settlement Consideration allocable to ACC Series D Preferred Stock Existing Securities Law Claims.

ACC Series E and F Preferred Stock means, collectively, (a) the 7.5% Series E Mandatory Convertible Preferred Stock issued by ACC with a mandatory conversion date of November 15, 2004; and (b) the 7.5% Series F Mandatory Convertible Preferred Stock issued by ACC with a mandatory conversion date of February 1, 2005.

ACC Series E and F Preferred Stock Existing Securities Law Claims means an Existing Securities Law Claim arising in connection with the ACC Series E and F Preferred Stock.

ACC Series E and F Preferred Stock Existing Securities Law Claim Distribution means the Allocable Portion either (i) [  ] Contingent Value Vehicle Series I Interests or (ii) if the Debtors enter into and implement the Government Settlement, the portion of the Settlement Consideration allocable to ACC Series E and F Preferred Stock Existing Securities Law Claims.

ACC Subordinated Notes means any of those certain:  (a) 6.0% Convertible Subordinated Notes due February 15, 2006 issued by ACC under that certain Indenture dated as of January 23, 2001 between ACC and The Bank of New York, as Trustee and (b) 3.25%

Convertible Subordinated Notes due May 1, 2021 issued by ACC under that certain Indenture dated as of January 22, 2001 between ACC and The Bank of New York, as Trustee.

ACC Subordinated Notes Claim means a Claim against a Debtor arising under or pursuant to an ACC Subordinated Note.

ACC Subordinated Notes Distribution means (i) if the Deemed Value of the ACC Notes Distribution distributed with respect to the ACC Senior Notes Claims equals the Allowed amount of such Claims, then any ACC Notes Distribution not previously distributed with respect to the ACC Senior Notes Claims, and (ii) [           ] Contingent Value Vehicle Series B Interests.

ACC Trade Claim means any Trade Claim against a Debtor, other than a Subsidiary Trade Claim.

ACC Trade Claims Distribution means the Allocable Portion of the Holding Company Notes/Trade Distribution Reserve allocable to Class 13(a)(i).

Adelphia Western NY Joint Venture means Western NY Cablevision, L.P., a Delaware limited partnership.

Administrative Agent shall have the meaning set forth in Section 8.09 of this Plan.

Administrative Bar Date means the date or dates fixed pursuant to Section 2.01(b) of the Plan or established by separate or additional order of the Bankruptcy Court by which all Persons asserting certain Administrative Expense Claims arising before the Effective Date must have filed proofs of such Administrative Expense Claims or requests for payment of such Administrative Expense Claims or be forever barred from asserting such Claims against the Debtors, the Estates, the Reorganized Debtors, the Distribution Company or their property, or such other or additional date or dates by which any such Claim must be filed as may be fixed by order of the Bankruptcy Court.

Administrative Expense Claim means, with respect to any Claim against a Debtor, any right to payment constituting a cost or expense of administration of any of the Chapter 11 Cases under sections 503(b) and 507(a)(1) of the Bankruptcy Code, and all compensation and reimbursement of expenses to the extent Allowed by the Bankruptcy Court under section 330 or 503 of the Bankruptcy Code.  Any fees or charges assessed against the estates of the Debtors under section 1930 of chapter 123 of title 28 of the United States Code shall be excluded from the definition of Administrative Expense Claim and shall be paid in accordance with Section 2.01 of this Plan.

Affiliate has the meaning given such term by section 101(2) of the Bankruptcy Code.

Allocable Portion means:

(1)                                  with respect to a Class of Claims (the “Subject Class”) whose distributions under this Plan are made from a particular Debtor Group Reserve, from which distributions are also made for other Classes of Claims in the same Debtor Group (the “Other Classes”) as of the date of calculation, a percentage equal to:

(a)                                  the aggregate amount of Allowed Claims in the Subject Class; divided by

(b)                                 the sum (without duplication) of:

(i)                                     the aggregate amount of all Allowed Claims in the Subject Class and the Other Classes; plus

(ii)                                  the aggregate amount of all Claims in the Subject Class and the Other Classes set forth in the Estimation Order (except to the extent such Claims have been expunged or otherwise disallowed) that are not described in clause (i) above, on such date; plus

(iii)                               the aggregate amount of all Claims that are Disputed Claims in the Subject Class and the Other Classes that are not set forth in the Estimation Order (except to the extent such Claims have been expunged or otherwise disallowed), on that date; and

(2)                                  with respect to a Class of Claims (the “Single Class”) whose distributions under this Plan are made from a particular Debtor Group Reserve, from which distributions are not also made for other Classes of Claims in the same Debtor Group, as of the date of calculation, a percentage equal to:

(a)                                  the aggregate amount of Allowed Claims in the Single Class; divided by

(b)                                 the sum (without duplication) of:

(i)                                     the aggregate amount of all Allowed Claims in the Single Class; plus

(ii)                                  the aggregate amount of all Claims in the Single Class set forth in the Estimation Order (except to the extent such Claims have been expunged or otherwise disallowed) that are not described in clause (i) above, on such date; plus

(iii)                               the aggregate amount of all Claims that are Disputed Claims in the Single Class that are not set forth in the Estimation Order (except to the extent such Claims have been expunged or otherwise disallowed), on that date.

Allowed means, with reference to any Administrative Expense Claim against, Claim against or Equity Interest in the Debtors, as applicable (i) any Claim or Equity Interest that has been listed by the Debtors in their Schedules, as such Schedules may be amended by the Debtors from time to time in accordance with Bankruptcy Rule 1009, as liquidated in amount and not disputed or contingent, for which no contrary proof of claim has been filed and which has not been objected to by the Claims Objection Deadline, (ii) any Administrative Expense

Claim, Claim or Equity Interest expressly allowed in the Plan, (iii) any Administrative Expense Claim, Claim or Equity Interest that is not Disputed, (iv) any Administrative Expense Claim, Claim or Equity Interest that is compromised, settled, or otherwise resolved pursuant to the authority granted to the Reorganized Debtors pursuant to a Final Order of the Bankruptcy Court or under Section 9.01 of this Plan, (v) any Administrative Expense Claim, Claim or Equity Interest that has been Allowed by Final Order, including the DIP Order, and (vi) any fees and other amounts payable to the proposed lenders for the Exit Facility pursuant to any agreement or arrangement approved or authorized by order of the Bankruptcy Court, except to the extent such order is stayed; provided, however, that Claims or Equity Interests allowed solely for the purpose of voting to accept or reject the Plan pursuant to an order of the Bankruptcy Court shall not be considered “Allowed Claims” or “Allowed Equity Interests” hereunder.

Arahova means Arahova Communications, Inc., a Delaware corporation.

[Arahova Compromise Amount means $                                          .  [The existence, nature and extent of any such compromise is subject to ongoing discussions].

Arahova Debtor Group has the meaning set forth in Section 5.02 of this Plan.

Arahova Debtors mean the Debtors set forth on Schedule H hereto.

Arahova Existing Securities Law Claim means an Existing Securities Law Claim arising in connection with any Arahova Note.

Arahova Existing Securities Law Claim Distribution means the Allocable Portion of either (i) the Arahova Existing Securities Law Claim Reserve or (ii) if the Debtors enter into and implement the Government Settlement, the portion of the Settlement Consideration allocable to Arahova Existing Securities Law Claims.

Arahova Existing Securities Law Claim Reserve means a reserve of Plan Consideration (in an amount to be initially established by the Estimation Order and adjusted pursuant to Article IX hereof) established to pay Allowed Claims in Class 8(c) and to reserve for Disputed Claims in such Class.

Arahova Note means any of those certain:

(a)                                  9.500% Senior Notes due March 1, 2005 issued by Century Communications Corporation under that certain Indenture dated as of February 15, 1992 between Century and Bank of America National Trust and Savings Association, as Trustee, as supplemented by a Fourth Supplemental Indenture, dated as of March 6, 1995;

(b)                                 8.875% Senior Notes due January 15, 2007 issued by Century Communications Corporation under that certain Indenture dated as of February 15, 1992 between Century and Bank of America National Trust and Savings Association, as Trustee, as supplemented by a Fifth Supplemental Indenture, dated as of January 23, 1997;

(c)                                  8.750% Senior Notes due October 1, 2007 issued by Century Communications Corporation under that certain Indenture dated as of February 15, 1992, between Century and First Trust of California, as Trustee, as supplemented by a Sixth Supplemental Indenture, dated September 29, 1997;

(d)                                 8.375% Senior Notes due November 15, 2017 issued by Century Communications Corporation under that certain Indenture dated as of February 15, 1992 between Century and Bank of America National Trust and Savings Association, as Trustee, as supplemented by a Seventh Supplemental Indenture, dated as of November 13, 1997;

(e)                                  8.375% Senior Notes due December 15, 2007 issued by Century Communications Corporation under that certain Indenture dated as of February 15, 1992 between Century and Bank of America National Trust and Savings Association, as Trustee, as supplemented by an Eighth Supplemental Indenture, dated as of December 10, 1997;

(f)                                    Zero Coupon Senior Discount Notes due January 15, 2008 issued by Century Communications Corporation under that certain Indenture dated as of January 15, 1998 between Century and First Trust of California, National Association, as Trustee; and

(g)                                 Zero Coupon Senior Discount Notes due March 15, 2003 issued by Century Communications Corporation under that certain Indenture dated as of February 15, 1992, between Century and Bank of America National Trust and Savings Association, as Trustee, as supplemented by a Third Supplemental Indenture, dated as of April 1, 1993.

Arahova Notes Claim means a Claim against a Debtor arising pursuant to an Arahova Note.

Arahova Notes Distribution means the Allocable Portion of the Arahova Notes/Trade Distribution Reserve allocable to Class 8(a).

Arahova Notes/Trade Distribution Reserve means a reserve of Plan Consideration (in an amount to be initially established by the Estimation Order and adjusted pursuant to Article IX hereof) established to pay Allowed Claims in Classes 8(a) and 8(b)(i) and to reserve for Disputed Claims in such Classes.

Arahova Other Unsecured Claim means any General Unsecured Claim against any of the Arahova Debtors.

Arahova Other Unsecured Distribution means the Allocable Portion of the Arahova Other Unsecured Distribution Reserve.

Arahova Other Unsecured Distribution Reserve means a reserve of Plan Consideration (in an amount to be initially established by the Estimation Order and adjusted pursuant to Article IX hereof) established to pay Allowed Claims in Class 8(b)(ii) and to reserve for Disputed Claims in such Class.

Arahova Trade Claim means any Trade Claim arising against any of the Arahova Debtors.

Arahova Trade Claim Distribution means the Allocable Portion of the Arahova Notes/Trade Distribution Reserve allocable to Class 8(b)(i).

Assumed Sale Liabilities means any liabilities to be assumed by a Person other than a Debtor or Reorganized Debtor in connection with a Sale Transaction.

Avoidance Actions means Causes of Action against Persons arising under any of sections 502, 510, 541, 542, 543, 544, 545, 547, 548, 549, 550, 551 and 553 of the Bankruptcy Code, or under similar or related state or federal statutes and common law, including preference and/or fraudulent transfer laws, whether or not litigation has been commenced as of the Confirmation Date to prosecute such Avoidance Actions.

Ballot means the form distributed to each holder of an impaired Claim or Equity Interest that is entitled to vote to accept or reject the Plan on which is to be indicated (i) acceptance or rejection of the Plan and (ii) in the case of a General Unsecured Claim that is Allowed in an amount greater than [           ] ($[           ]) dollars, whether such holder elects to treat its Claim as a Convenience Claim under the Plan.

Bank Actions means the Claims, Causes of Action, and any other avoidance or equitable subordination or recovery actions under sections 105, 502(d), 510, 542 through 551, and 553 of the Bankruptcy Code or otherwise relating to, challenging the validity of or arising from the Bank Claims including, without limitation, Claims and Causes of Action in connection with the Bank Lender Avoidance Complaint.

Bank Claim means any Century Bank Claim, Century-TCI Bank Claim, FrontierVision Bank Claim, Olympus Bank Claim, Parnassos Bank Claim, or UCA Bank Claim.

Bank Indemnification Fund Agreement means an agreement, substantially in the form filed with the Plan Supplement, which shall govern the administration of the Bank Securities Action Indemnification Fund.

Bank Lender means a lender from time to time party to a Prepetition Credit Agreement.

Bank Lender Avoidance Complaint means the complaint, dated as of July 6, 2003, which the Creditors’ Committee has filed in respect of the Bank Actions, as the same may be amended, subject to the restrictions contained in Section 6.04(c) of this Plan, together with that certain intervenor complaint, dated as of July 31, 2003, filed by the Equity Committee, which is currently pending before the Bankruptcy Court.

Bank Lender Fee Claim means any Claim for reimbursement of reasonable fees, costs or expenses incurred prior to the Effective Date and owing to holders of Bank Claims under the Prepetition Credit Agreements (including in respect of legal fees and expenses incurred in connection with the defense of the Bank Actions in accordance with Section 6.10(c) of this Plan), but without duplication of any amounts Allowed as Bank Claims under Article IV of this Plan.  Notwithstanding anything otherwise to the contrary, Bank Lender Fee Claims shall not include Claims for any amount incurred from and after the Effective Date or Claims for indemnification of any liability whatsoever.

Bank Lender Post-Effective Date Fee Claim means any Claim for reimbursement of reasonable fees, costs or expenses which are incurred solely in connection with the defense of the Continuing Bank Actions and which would be payable to holders of Bank Claims under the Prepetition Credit Agreements (including in respect of legal fees and expenses incurred in connection with the defense of claims) if they remained in effect from and after the Effective Date (without duplication of any amounts Allowed as Bank Claims, Bank Lender Fee Claims or Bank Securities Action Indemnification Claims under this Plan).  Notwithstanding anything otherwise to the contrary, the Bank Lender Post-Effective Date Fee Claims shall not include any Claims for indemnification of any liability whatsoever, or Claims incurred from or after the Effective Date (x) by Released Bank Lender Defendants or (y) with respect to Dismissed Bank Actions.

Bank Securities Action Indemnification Claim means a Claim of holders of Bank Claims for reimbursement of reasonable fees, costs or expenses, in each case arising after the Effective Date and solely in connection with the defense of the Securities Class Action, and which would be payable under the Prepetition Credit Agreements if they remained in effect from and after the Effective Date (without duplication of any amounts Allowed as Bank Claims, Bank Lender Fee Claims or Bank Lender Post-Effective Date Fee Claims under this Plan).  Notwithstanding anything otherwise to the contrary, Bank Securities Action Indemnification Claims shall not include Claims for indemnification of any liability whatsoever, or Claims for reimbursement of fees, costs or expenses arising in connection with any matter other than the Securities Class Action, including, without limitation, in connection with any other claims or actions against Bank Lenders prior to or from and after the Effective Date.

Bank Securities Action Indemnification Fund means Cash and/or standby letters of credit in an amount not to exceed $[          ], to be placed on deposit by Reorganized ACC or the Distribution Company (as applicable) on the Effective Date, to be held in escrow pursuant to the Bank Indemnification Fund Agreement by the Disbursing Agent and, except as provided in the last sentence of this definition, to be used solely in connection with the payment of Bank Securities Action Indemnification Claims to the extent a Person is entitled to payment thereof under Section 6.10(e) of this Plan.  The Confirmation Order shall include a finding of the Bankruptcy Court stating that the foregoing amount comprises a reasonable estimate of the maximum amount that may be required in connection with the payment of the Bank Securities Action Indemnification Claims.  To the extent funds held in the Bank Securities Action Indemnification Fund are not used or needed in connection with the satisfaction of Bank Securities Action Indemnification Claims from and after the date of settlement, dismissal or judicial or other resolution of the Securities Class Action pursuant to a Final Order, such funds shall be transferred by the Disbursing Agent to the Debtor Group Reserves in accordance with the priorities and procedures set forth in Article IX of this Plan.

Bankruptcy Code means title 11 of the United States Code, as amended from time to time, as applicable to the Chapter 11 Cases.

Bankruptcy Court means the United States Bankruptcy Court for the Southern District of New York having jurisdiction over the Chapter 11 Cases.

Bankruptcy Rules means the Federal Rules of Bankruptcy Procedure as promulgated by the United States Supreme Court under section 2075 of title 28 of the United States Code, and any local rules of the Bankruptcy Court.

Borrower means a direct or indirect Subsidiary of Reorganized ACC that directly or indirectly owns the equity of Reorganized ACC’s U.S. Subsidiaries which own substantially all of the Reorganized Debtors’ cable and telephony assets.

Business Day means any day other than a Saturday, Sunday, or any other day on which commercial banks in New York, New York are required or authorized to close by law or executive order.

Cash means legal tender of the United States of America and equivalents thereof.

Cash Sale Transaction means one or more Sale Transactions, pursuant to which the Debtors receive consideration comprised in whole or part in Cash.

Causes of Action means, without limitation, any and all actions, causes of action, controversies, liabilities, obligations, rights, suits, damages, judgments, claims, and demands whatsoever, whether known or unknown, reduced to judgment, liquidated or unliquidated, fixed or contingent, matured or unmatured, disputed or undisputed, secured or unsecured, assertable directly or derivatively, existing or hereafter arising, in law, equity, or otherwise.

Century Bank Claim means a Claim against a Debtor arising pursuant to the Century Credit Agreement.

Century Bank Claim Purchase Price means an amount equal to the aggregate Allowed Century Bank Claims, payable:  (a) if the Debtors engage in a New Financing, in Cash in the amount of such Allowed Claims; (b) if the Debtors engage in a Rollover, in $        principal amount of Rollover Tranche A Notes, and a principal amount of Rollover Tranche B Notes equal to the Allowed Century Bank Claims less such principal amount of Rollover Tranche A Notes; and (c) if the Debtors engage in a Combination Refinancing or a Cash Sale Transaction, in Cash and principal amount of Rollover Tranche A Notes and Rollover Tranche B Notes (allocated in the manner specified in the Sale / Exit Facility Notice) in an aggregate amount equal to the amount of such Allowed Claims.

Century Credit Agreement means that certain credit agreement dated April 14, 2000, between and among certain of the Debtors, certain of the Rigas Persons, Bank of America, N.A. and The Chase Manhattan Bank, as co-administrative agents, and the financial institutions party thereto, as amended, modified, supplemented and restated, and all agreements, documents, indemnities and instruments executed in connection therewith.

Century Debtor Group has the meaning set forth in Section 5.02 of this Plan.

Century Debtors means, collectively, the Debtors set forth on Schedule A hereto.

Century-ML JV Claims means any Claim against a Debtor pursuant to or in connection with the Amended and Restated Management Agreement and Joint Venture Agreement, dated January 1, 1994, relating to Century / ML Cable Venture and Century-ML Cable Corp., and the Leveraged Recapitalization Agreement, dated December 13, 2001, by and among Century/ML Cable Venture, ML Media Partners, L.P., Century Communications Corp., ACC and Highland Holdings.

Century Note/Trade Distribution Reserve means a reserve of Plan Consideration (in an amount to be initially established by the Estimation Order and adjusted pursuant to Article IX hereof) established to pay Allowed Claims in Classes 7(b) and 7(c)(i) and to reserve for Disputed Claims in such Classes.

Century Other Unsecured Claim means any General Unsecured Claim against any of the Century Debtors.

Century Other Unsecured Distribution means the Allocable Portion of the Century Other Unsecured Distribution Reserve.

Century Other Unsecured Distribution Reserve means a reserve of Plan Consideration (in an amount to be initially established by the Estimation Order and adjusted pursuant to Article IX hereof) established to pay Allowed Claims in Class 7(c)(ii) and to reserve for Disputed Claims in such Class.

Century Trade Claim means any Trade Claim arising against any of the Century Debtors.

Century Trade Claim Distribution means the Allocable Portion of the Century Note/Trade Distribution Reserve allocable to Class 7(c)(i).

Century-TCI Bank Claim means a Claim against a Debtor arising pursuant to the Century-TCI Credit Agreement.

Century-TCI Bank Claim Distribution means an amount equal to the aggregate Allowed Century-TCI Bank Claims, payable:  (a) if the Debtors engage in a New Financing, in Cash in the amount of such Allowed Claims; (b) if the Debtors engage in a Rollover, in $[        ] principal amount of Rollover Tranche A Notes, and a principal amount of Rollover Tranche B Notes equal to the Allowed Century-TCI Bank Claims less such principal amount of Rollover Tranche A Notes; and (c) if the Debtors engage in a Combination Refinancing or a Cash Sale Transaction, in Cash and principal amount of Rollover Tranche A Notes and Rollover Tranche B Notes (allocated in the manner specified in the Sale / Exit Facility Notice) in an aggregate amount equal to the amount of such Allowed Claims.

Century-TCI Credit Agreement means that certain credit agreement dated December 3, 1999, between and among Century-TCI California, L.P., certain other Debtors,

Citibank, N.A., as administrative agent, and the financial institutions party thereto, as amended, modified, supplemented and restated, and all agreements, documents, indemnities and instruments executed in connection therewith.

Century-TCI Debtor Group has the meaning set forth in Section 5.02 of this Plan.

Century-TCI Debtors mean, collectively, the Debtors set forth on Schedule B hereto.

Century-TCI Joint Venture means Century-TCI California Communications, L.P., a Delaware limited partnership.

Century-TCI JV Equity Interests means any Equity Interest (including, without limitation, any Equity Interests held by Century Exchange LLC, ACC or any of their Affiliates) arising pursuant to or in connection with the Agreement of Limited Partnership, dated as of December 7, 1999, of Century-TCI California Communications, L.P., by and among Century Exchange LLC and TCI California Holdings, LLC, as amended or supplemented.

Century-TCI JV Equity Distribution means [           ] shares of the New Joint Venture Preferred Securities.

Century-TCI Other Unsecured Claim means any General Unsecured Claim against any of the Century-TCI Debtors.

Century-TCI Other Unsecured Distribution means the Allocable Portion of the Century-TCI Other Unsecured Distribution Reserve.

Century-TCI Other Unsecured Distribution Reserve means a reserve of Plan Consideration (in an amount to be initially established by the Estimation Order and adjusted pursuant to Article IX hereof) established to pay Allowed Claims in Class 6(b)(ii) and to reserve for Disputed Claims in such Class.

Century-TCI Trade Claim means any Trade Claim arising against any of the Century-TCI Debtors.

Century-TCI Trade Distribution means the Allocable Portion of the Century-TCI Trade Distribution Reserve.

Century-TCI Trade Distribution Reserve means a reserve of Plan Consideration (in an amount to be initially established by the Estimation Order and adjusted pursuant to Article IX hereof) established to pay Allowed Claims in Class 6(b)(i) and to reserve for Disputed Claims in such Class.

Century/Tele-Media Joint Venture means, collectively, Tele Media Company of Tri-States, L.P., a Delaware limited partnership, TMC Holdings Corporation, a Delaware corporation, and Eastern Virginia Cablevision, L.P., a Delaware partnership.

Century/Tele-Media JV Equity Distribution means either [           ] shares of the New Joint Venture Preferred Securities or an allocation of Plan Consideration received in connection with a Sale Transaction involving the Century/Tele-Media Joint Venture, as applicable.

Century/Tele-Media JV Equity Interests means any Equity Interest (including, without limitation, any Equity Interest held by Tri-States, L.L.C., Tele-Media Investment Partnership, L.P., ACC or any of their Affiliates) arising pursuant to or in connection with (a) the Second Amended and Restated Limited Partnership Agreement of Tele Media Company of Tri-States, L.P., dated as of December 31, 1997 or (b) any capital stock of TMC Holdings Corporation, a Delaware corporation, or (c) the Limited Partnership Agreement dated September 1998 relating to Eastern Virginia Cablevision, L.P., a Delaware partnership.

Chapter 11 Cases means the cases under chapter 11 of the Bankruptcy Code commenced by the Debtors styled In re Adelphia Communications Corporation, et al., Chapter 11 Case No. 02-41729 (REG), which are currently pending before the Bankruptcy Court.

Claim has the meaning set forth in section 101 of the Bankruptcy Code.

Claims Agent means Bankruptcy Services LLC, in its capacity as Claims Agent and / or Voting Agent for the Chapter 11 Cases, and any successor or assignee.

Claims Objection Deadline has the meaning set forth in Section 9.01 of this Plan.

Class means a category of holders of Claims or Equity Interests as set forth in Article III of the Plan.

Co-Borrowing Claims means, collectively, the Century Bank Claims, Olympus Bank Claims and UCA Bank Claims.

Collateral means any property or interest in property of the estates of the Debtors subject to a Lien to secure the payment or performance of a Claim, which Lien is not subject to avoidance or otherwise invalid under the Bankruptcy Code or applicable state law.

Combination Facility means the portion of the Rollover Facility and the New Financing Facility incurred in connection with a Combination Refinancing to be substantially in the form to be filed in the Plan Supplement.

Combination Refinancing means the incurrence by the Reorganized Debtors of new indebtedness on the Effective Date pursuant to the terms of some or all of the New Financing Facility and the issuance of Rollover Notes on the Effective Date pursuant to some or all of the Rollover Facility in an aggregate amount sufficient to repay the DIP Lender Claims, the Bank Claims and all other amounts to be paid in Cash pursuant to this Plan to the extent not paid with the Cash proceeds of a Cash Sale Transaction; provided, however, that the holders of Bank Claims shall not receive any payment in Cash with respect to such Claims unless the holders of DIP Lender Claims are paid in full in Cash with respect to such Claims, or voluntarily agree to alternate treatment.

Commencement Date means June 25, 2002 with respect to all of the Debtors except Century Communications Corporation, a Texas corporation, with respect to which the Commencement Date means June 10, 2002.

Confirmation Date means the date on which the Clerk of the Bankruptcy Court enters the Confirmation Order on the docket.

Confirmation Hearing means the hearing held by the Bankruptcy Court to consider confirmation of the Plan pursuant to section 1129 of the Bankruptcy Code, as such hearing may be adjourned or continued from time to time.

Confirmation Order means the order of the Bankruptcy Court confirming the Plan pursuant to section 1129 of the Bankruptcy Code.

Contingent Value Vehicle means the limited liability company created under this Plan pursuant to the Contingent Value Vehicle Agreement to pursue the Designated Litigation on behalf of the Contingent Value Vehicle Holders and to administer the proceeds of Designated Litigation.

Contingent Value Vehicle Agreement means that certain agreement relating to the formation and administration of the Contingent Value Vehicle, to be entered into as of the Effective Date, in substantially the form contained in the Plan Supplement.

Contingent Value Vehicle Holders means the holders of Contingent Value Vehicle Interests.

Contingent Value Vehicle Board means the Board of Managers to be created pursuant to Section 7.11 of this Plan for the purpose of supervising the Contingent Value Vehicle Manager and prosecuting and settling the Designated Litigation.

Contingent Value Vehicle Interests means, collectively, the Contingent Value Vehicle Series AA-1 Interests, Contingent Value Vehicle Series A-1 Interests, Contingent Value Vehicle Series A-2 Interests, Contingent Value Vehicle Series B Interests, Contingent Value Vehicle Series C Interests, Contingent Value Vehicle Series D Interests, Contingent Value Vehicle Series E Interests, Contingent Value Vehicle Series F Interests, Contingent Value Vehicle Series G Interests, Contingent Value Vehicle Series H Interests, Contingent Value Vehicle Series I Interests, Contingent Value Vehicle Series J Interests and Contingent Value Vehicle Series K Interests.

Contingent Value Vehicle Manager means the manager, managing member or Person acting in a similar capacity for the Contingent Value Vehicle designated in accordance with the terms set forth in Section 7.02 of this Plan and in the Contingent Value Vehicle Agreement.

Contingent Value Vehicle Professionals has the meaning set forth in Section 7.05 of this Plan.

Contingent Value Vehicle Series AA-1 Interests means beneficial interests in the Contingent Value Vehicle, with the rights and priority accorded to such interests, as provided in Section 7.04 of this Plan and the Contingent Value Vehicle Agreement.

Contingent Value Vehicle Series A-1 Interests means beneficial interests in the Contingent Value Vehicle, with the rights and priority accorded to such interests, as provided in Section 7.04 of this Plan and the Contingent Value Vehicle Agreement.

Contingent Value Vehicle Series A-2 Interests means beneficial interests in the Contingent Value Vehicle, with the rights and priority accorded to such interests, as provided in Section 7.04 of this Plan and the Contingent Value Vehicle Agreement.

Contingent Value Vehicle Series B Interests means beneficial interests in the Contingent Value Vehicle, with the rights and priority accorded to such interests, as provided in Section 7.04 of this Plan and the Contingent Value Vehicle Agreement.

Contingent Value Vehicle Series C Interests means beneficial interests in the Contingent Value Vehicle, with the rights and priority accorded to such interests, as provided in Section 7.04 of this Plan and the Contingent Value Vehicle Agreement.

Contingent Value Vehicle Series D Interests means beneficial interests in the Contingent Value Vehicle, with the rights and priority accorded to such interests, as provided in Section 7.04 of this Plan and the Contingent Value Vehicle Agreement.

Contingent Value Vehicle Series E Interests means beneficial interests in the Contingent Value Vehicle, with the rights and priority accorded to such interests, as provided in Section 7.04 of this Plan and the Contingent Value Vehicle Agreement.

Contingent Value Vehicle Series F Interests means beneficial interests in the Contingent Value Vehicle, with the rights and priority accorded to such interests, as provided in Section 7.04 of this Plan and the Contingent Value Vehicle Agreement.

Contingent Value Vehicle Series G Interests means beneficial interests in the Contingent Value Vehicle, with the rights and priority accorded to such interests, as provided in Section 7.04 of this Plan and the Contingent Value Vehicle Agreement.

Contingent Value Vehicle Series H Interests means beneficial interests in the Contingent Value Vehicle, with the rights and priority accorded to such interests, as provided in Section 7.04 of this Plan and the Contingent Value Vehicle Agreement.

Contingent Value Vehicle Series I Interests means beneficial interests in the Contingent Value Vehicle, with the rights and priority accorded to such interests, as provided in Section 7.04 of this Plan and the Contingent Value Vehicle Agreement.

Contingent Value Vehicle Series J Interests means beneficial interests in the Contingent Value Vehicle, with the rights and priority accorded to such interests, as provided in Section 7.04 of this Plan and the Contingent Value Vehicle Agreement.

Contingent Value Vehicle Series K Interests means beneficial interests in the Contingent Value Vehicle, with the rights and priority accorded to such interests, as provided in Section 7.04 of this Plan and the Contingent Value Vehicle Agreement.

Continuing Bank Actions means the claims asserted in the Bank Lender Avoidance Complaint other than the Dismissed Bank Actions.

Control (including the terms “controlled by” and “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of stock, as trustee or executor, by contract or credit arrangement or otherwise.

Creditors’ Committee means the statutory committee of unsecured creditors appointed in the Chapter 11 Cases pursuant to section 1102 of the Bankruptcy Code.

Culpable Individual means any current or former director, officer, employee professional or agent of any of the Debtors who (i) in connection with any alleged pre Commencement Date improprieties, was discharged or whose resignation was accepted on account of such individual’s knowledge of or participation in such improprieties, (ii) is or has been convicted of a crime, found in fact in any judicial or alternative dispute resolution proceeding to have committed fraud or to have received unjust enrichment, or is or has been sued by ACC or any assignee on such grounds, (iii) has ever failed to repay, or is otherwise in default of, any corporate loans from one or more of the Debtors, (iv) is a Rigas Person, (v) is a Person set forth on a Schedule to be included in the Plan Supplement or any director, officer, partner, member, employee or other Affiliate of such Persons or (vi) any other Person identified from time to time prior to the Effective Date by amendment to the Plan Supplement, which amendment the Debtors may make in their sole discretion and which shall be filed with the Bankruptcy Court from time to time.

Cure means the distribution, within a reasonable period of time following the Effective Date, of Cash, or such other property as may be agreed upon by the parties or ordered by the Bankruptcy Court, with respect to the assumption (or assumption and assignment) of an executory contract or unexpired lease, pursuant to section 365(b) of the Bankruptcy Code, in an amount equal to all unpaid monetary obligations, without interest, or such other amount as may be agreed upon by the parties, under such executory contract or unexpired lease, to the extent such obligations are enforceable under the Bankruptcy Code and applicable non-bankruptcy law.

Debtor Group has the meaning ascribed to such term in Section 5.02 of this Plan.

Debtor Group Maximum Value has the meaning set forth in Section 9.09 of this Plan.

Debtor Group Reserves means, collectively, the Notes/Trade Distribution Reserves, the Existing Securities Law Claim Reserves and the Other Unsecured Distribution Reserves.

Debtors means, collectively, the Century Debtors, Century-TCI Debtors, FrontierVision Debtors, Olympus Debtors, Parnassos Debtors, UCA Debtors, Silo 7A Debtors, Arahova Debtors, UCA Subsidiary Debtors and Holding Company Debtors.

Debtors in Possession means the Debtors in their capacity as debtors in possession in the Chapter 11 Cases pursuant to sections 1101, 1107(a), and 1108 of the Bankruptcy Code.

Debtors’ Professionals means all Persons retained by the Debtors by order of the Bankruptcy Court in connection with the Chapter 11 Cases, pursuant to sections 327, 328, 330 or 1103 of the Bankruptcy Code.

Deemed Value means, with respect to Cash, the amount of such Cash and, with respect to Plan Securities, the following respective values, which are assigned to such Plan Securities solely for purposes of determining the amounts of distributions with respect to Claims and Equity Interests under and otherwise implementing the provisions of this Plan:

(a)                                  New Common Stock - $         per share;

(b)                                 New Joint Venture Preferred Securities - $         per share;

(c)                                  Plan Consideration - the value of the Plan Consideration as of the Effective Date (which in the case of Cash shall be 100 percent of the amount of such Cash), as determined by the Bankruptcy Court in the Confirmation Order; and

(d)                                 Rollover Notes – principal amount or initial accreted value, as applicable.

Defensive Claims means, collectively, Claims of any Person that may be asserted in response to Designated Litigation, including, but not limited to, counterclaims, cross claims, indemnity claims, contribution claims, offsets or recoupment against one or more of the Debtors; provided, however, that notwithstanding anything otherwise to the contrary, Defensive Claims shall not include any Claims that may be pursued pursuant to Section 7.03(f) hereof.

Deloitte Litigation means the Claims, Causes of Action, and any other recovery action relating to the services provided to the Debtors by Deloitte & Touche LLP or any of its affiliates, professionals or predecessors in interest including, without limitation, claims and Causes of Action in connection with the case styled Adelphia Communications Corp. v. Deloitte & Touche LLP, case no. 000598, which is currently pending before the Court of Common Pleas, Philadelphia County, Pennsylvania.

Designated Litigation means (a) the Continuing Bank Actions; (b) the Deloitte Litigation; (c) the Rigas Litigation; (d) all Avoidance Actions and other Claims against insiders (a description of which shall be set forth in a Schedule to be filed with the Plan Supplement not later than 25 days prior to the Voting Deadline (which may be amended by the Debtors from time to time); and (e) any other Claims and Avoidance Actions designated from time to time by the Debtors or Reorganized Debtors by notice filed with the Bankruptcy Court (except, in the case of those actions specified in the foregoing clauses (d) and (e), as and to the extent otherwise waived by the Debtors pursuant to this Plan); provided, however, that Designated Litigation shall not include the right to: (x) collect or enforce a judgment against the Managed Entities (which rights are preserved solely in favor of, and retained solely by the Reorganized Debtors); or (y) until such time as the Managed Entities have been acquired by (or transferred to) the Reorganized Debtors, prosecute or settle the Rigas Litigation or collect or enforce a judgment against Rigas Persons.  In no event shall the Designated Litigation include: (i) any Claims or Causes of Action against the Debtors, Reorganized Debtors or any of their Subsidiaries; or (ii) any Cause of Action relating to a particular defendant with respect to which there is a determination by a court of competent jurisdiction or other binding authority entered (or made, as applicable) at any time, that such defendant would be entitled to indemnification (whether under an enforceble agreement with a Debtor or principle of law), either directly by a Debtor or Managed Entity or indirectly by a party entitled to indemnification by a Debtor or Managed Entity.

DIP Agent means, collectively, JPMorgan Chase Bank, as Administrative Agent under the DIP Facility, Citigroup Global Markets Inc., as Syndication Agent under the DIP Facility, J.P. Morgan Securities Inc. and Citigroup Global Markets Inc., as Joint Bookrunners and Co-Lead Arrangers under the DIP Facility, Citicorp North America, Inc., as Collateral Agent under the DIP Facility, Wachovia Bank, N.A., as Co-Syndication Agent under the DIP Facility, the Bank of Nova Scotia, Bank of America, N.A. and General Electric Capital Corporation, as Co-Documentation Agents under the DIP Facility, and any of the foregoing Persons’ successors and assigns from time to time.

DIP Facility means that certain Second Amended and Restated Credit and Guaranty Agreement, dated as of May 10, 2004, among UCA LLC, Century Cable Holdings, LLC, Century-TCI California, L.P., Olympus Cable Holdings, LLC, Parnassos, L.P., FrontierVision Operating Partners, L.P., ACC Investment Holdings, Inc., Arahova Communications, Inc., and Adelphia California Cablevision, LLC, as Borrowers, the Guarantors listed therein, the DIP Agents and the various lenders party thereto, as amended and supplemented from time to time, and all agreements, documents and instruments executed in connection therewith.

DIP Lender means a Person (other than a Debtor) who from time to time is or was a party to the DIP Facility and / or a holder of a Claim arising in connection therewith.

DIP Lender Claim means a Claim against a Debtor arising pursuant to the DIP Facility, including for “Obligations” (as such term is defined in the DIP Facility).

DIP Order means that certain Final Order (i) Authorizing Debtors (a) to Obtain Post-Petition Financing Pursuant to 11 U.S.C. §§ 105, 361, 362, 364(c)(1), 364(c)(2), 364(c)(3) and 364(d)(1) and (b) to Utilize Cash Collateral Pursuant to 11 U.S.C. § 363, and (ii) Granting Adequate Protection to Pre-Petition Secured Parties Pursuant to 11 U.S.C. §§ 361, 362 and 363, dated August 23, 2002, as the same has been or may be amended or supplemented by the Bankruptcy Court from time to time.

Disbursing Agent means any Debtor entity (including, without limitation, the Distribution Company) or its agent or designee acting in its capacity as Disbursing Agent pursuant to Section 8.03 of this Plan.

Disallowed means, with respect to an Administrative Expense Claim, Claim or Equity Interest, or any portion thereof, that such Administrative Expense Claim, Claim or Equity Interest, or such portion thereof, (a) has been disallowed by a Final Order, (b) in the case of a Claim, is listed in the Schedules as “$0,” contingent, disputed or unliquidated, and as to which a proof of claim or interest bar date has been established but no proof of claim or interest has been timely filed or deemed timely filed with the Bankruptcy Court pursuant to either the Bankruptcy Code or any Final Order of the Bankruptcy Court or otherwise deemed timely filed under applicable law, (c) in the case of a Claim, is not listed in the Schedules and as to which a proof of claim or interest bar date has been set but no proof of claim or interest has been timely filed or deemed timely filed with the Bankruptcy Court pursuant to either the Bankruptcy Code or any Final Order of the Bankruptcy Court or otherwise deemed timely filed under applicable law, or (d) with respect to an Administrative Expense Claim, as to which a bar date or deadline has been set but no proof of claim or interest has been timely filed or deemed timely filed with the Bankruptcy Court pursuant to either the Bankruptcy Code or any Final Order of the Bankruptcy Court or otherwise deemed timely filed under applicable law.

Disclosure Statement means the disclosure statement relating to this Plan, including, without limitation, all exhibits and schedules thereto, as approved by the Bankruptcy Court pursuant to section 1125 of the Bankruptcy Code.

Dismissed Bank Actions means the Bank Actions: (i) that are identified in a notice filed by the Debtors with the Bankruptcy Court not later than the earlier of (x) 25 days prior to the Voting Deadline, or (y) within 10 Business Days after a ruling by the Bankruptcy Court on the Creditors’ Committee’s authority to file the Bank Lender Avoidance Complaint and/or the Bank Lenders’ Motion to Dismiss the Bank Lender Avoidance Complaint; or (ii) with respect to which there is a determination by a court of competent jurisdiction or other binding authority entered (or made, as applicable) at any time, that a defendant in the Bank Lender Avoidance Complaint would be entitled to indemnification (whether under a Prepetition Credit Agreement or under another agreement or principle of law), either directly by a Debtor or Managed Entity or indirectly by a party entitled to indemnification by a Debtor or Managed Entity.

Disputed means, in reference to any Administrative Expense Claim, Claim or Equity Interest, an Administrative Expense Claim, Claim or Equity Interest (as applicable) (i) which is disputed under this Plan, (ii) as to which the Debtors have interposed a timely objection and/or request for estimation in accordance with section 502(c) of the Bankruptcy Code and Bankruptcy Rule 3018, which objection and/or request for estimation has not been withdrawn or determined by a Final Order, (iii) proof of which was required to be filed by order of the Bankruptcy Court but as to which a proof of claim was not timely or properly filed or (iv) in respect of which there is potential liability for property which is recoverable or a transfer which is avoidable under section 502(d) of the Bankruptcy Code or other applicable law.  An Administrative Expense Claim, Claim or Equity Interest that is Disputed by the Debtors as to its amount only shall be deemed Allowed in the amount the Debtors admit owing, if any, and Disputed as to the excess.  Until the Claims Objection Deadline, all Claims and Equity Interests not previously Allowed under clauses (ii), (iv), (v) or (vi) of the definition thereof, shall be deemed Disputed except as and to the extent otherwise determined by the Debtors.

Distributable Proceeds means the net distributable proceeds of the Contingent Value Vehicle after repayment to the Reorganized Debtors of the Litigation Prosecution Fund and payments of all amounts due under the Litigation Support Agreement.

Distribution Company means [               ], one of the Debtors, in its capacity as the Disbursing Agent under this Plan.

Distribution Date means the Initial Distribution Date and each Periodic Distribution Date.

Distribution Record Date means the day that is three Business Days after the Confirmation Date.

DOJ means the U.S. Department of Justice.

Effective Date means the first Business Day on or after the Confirmation Date specified by the Debtors on which:  (i) no stay of the Confirmation Order is in effect; and (ii) all conditions to the effectiveness of the Plan specified in Section 13.02 hereof have been satisfied or waived.

Equity Committee means the statutory committee of holders of Equity Interests in ACC appointed in the Chapter 11 Cases pursuant to section 1102 of the Bankruptcy Code.

Equity Incentive Plan Securities has the meaning set forth in Section 11.04 of this Plan.

Equity Interest means any present ownership interest in any of the Debtors, including, without limitation, any issued and outstanding shares of common or preferred stock, convertible equity security, partnership or limited liability company interests, whether or not represented by an instrument or other evidence of an equity security or interest, whether or not transferable, and any option, warrant, or right, contractual or otherwise, to acquire or dispose of any such interest (including, without limitation, any put or call rights).

Estates means the bankruptcy estates of the Debtors created pursuant to section 541 of the Bankruptcy Code.

Estimation Order means an Order or Orders of the Bankruptcy Court estimating or otherwise determining for voting purposes and/or establishing the amounts (a) to be reserved with respect to Disputed Claims and/or Equity Interests and (b) of Plan Consideration to be initially allocated to each Debtor Group Reserve.  The Estimation Order may include the Confirmation Order if the Confirmation Order grants the same relief that otherwise would have been granted in separate Estimation Orders.

Exchange Act means the Securities Exchange Act of 1934, as amended.

Existing Securities means any existing debt or equity securities of the Debtors (except for securities consisting solely of Intercompany Claims and Equity Interests), including, without limitation, the Arahova Notes, Century-TCI JV Equity Interests, FrontierVision Notes,

Parnassos JV Equity Interests, FPL Note, Century/Tele-Media JV Equity Interests, UCA Notes, UCA / Tele-Media JV Equity Interests, ACC Senior Notes, ACC Subordinated Notes, ACC Preferred Stock, ACC Common Stock and ACC Other Equity Interests.

Existing Securities Law Claim means any Claim against a Debtor, whether or not the subject of an existing lawsuit, (i) arising from rescission of a purchase or sale of shares or notes, or any other securities of any of the Debtors or an affiliate of any of the Debtors, (ii) for damages arising from the purchase or sale of any such security, (iii) for violations of the securities laws, misrepresentations, or any similar Claims, including, to the extent related to the foregoing or otherwise subject to subordination under section 510(b) of the Bankruptcy Code, but not limited to, any attorneys’ fees, other charges, or costs incurred on account of the foregoing Claims, or (iv) except as otherwise provided for in this Plan, for reimbursement, contribution, or indemnification allowed under section 502 of the Bankruptcy Code on account of any such Claim, including (a) any prepetition indemnification, reimbursement or contribution obligations of the Debtors relating to officers and directors holding such positions prior to the Commencement Date pursuant to the Debtors’ corporate charters, by-laws, agreements entered into any time prior to the Commencement Date, or otherwise, and relating to Claims otherwise included in the foregoing clauses (i) through (iv) (which obligations shall be Existing Securities Law Claims of the Class in which the securities underlying such Claim are included), and (b) Claims based upon allegations that the Debtors made false and misleading statements or engaged in other deceptive acts in connection with the sale of securities.

Existing Securities Law Claim Reserve means the Arahova Existing Securities Law Claim Reserve, the FrontierVision Existing Securities Law Claim Reserve or the UCA Existing Securities Law Claim Reserve, as applicable.

Exit Facility means either (i) the New Financing Facility, (ii) the Rollover Facility, or (iii) the Combination Facility, as set forth in the Sale / Exit Facility Notice.

Fee Claim means a Claim for compensation, for services rendered or reimbursement of expenses incurred for the period from the Commencement Date through the Effective Date pursuant to sections 503(b)(2), 502(b)(3), 502(b)(4) or 502(b)(5) of the Bankruptcy Code in connection with the Chapter 11 Cases.

FCC means the U.S. Federal Communications Commission.

Final Order means an order of the Bankruptcy Court or any other court of competent jurisdiction as to which the time to appeal, petition for certiorari, or move for reargument or rehearing has expired and as to which no appeal, petition for certiorari, or other proceedings for reargument or rehearing shall then be pending or as to which any right to appeal, petition for certiorari, reargue, or rehear shall have been waived in writing in form and substance satisfactory to the Debtors or, on and after the Effective Date, the Reorganized Debtors, or, in the event that an appeal, writ of certiorari, or reargument or rehearing thereof has been sought, such order of the Bankruptcy Court or other court of competent jurisdiction shall have been determined by the highest court to which such order was appealed, or certiorari, reargument, or rehearing shall have been denied and the time to take any further appeal, petition for certiorari, or move for reargument or rehearing shall have expired; provided, however, that the possibility that a motion under Rule 59 or Rule 60 of the Federal Rules of Civil Procedure, or any analogous rule under the Bankruptcy Rules or applicable state court rules of civil procedure, may be filed with respect to such order shall not cause such order not to be a Final Order.

FPL Note means that certain $108,000,000 term note dated as of October 1, 1999 issued by Ft. Myers Acquisition Limited Partnership to Olympus Communications, L.P. and assigned to West Boca Security, Inc.

FPL Note Claim means a Claim against a Debtor arising under or pursuant to the FPL Note.

FPL Note Distribution means the Allocable Portion of the Century Note/Trade Distribution Reserve allocable to Class 7(b).

Franchise means all franchise agreements and similar governing agreements, instruments and resolutions and franchise related statutes and ordinances or written acknowledgements of a Governmental Authority authorizing the construction, upgrade, maintenance and/or operation of any part of the cable systems of the Debtors and the Non-Debtor Subsidiaries, and/or provision of cable television services by the Debtors and the Non-Debtor Subsidiaries.

Franchising Authority means a Governmental Authority granting a Franchise held by a Debtor or Non-Debtor Subsidiary, in its capacity as such.

FrontierVision Bank Claim means a Claim against a Debtor arising pursuant to the FrontierVision Credit Agreement.

FrontierVision Bank Claim Distribution means an amount equal to the aggregate Allowed FrontierVision Bank Claims, payable:  (a) if the Debtors engage in a New Financing, in Cash in the amount of such Allowed Claims; (b) if the Debtors engage in a Rollover, in $[      ] principal amount of Rollover Tranche A Notes, and a principal amount of Rollover Tranche B Notes equal to the Allowed FrontierVision Bank Claims less such principal amount of Rollover Tranche A Notes; and (c) if the Debtors engage in a Combination Refinancing or a Cash Sale Transaction, in Cash and principal amount of Rollover Tranche A Notes and Rollover Tranche B Notes (allocated in the manner specified in the Sale / Exit Facility Notice) in an aggregate amount equal to the amount of such Allowed Claims.

FrontierVision Credit Agreement means that certain credit agreement dated December 19, 1997, between and among FrontierVision Operating Partners, L.P., The Chase Manhattan Bank, as administrative agent, and the financial institutions party thereto, as amended, modified, supplemented and restated, and all agreements, documents, indemnities and instruments executed in connection therewith.

FrontierVision Debtor Group has the meaning set forth in Section 5.02 of this Plan.

FrontierVision Debtors mean, collectively, the Debtors set forth on Schedule D hereto.

FrontierVision Existing Securities Law Claim means an Existing Securities Law Claim arising in connection with any FrontierVision Note.

FrontierVision Existing Securities Law Claim Distribution means the Allocable Portion of either (i) the FrontierVision Existing Securities Law Claim Reserve or (ii) if the Debtors enter into and implement the Government Settlement, the portion of the Settlement Consideration allocable to FrontierVision Existing Securities Law Claims.

FrontierVision Existing Securities Law Claim Reserve means a reserve of Plan Consideration (in an amount to be initially established by the Estimation Order and adjusted pursuant to Article IX hereof) established to pay Allowed Claims in Class 4(d) and to reserve for Disputed Claims in such Class.

FrontierVision Other Unsecured Claims Distribution means the Allocable Portion of the FrontierVision Other Unsecured Distribution Reserve.

FrontierVision Notes means any of those certain (a) 11.000% Senior Subordinated Notes due October 15, 2006 issued by FrontierVision Operating Partners, L.P. and FrontierVision Capital Corporation under that certain Indenture dated as of October 7, 1996 between FrontierVision Operating Partners, L.P. and FrontierVision Capital Corporation, as Issuers and Colorado National Bank, as Trustee, (b) 11.875% Series A Senior Notes due September 15, 2007 issued by FrontierVision Holdings, L.P. under that certain Indenture dated as of September 19, 1997 between FrontierVision Holdings, L.P. and FrontierVision Holdings Capital Corporation, as Issuers, and U.S. Bank National Association, as Trustee or (c) 11.875% Series B Senior Notes due September 15, 2007, issued by FrontierVision Holdings, L.P. under that certain Indenture dated as of December 9, 1998 between FrontierVision Holdings, L.P. and FrontierVision Holdings Capital II Corporation, as Issuers and U.S. Bank National Association, as Trustee.

FrontierVision Notes Claim means a Claim against a Debtor arising pursuant to a FrontierVision Note.

FrontierVision Notes Distribution means the Allocable Portion of the FrontierVision Notes/Trade Distribution Reserve allocable to Class 4(b).

FrontierVision Notes/Trade Distribution Reserve means a reserve of Plan Consideration (in an amount to be initially established by the Estimation Order and adjusted pursuant to Article IX hereof) established to pay Allowed Claims in Classes 4(b) and 4(c)(i) and to reserve for Disputed Claims in such Classes.

FrontierVision Other Unsecured Claim means any General Unsecured Claim against any of the FrontierVision Debtors.

FrontierVision Other Unsecured Distribution Reserve means a reserve of Plan Consideration (in an amount to be initially established by the Estimation Order and adjusted pursuant to Article IX hereof) established to pay Allowed Claims in Class 4(c)(ii) and to reserve for Disputed Claims in such Class.

FrontierVision Trade Claim means any Trade Claim arising against any of the FrontierVision Debtors.

FrontierVision Trade Claim Distribution means the Allocable Portion of the FrontierVision Notes/Trade Distribution Reserve allocable to Class 4(c)(i).

General Unsecured Claim means, with respect to a Debtor, any Claim against such Debtor other than an Administrative Expense Claim, DIP Lender Claim, Priority Tax Claim, Other Priority Claim, Secured Tax Claim, Other Secured Claim, Bank Claim, Subsidiary Note Claim, ACC Senior Notes Claim, ACC Subordinated Notes Claim, Existing Securities Law Claim, Trade Claim, ACC Convenience Claim or Subsidiary Convenience Claim.

Global Compromise has the meaning set forth in Section 6.04 of this Plan.

Governmental Authority shall mean the governments of the United States of America, any state, commonwealth, territory or possession thereof and any political subdivision or quasi-governmental authority of any of the same, including, without limitation, courts, tribunals, departments (including, without limitation, the DOJ), commissions, bureaus, agencies, boards, counties, municipalities, provinces, parishes and other instrumentalities.

Government Claims means any and all Claims of a Governmental Authority against any Debtor, including, without limitation, the Claims for penalties, disgorgement and prejudgment interest arising from possible violations of the federal securities laws described in that certain proof of claim filed by the SEC with the Bankruptcy Court on December 3, 2002 (as such proof of claim may be amended in accordance with the Bankruptcy Rules and orders of the Bankruptcy Court), provided, however, that Government Claims shall not include Claims asserted against the Debtors by the FCC, U.S. federal, state and local taxing authorities for tax and related obligations, U.S. federal and state labor and employment authorities, Franchising Authorities or U.S. federal and state environmental authorities, or Claims asserted by any Governmental Authority against any Debtor based on a contract between such Debtor and such Governmental Authority.

Government Settlement means a settlement agreement between ACC, the SEC and, if applicable, other Governmental Authorities asserting Government Claims against the Debtors (including, without limitation, the DOJ), pursuant to which the Debtors shall be discharged and/or released from any liability in respect of the Government Claims in exchange for the distribution of the Settlement Consideration to holders of Existing Securities Law Claims in accordance with this Plan, and/or other Persons designated therein, and which shall specify the allocation of the Settlement Consideration to the various Classes of Existing Securities Law Claims set forth in this Plan, and/or such other Persons designated therein.  [Other terms to follow]

Holding Company Debtor Group has the meaning set forth in Section 5.02 of this Plan.

Holding Company Debtors means, collectively, the Debtors set forth on Schedule J hereto.

Holding Company Notes/Trade Distribution Reserve means a reserve of Plan Consideration (in an amount to be initially established by the Estimation Order and adjusted pursuant to Article IX hereof) established to pay Allowed Claims in Classes 13(a)(i), 13(b) and 13(c) and to reserve for Disputed Claims in such Classes.

Indenture Trustees means, collectively, the indenture trustees acting in such capacity with respect to the ACC Senior Notes, the ACC Subordinated Notes, the Arahova Notes, the UCA Notes and the FrontierVision Notes, and any of their respective successors, assigns or designees.

Indentures means, collectively, the indentures, as amended and supplemented, relating to the ACC Senior Notes, the ACC Subordinated Notes, the Arahova Notes, the FrontierVision Notes and the UCA Notes.

Initial Distribution Date means the date as soon as reasonably practicable (in the reasonable discretion of Reorganized ACC) after the Effective Date.

Insured Claim means any Claim (other than a Trade Claim) against a Debtor arising from an incident or occurrence that is covered under the Debtors’ insurance policies.

Intercompany Claim means a Claim with respect to an intercompany transfer of value by a Debtor, an Affiliate of a Debtor, or a non-Debtor Subsidiary to a Debtor, Affiliate of a Debtor, or non-Debtor Subsidiary, except as and to the extent any such Intercompany Claim (i) is a Joint Venture Interest or (ii) is a Rigas Claim or Equity Interest; provided, however, that notwithstanding anything otherwise to the contrary, no Claim of (x) a non-Debtor Affiliate of a Debtor against a non-Debtor Affiliate of a Debtor, (y) a Debtor against a Managed Entity, or (z) a Debtor against any Rigas Person shall be an Intercompany Claim, and the Claims specified in the foregoing classes (x), (y) and (z) shall survive the Effective Date and shall not be discharged under this Plan.

Interest Rate Schedule means a schedule to be filed with the Bankruptcy Court at least 25 days prior to the Voting Deadline setting forth the rates at which interest shall accrue from and after the Commencement Date through the Effective Date with respect to certain Classes of Claims specified therein pursuant to the Plan.

Joint Venture Interests means, collectively, the Parnassos JV Equity Interests, Century-TCI JV Equity Interests, Century/Tele-Media JV Equity Interests and UCA / Tele-Media JV Equity Interests.

Lien shall have the meaning set forth in section 101 of the Bankruptcy Code.

Litigation Prosecution Fund means (a) Cash in the amount of $[         ] to be funded by Reorganized ACC or the Distribution Company, as applicable, to the Contingent Value Vehicle, on the Effective Date and (b) a loan of $[          ] to be funded from time to time by Reorganized ACC or the Distribution Company, as applicable, upon the reasonable request of the Contingent Value Vehicle Board in accordance with the Contingent Value Vehicle Agreement to fund the prosecution and, to the extent a Person is entitled to payment of fees and expenses in connection therewith under Section 6.10(d) of this Plan, defense, of the Designated

Litigation.  The Confirmation Order shall include a finding of the Bankruptcy Court stating that the foregoing amounts comprise a reasonable estimate of the maximum amounts that may be required in connection with the prosecution of the Designated Litigation and the payment of the foregoing fees.  The loans will be made for a term not to exceed the term of the Contingent Value Vehicle and on other commercially reasonable terms that are consistent with, but not more favorable than, the terms of the Exit Facility.

Litigation Support Agreement means an agreement to be entered into in substantially the form contained in the Plan Supplement, on the Effective Date between Reorganized ACC and the Contingent Value Vehicle governing the terms on which Reorganized ACC will assist the Contingent Value Vehicle in the prosecution of the Designated Litigation, on the terms described in the Plan Supplement.  Except as otherwise provided in the Plan Supplement, the Litigation Support Agreement shall provide that the Reorganized Debtors shall make available to the Contingent Value Vehicle Manager during normal business hours, upon reasonable notice, reasonable access to personnel and books and records of the Reorganized Debtors to enable the Contingent Value Vehicle to prosecute the Designated Litigation; provided, however, that:  (i) Reorganized ACC shall be entitled to compensation or reimbursement from the Contingent Value Vehicle (including reimbursement for professional fees) with respect to providing such assistance (including allocated overhead and salaries), and (ii) such access shall not interfere with the Reorganized Debtors’ business operations or with the Reorganized Debtors’ employees performance of their job functions.

Managed Entity means any of the Persons set forth in Schedule K hereto and any other entity Controlled by a Managed Entity.

New Common Stock means the [     ]  shares of common stock of Reorganized ACC to be authorized and issued pursuant to this Plan.  The New Common Stock shall have a par value of $0.01 per share and such rights with respect to dividends, liquidation, voting, and other matters as are provided for by applicable nonbankruptcy law and in the Reorganized ACC Certificate of Incorporation.

New Equity Incentive Plan means the Equity Incentive Compensation Plan to be adopted by Reorganized ACC (unless the Debtors consummate a Sale Transaction that does not so contemplate), which shall be in substantially the form contained in the Plan Supplement.

New Financing means, in the absence of a Bank Payoff Cash Sale Transaction, the incurrence by the Reorganized Debtors of new indebtedness on the Effective Date pursuant to the terms of the New Financing Facility in an amount sufficient to repay the DIP Lender Claims, the Bank Claims and all amounts to paid in Cash pursuant to this Plan.

New Financing Bridge/Indenture means, in the absence of a Bank Payoff Cash Sale Transaction, either (a) a senior unsecured indenture of the New Notes Issuer or the Borrower relating to new indebtedness, which indebtedness may or may not be guaranteed by the U.S. Subsidiaries of the New Notes Issuer, including the Borrower, or (b) a bridge loan credit agreement relating to new indebtedness of the New Notes Issuer, which indebtedness may or may not be guaranteed by the U.S. Subsidiaries of the New Notes Issuer, including the Borrower, in either case to be substantially in the form to be filed in the Plan Supplement.

New Financing Credit Agreement means one or more credit agreements governing revolving credit and/or term indebtedness of the Borrower, which indebtedness will be guaranteed by the New Notes Issuer and/or the U.S. Subsidiaries of the Borrower, and which indebtedness will be secured by a security interest in the Rollover Collateral, such credit agreement to be substantially in the form to be filed in the Plan Supplement.

New Financing Facility means, collectively, (a) the Revolving Credit Facility, (b) the New Financing Credit Agreement, and (c) the New Financing Bridge/Indenture.

New Joint Venture Preferred Securities means an aggregate of [          ]  shares of [          ] % Convertible Redeemable Securities to be issued by New Joint Venture Preferred Securities Issuer pursuant to the New Joint Venture Preferred Securities Certificate of Designation and which shall be convertible into shares of New Common Stock (unless the Debtors consummate a Sale Transaction that does not so contemplate).  The New Joint Venture Preferred Securities will be subject to redemption at any time by the New Joint Venture Preferred Securities Issuer.

New Joint Venture Preferred Securities Certificate of Designation means that certain Certificate of Designation or other governing document relating to the New Joint Venture Preferred Securities, dated as of the Effective Date, which shall be substantially in the form contained in the Plan Supplement (unless the Debtors consummate a Sale Transaction that does not so contemplate).

New Joint Venture Preferred Securities Issuer means one or more direct or indirect subsidiaries of ACC (to be designated in the Sale Transaction Notice) that also directly or indirectly own the Borrower.

New Notes Issuer means an indirect Subsidiary of Reorganized ACC that also is, or directly or indirectly owns, the Borrower.

Non-Debtor Subsidiary means any direct or indirect Subsidiary of ACC that is not a Debtor.

Notes/Trade Distribution Reserves means, collectively, the Century Note/Trade Distribution Reserve, Century-TCI Trade Distribution Reserve, FrontierVision Notes/Trade Distribution Reserve, Olympus Trade Distribution Reserve, Parnassos Trade Distribution Reserve, Silo 7A Trade Distribution Reserve, Arahova Notes/Trade Distribution Reserve, UCA Subsidiary Trade Distribution Reserve, UCA Notes/Trade Distribution Reserve, and the Holding Company Notes/Trade Distribution Reserve.

Olympus Bank Claim means a Claim against a Debtor arising pursuant to the Olympus Credit Agreement.

Olympus Bank Claim Purchase Price means an amount equal to the aggregate Allowed Olympus Bank Claims, payable:  (a) if the Debtors engage in a New Financing, in Cash in the amount of such Allowed Claims; (b) if the Debtors engage in a Rollover, in $      principal amount of Rollover Tranche A Notes, and a principal amount of Rollover Tranche B Notes equal to the Allowed Olympus Bank Claims less such principal amount of Rollover Tranche A Notes;

and (c) if the Debtors engage in a Combination Refinancing or a Cash Sale Transaction, in Cash and principal amount of Rollover Tranche A Notes and Rollover Tranche B Notes (allocated in the manner specified in the Sale / Exit Facility Notice) in an aggregate amount equal to the amount of such Allowed Claims.

Olympus Credit Agreement means that certain credit agreement dated September 28, 2001, between and among certain of the Debtors, certain of the Rigas Persons, Bank of Montreal, as administrative agent, and the financial institutions party thereto, as amended, modified, supplemented and restated, and all agreements, documents, indemnities and instruments executed in connection therewith.

Olympus Debtor Group has the meaning set forth in Section 5.02 of this Plan.

Olympus Debtors mean, collectively, the Debtors set forth on Schedule E hereto.

Olympus Other Unsecured Claim means any General Unsecured Claim against any of the Olympus Debtors.

Olympus Other Unsecured Claims Distribution means the Allocable Portion of the Olympus Other Unsecured Distribution Reserve.

Olympus Other Unsecured Distribution Reserve means a reserve of Plan Consideration (in an amount to be initially established by the Estimation Order and adjusted pursuant to Article IX hereof) established to pay Allowed Claims in Class 11(b)(ii) and to reserve for Disputed Claims in such Class.

Olympus Trade Claim means any Trade Claim arising against any of the Olympus Debtors.

Olympus Trade Distribution means the Allocable Portion of the Olympus Trade Distribution Reserve.

Olympus Trade Distribution Reserve means a reserve of Plan Consideration (in an amount to be initially established by the Estimation Order and adjusted pursuant to Article IX hereof) established to pay Allowed Claims in Class 11(b)(i) and to reserve for Disputed Claims in such Class.

Other Priority Claim means any Claim against a Debtor, other than an Administrative Expense Claim or a Priority Tax Claim, entitled to priority in right of payment under section 507(a) of the Bankruptcy Code.

Other Unsecured Claim means any Century Other Unsecured Claim, Century-TCI Other Unsecured Claim, FrontierVision Other Unsecured Claim, Olympus Other Unsecured Claim, Parnassos Other Unsecured Claim, Silo 7A Other Unsecured Claim, Arahova Other Unsecured Claim, UCA Subsidiary Other Unsecured Claim, UCA Other Unsecured Claim or ACC Other Unsecured Claim.

Other Secured Claim means any Secured Claim against a Debtor, other than a Secured Tax Claim.

Other Unsecured Distribution Reserves means, collectively, the Century Other Unsecured Distribution Reserve, Century-TCI Other Unsecured Distribution Reserve, FrontierVision Other Unsecured Distribution Reserve, Olympus Other Unsecured Distribution Reserve, Parnassos Other Unsecured Distribution Reserve, Silo 7A Other Unsecured Distribution Reserve, Arahova Other Unsecured Distribution Reserve, UCA Subsidiary Other Unsecured Distribution Reserve, UCA Other Unsecured Distribution Reserve or ACC Other Unsecured Distribution Reserve.

Paid in Full, Payment in Full or Pay in Full means, with respect to an Allowed Claim, payment in Cash, Plan Securities, Plan Consideration and/or other consideration in an aggregate amount with Deemed Value equal to the Allowed amount thereof.

Parent Debtor Group means the Debtor Group (if any) that contains the entity which is the legal owner of the ultimate parent entity for another Debtor Group.

Parnassos Bank Claim means a Claim arising pursuant to the Parnassos Credit Agreement.

Parnassos Bank Claim Distribution means an amount equal to the aggregate Allowed Parnassos Bank Claims, payable:  (a) if the Debtors engage in a New Financing, in Cash in the amount of such Allowed Claims; (b) if the Debtors engage in a Rollover, in $      principal amount of Rollover Tranche A Notes, and a principal amount of Rollover Tranche B Notes equal to the Allowed Parnassos Bank Claims less such principal amount of Rollover Tranche A Notes; and (c) if the Debtors engage in a Combination Refinancing or a Cash Sale Transaction, in Cash and principal amount of Rollover Tranche A Notes and Rollover Tranche B Notes (allocated in the manner specified in the Sale / Exit Facility Notice) in an aggregate amount equal to the amount of such Allowed Claims.

Parnassos Credit Agreement means that certain credit agreement dated December 30, 1998, between and among Parnassos, L.P., The Bank of Nova Scotia, as administrative agent, and the financial institutions party thereto, as amended, modified, supplemented and restated, and all agreements, documents, indemnities and instruments executed in connection therewith.

Parnassos Debtor Group has the meaning set forth in Section 5.02 of this Plan.

Parnassos Debtors mean, collectively, the Debtors set forth on Schedule C hereto.

Parnassos Joint Venture means Parnassos Communications, L.P., a Delaware limited partnership.

Parnassos JV Equity Interests means any Equity Interest (including, without limitation, any Equity Interest held by Adelphia Western New York Holdings, L.L.C., ACC or any of their Affiliates) arising pursuant to or in connection with (a) the Agreement of Limited Partnership, dated as of December 30, 1998, of Parnassos Communications, L.P., by and among Adelphia Western New York Holdings, L.L.C. and Montgomery Cablevision Inc. and TCI

Adelphia Holdings, LLC, as amended or supplemented or (b) the Agreement of Limited Partnership, dated as of January 8, 1998, of Western NY Cablevision, L.P., by and among Adelphia Western New York Holdings, L.L.C. and Montgomery Cablevision Inc. and TCI Adelphia Holdings, LLC, as amended or supplemented.

Parnassos JV Equity Distribution means [           ] shares of the New Joint Venture Preferred Securities.

Parnassos Other Unsecured Claim means any General Unsecured Claim against any of the Parnassos Debtors.

Parnassos Other Unsecured Distribution Reserve means a reserve of Plan Consideration (in an amount to be initially established by the Estimation Order and adjusted pursuant to Article IX hereof) established to pay Allowed Claims in Class 5(b)(ii) and to reserve for Disputed Claims in such Class.

Parnassos Trade Claim means any Trade Claim arising against any of the Parnassos Debtors.

Parnassos Trade Distribution means the Allocable Portion of the Parnassos Trade Distribution Reserve.

Parnassos Trade Distribution Reserve means a reserve of Plan Consideration (in an amount to be initially established by the Estimation Order and adjusted pursuant to Article IX hereof) established to pay Allowed Claims in Class 5(b)(i) and to reserve for Disputed Claims in such Class.

Periodic Distribution Date means (a) initially, the first Business Day that is six (6) full months after the Initial Distribution Date and (b) subsequently, a Business Day designated by the Reorganized Debtors which occurs in the month that is six (6) full months after the immediately preceding Periodic Distribution Date, or in the case of either (a) or (b), such earlier or later date established by the Bankruptcy Court or designated as such by the Disbursing Agent in his/her reasonable discretion in a filing with the Bankruptcy Court.

Personal Injury Claim means any Claim against any of the Debtors, whether or not the subject of an existing lawsuit, arising from a personal injury or wrongful death allegation.  A Personal Injury Claim may also be an Insured Claim.

Person means an individual, corporation, partnership, limited liability company, association, trust, joint venture, unincorporated organization or other entity.

Plan means this chapter 11 joint plan of reorganization, including, without limitation, the Plan Supplement and all exhibits, supplements, appendices, and schedules hereto, either in its present form or as the same may be altered, amended, or modified from time to time.

Plan Administrator means such Person designated or appointed to serve as plan administrator under this Plan by the Debtors at or prior to the Confirmation Hearing.  The Plan Administrator shall not be a Person holding any Claim against, or Equity Interest in, the Debtors.

Plan Administrator Agreement means an agreement between the Debtors and the Plan Administrator specifying the duties and responsibilities to be performed by the Plan Administrator under the Plan, in substantially the form to be included in the Plan Supplement.

Plan Consideration means, with respect to a Class of Claims entitled to distribution thereof under this Plan, either:

(i) if the Standalone Plan is consummated, shares of New Common Stock; or

(ii) if a Sale Transaction is consummated, one or more of Cash, New Common Stock, or proceeds of such Sale Transaction consisting of marketable debt securities or marketable equity securities, which equity securities are listed on a national securities exchange or admitted for quotation on a national automated interdealer quotation system.

Plan Documents means, collectively, the documents to be included in the Plan Supplement.

Plan Securities means the New Common Stock, the New Joint Venture Preferred Securities and the Rollover Notes, as applicable.

Plan Supplement means the document containing the forms of documents specified in Section 15.07 of this Plan.

Prepetition Credit Agreement means any of the Century Credit Agreement, the Century-TCI Credit Agreement, the FrontierVision Credit Agreement, the Olympus Credit Agreement, the Parnassos Credit Agreement and the UCA Credit Agreement, in each case together with all related agreements, documents and instruments.

Prime Rate means the rate of interest per annum published from time to time in the Wall Street Journal as the “prime rate” in effect as of the date thereof; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

Priority Tax Claim means any Claim against a Debtor of a governmental unit of the kind specified in sections 502(i) and 507(a)(8) of the Bankruptcy Code.

Pro Rata Share means (a) with respect to any Allowed Claim in a Class of Claims, the amount of such Allowed Claim divided by the sum of all Allowed Claims in such Class, and (b) with respect to any Allowed Equity Interests in a Class of Equity Interests, the number of such Allowed Equity Interests divided by the sum of all Allowed Equity Interests in such Class.

Purchased Assets means assets or Equity Interests of the Debtors or the Estates that are subject to a Sale Transaction.

Registration Rights Agreement means a registration rights agreement to be entered into pursuant to Section 6.07 of this Plan to be substantially in the form to be filed in the Plan Supplement.

Registration Rights Holder means each holder of an Allowed Claim (i) receiving a distribution pursuant to this Plan of ten (10%) percent or greater of the New Common Stock on a fully diluted basis, (ii) that Reorganized ACC reasonably determines is an underwriter pursuant to section 1145 of the Bankruptcy Code with respect to the Plan Securities that such holder received pursuant to this Plan, (iii) that Reorganized ACC reasonably determines is subject to resale restrictions on any New Common Stock that such holder received pursuant to this Plan by operation of Rule 144 of the Securities Act of 1933, or (iv) that Reorganized ACC agrees shall be a Registration Rights Holder.

Reinstated or Reinstatement means (a) leaving unaltered the legal, equitable and contractual rights to which a Claim or Equity Interest is entitled, so as to leave such Claim or Equity Interest, as applicable, unimpaired in accordance with section 1124 of the Bankruptcy Code, or (b) notwithstanding any contractual provision or applicable law that entitles the holder of such claim to demand or receive accelerated payment of such Claim after the occurrence of a default (i) curing any such default that occurred before or after the Commencement Date, other than a default of a kind specified in section 365(b)(2) of the Bankruptcy Code; (ii) reinstating the maturity of such Claim as such maturity existed before such default; (iii) compensating the holder of such claim for any damages incurred as a result of any reasonable reliance by such holder of such claim on such contractual provision or such applicable law; and (iv) not otherwise altering the legal, equitable or contractual rights to which the holder of such Claim is entitled; provided, however, that any contractual right that does not pertain to the payment when due of principal and interest on the obligation on which such Claim is based, including, but not limited to, financial covenant ratios, negative pledge covenants, covenants or restrictions on merger or consolidation, “going dark” provisions, and affirmative covenants regarding corporate existence prohibiting certain transactions or actions contemplated by this Plan, or conditioning such transactions or actions on certain factors, shall not be required to be cured or Reinstated in order to accomplish Reinstatement.

Released Bank Lender Defendants means those defendants named in the Bank Actions that are identified in a notice to be filed by the Debtors with the Bankruptcy Court not later than 25 days prior to the Voting Deadline as Persons who, on the occurrence of the Effective Date, shall be released by the Debtors from liability with respect to the Bank Actions pursuant to Section 6.04(b)(i) hereof.

Reorganized ACC means ACC, on and after the Effective Date.

Reorganized ACC By-laws means the amended and restated by-laws of Reorganized ACC, which shall be in substantially the form contained in the Plan Supplement.

Reorganized ACC Certificate of Incorporation means the amended and restated certificate of incorporation of Reorganized ACC, which shall be in substantially the form contained in the Plan Supplement.

Reorganized Debtors means, collectively, each of the Debtors on and after the Effective Date.

Restructuring Debtors means those Debtors that will be the subject of a Restructuring Transaction under this Plan.

Restructuring Transaction(s) means a dissolution or winding up of the corporate or other legal existence of a Debtor or the consolidation, merger, contribution of assets, transfer of equity interests or other transaction in which a Reorganized Debtor merges with or transfers substantially all of its assets and liabilities to a Reorganized Debtor or any of its Affiliates, on or after the Effective Date, as set forth in the Restructuring Transactions Notice.

Restructuring Transactions Notice means the notice filed with the Bankruptcy Court on or before the Effective Date listing the Restructuring Debtors and briefly describing the relevant Restructuring Transactions, including the post Restructuring Transaction organizational structure of the Reorganized Debtors.

Revolving Credit Facility means a credit facility for revolving loans of up to $750,000,000 by the Borrower, guaranteed by the New Notes Issuer and/or the U.S. Subsidiaries of the Borrower, which loans will be secured by a first priority security interest in the Rollover Collateral (subject to certain permitted liens), with a letter of credit subfacility, such credit facility and subfacility to be substantially in the form to be filed in the Plan Supplement.

Rigas Agreement means any executory contract or unexpired lease between a Debtor and any Rigas Person or Managed Entity.

Rigas Claims or Equity Interests means collectively:  (1) any Claim against or Equity Interest in any of the Debtors held by a Rigas Person, including any Claims arising from the rejection of a Rigas Agreement, and (2) any Claim against or Equity Interest in any of the Debtors, including with respect to an Existing Security, which Claim or Equity Interest (including with respect to an Existing Security) was owned beneficially or of record at any time by a Rigas Person, except to the extent that the Claim or Equity Interest (including with respect to an Existing Security) is held by a Person who can demonstrate that it is a “protected purchaser” within the meaning of Article 8 of the New York Uniform Commercial Code and not a Person from whom property or value may be recovered under section 550 of the Bankruptcy Code.  To the extent a Claim or Equity Interest may be characterized as a Rigas Claim or Equity Interest and another type of Claim or Equity Interest, such Claim or Equity Interest shall be deemed to be a Rigas Claim or Equity Interest in its entirety.

Rigas Litigation means all Claims, Causes of Action, and any other recovery action on behalf of the Estates relating to a Rigas Person, including, without limitation, the case styled Adelphia Communications Corporation v. Rigas, et al., case no. 02-08051, which is currently pending before the Bankruptcy Court, and any other Avoidance Actions and Claims against Rigas Persons.

Rigas Persons means, collectively, the Persons set forth on Schedule L hereto, any Person Controlled by a Rigas Person, and any of their collective successors, assigns, transferees or heirs, provided, however, that Rigas Persons shall not include any Debtor or Managed Entity.

Rollover means the issuance of the Rollover Notes to the holders of Allowed Bank Claims.

Rollover Collateral means the following property of the Borrower and its direct and indirect U.S. Subsidiaries:  (a) all existing and after-acquired personal property (tangible and intangible), including all accounts receivable, inventory, equipment, intellectual property and other personal property, (b) all of the direct and indirect interests in the capital stock of each U.S. Subsidiary of the Borrower, (c) owned real property with book value in excess of $25,000,000, and (d) leasehold interests in real property with annual lease payments in excess of $2,000,000; provided, however, that:  (i) franchise agreements and similar agreements, licenses, permits and rights shall not comprise Rollover Collateral, (ii) such Rollover Collateral shall be subject to other customary exceptions, including (x) requirements for third party consents or actions that may not be obtainable or available without cost or effort that would not be reasonable or beneficial under the circumstances, (y) the materiality of assets that would otherwise be made subject to liens and (z) customary exceptions for priority of certain other liens, (iii) there will be no requirement to obtain bailee letters and (iv) the Borrower, its direct and indirect U.S. Subsidiaries and the New Notes Issuer will be required to use commercially reasonable efforts to obtain control agreements relating to material operating bank accounts, but the failure to obtain such control agreements shall not be a condition to the closing of, or a default under, the definitive documentation relating to the New Financing Facility.

Rollover Facility means, collectively, (a) the Revolving Credit Facility and (b) the Rollover Notes Facility.

Rollover Notes means, collectively, the Rollover Tranche A Notes and the Rollover Tranche B Notes.

Rollover Notes Facility means one or more credit agreements or indentures governing the indebtedness of the Borrower, the New Notes Issuer or any direct or indirect parent company of the New Notes Issuer reflected by the Rollover Notes, which indebtedness shall be on terms and conditions determined by the Debtors to be comparable to those available as of the Effective Date for debt facilities of a comparable amount and term to companies of a similar size and with a comparable capital structure, and which credit agreements or indentures shall be substantially in the form to be filed in the Plan Supplement.

Rollover Tranche A Notes means subordinated notes due 200[ ], to be issued by the Borrower, the New Notes Issuer or any direct or indirect parent company of the New Notes Issuer pursuant to the terms of the Rollover Notes Facility on the Effective Date in an aggregate principal amount of $[            ].

Rollover Tranche B Notes means subordinated notes due 200[ ], to be issued by the Borrower, the New Notes Issuer or any direct or indirect parent company of the New Notes Issuer pursuant to the terms of the Rollover Notes Facility on the Effective Date in an aggregate principal amount equal to the Bank Claims less the initial principal amount of Rollover Tranche A Notes.

Sale / Exit Facility Notice shall have the meaning set forth in Section 6.05 of this Plan.

Sale / Exit Facility Notice Date shall have the meaning set forth in Section 6.05 of this Plan.

Sale Transaction means one or more transactions approved by the Bankruptcy Court, and which shall be consummated on the Effective Date (or such other date as may be designated by the Debtors or Reorganized Debtors), involving any (a) incurrence of indebtedness, issuance of new debt or equity securities of the Debtors or Reorganized Debtors (other than the Exit Facility) to a Person other than in such Person’s capacity as a holder of a Claim against, or Equity Interest of, a Debtor, in any such case with net proceeds of at least $               , in connection with the consummation of this Plan, or (b) any merger, share exchange, asset sale, stock sale or similar transaction or business combination, in each such case described in this clause (b), with a Person other than a Debtor and relating to at least [350,000] cable subscribers.

Sale Transaction Documents means the transaction agreement and other documents to be entered into in connection with a Sale Transaction.

Schedules means the schedules of assets and liabilities, the lists of holders of Equity Interests, and the statements of financial affairs filed by the Debtors pursuant to section 521 of the Bankruptcy Code and Bankruptcy Rule 1007, and all amendments and modifications thereto filed with the Bankruptcy Court through and including the Confirmation Date.

SEC means the U.S. Securities and Exchange Commission.

Secured Claim means any Claim against a Debtor (i) to the extent reflected in the Schedules or upon a proof of claim as a Secured Claim, that is secured by a Lien on Collateral to the extent of the value of such Collateral, as determined in accordance with section 506(a) of the Bankruptcy Code or (ii) to the extent that the holder thereof has a valid right of setoff pursuant to section 553 of the Bankruptcy Code, provided, however, that no Bank Claim shall be treated as a Secured Claim, but shall instead receive such other treatment as specifically provided in Article IV with respect to the Class of Claims relating to such Bank Claim.

Secured Tax Claim means any Secured Claim that against a Debtor, absent its secured status, would be entitled to priority in right of payment under section 507(a)(8) of the Bankruptcy Code.

Securities Class Action means the claims and Causes of Action collectively proceeding under the caption of In re Adelphia Communications Corp., 03 MD 1529 (S.D.N.Y.) (McKenna, J.).

Settlement Consideration means [      ].

Silo 7A Debtor Group has the meaning set forth in Section 5.02 of this Plan.

Silo 7A Debtors mean the Debtors set forth on Schedule G hereto.

Silo 7A Other Unsecured Claim means any General Unsecured Claim against any of the Silo 7A Debtors.

Silo 7A Other Unsecured Claims Distribution means the Allocable Portion of the Silo 7A Other Unsecured Distribution Reserve.

Silo 7A Other Unsecured Distribution Reserve means a reserve of Plan Consideration (in an amount to be initially established by the Estimation Order and adjusted pursuant to Article IX hereof) established to pay Allowed Claims in Class 9(b) and to reserve for Disputed Claims in such Class.

Silo 7A Trade Claim means any Trade Claim arising against any of the Silo 7A Debtors.

Silo 7A Trade Distribution means the Allocable Portion of the Silo 7A Trade Distribution Reserve.

Silo 7A Trade Distribution Reserve means a reserve of Plan Consideration (in an amount to be initially established by the Estimation Order and adjusted pursuant to Article IX hereof) established to pay Allowed Claims in Class 9(a) and to reserve for Disputed Claims in such Class.

Statutory Committees means the Equity Committee and the Creditors Committee.

Standalone Plan means a plan of reorganization in connection with which no Sale Transaction is consummated.

Subordination Provisions has the meaning set forth in Section 4.42 of this Plan.

Subsidiary means (i) any corporation, association, or other business entity of which more than fifty (50%) percent of the total voting power of shares or other voting securities outstanding thereof is at the time owned or controlled, directly or indirectly, by ACC or one or more of the other Subsidiaries of ACC (or any combination thereof) and (ii) any partnership or limited liability company (A) the sole general partner, the managing general partner, or the managing member of which is ACC or one or more of the other Subsidiaries of ACC (or any combination thereof) or (B) the only general partners or members of which are ACC or one or more of the other Subsidiaries of ACC (or any combination thereof).  Century ML / Cable Venture shall not be deemed to be a Subsidiary of ACC or its Subsidiaries.

Subsidiary Convenience Claim means any Subsidiary Trade Claim or Subsidiary Other Unsecured Claim that is (i) Allowed in an amount of [          ] thousand ($[              ]) dollars or less or (ii) Allowed in an amount greater than        thousand ($[          ]) dollars but which is reduced to [          ] thousand ($[          ]) dollars by an irrevocable written election of the holder of such Claim made on a timely and properly delivered Ballot; provided, however, that any Subsidiary Trade Claim or Subsidiary Other Unsecured Claim that was originally Allowed in excess of [          ] thousand ($[          ]) dollars may not be subdivided into multiple Subsidiary Other Unsecured Claims or Subsidiary Trade Claims of [          ] thousand ($[          ]) dollars or less for purposes of receiving treatment as a Subsidiary Convenience Claim.

Subsidiary Notes means any Arahova Notes, FrontierVision Notes or UCA Notes.

Subsidiary Notes Claim means any Arahova Notes Claim, FrontierVision Notes Claim, UCA Notes Claim or FPL Note Claim.

Subsidiary Notes Existing Securities Law Claim means any Arahova Existing Securities Law Claim, FrontierVision Existing Securities Law Claim or UCA Existing Securities Law Claim.

Subsidiary Other Unsecured Claim means any Century Other Unsecured Claim, Century-TCI Other Unsecured Claim, FrontierVision Other Unsecured Claim, Olympus Other Unsecured Claim, Parnassos Other Unsecured Claim, Silo 7A Other Unsecured Claim, Arahova Other Unsecured Claim, UCA Subsidiary Other Unsecured Claim or UCA Other Unsecured Claim.

Subsidiary Trade Claim means any Century Trade Claim, Century-TCI Trade Claim, FrontierVision Trade Claim, Olympus Trade Claim, Parnassos Trade Claim, Silo 7A Trade Claim, Arahova Trade Claim, UCA Subsidiary Trade Claim or UCA Trade Claim.

Substantially All Assets Sale has the meaning set forth in Section 6.02(d) of this Plan.

Tax Code means the Internal Revenue Code of 1986, as amended.

Trade Claim means any Claim relating to the receipt of goods or services by the Debtors from trade vendors or service providers in the ordinary course of the Debtors’ business.

Transferred Subscriber Transactions means, collectively, the series of transactions described on Schedule M attached hereto.

Trustee Fee Claim means, collectively, the reasonable fees and expenses of the Indenture Trustees payable in accordance with Section 8.11 of this Plan.

UCA Bank Claim means a Claim against a Debtor arising pursuant to the UCA Credit Agreement.

UCA Bank Claim Purchase Price means an amount equal to the aggregate Allowed UCA Bank Claims, payable:  (a) if the Debtors engage in a New Financing, in Cash in the amount of such Allowed Claims; (b) if the Debtors engage in a Rollover, in $      principal amount of Rollover Tranche A Notes, and a principal amount of Rollover Tranche B Notes equal to the Allowed UCA Bank Claims less such principal amount of Rollover Tranche A Notes; and (c) if the Debtors engage in a Combination Refinancing or a Cash Sale Transaction, in Cash and principal amount of Rollover Tranche A Notes and Rollover Tranche B Notes (allocated in the manner specified in the Sale / Exit Facility Notice) in an aggregate amount equal to the amount of such Allowed Claims.

UCA Credit Agreement means that certain credit agreement dated May 6, 1999, between and among certain of the Debtors, certain of the Rigas Persons, Wachovia Bank, N.A.,

as administrative agent, and the financial institutions party thereto, as amended, modified, supplemented and restated, and all agreements, documents, indemnities and instruments executed in connection therewith.

UCA Debtor Group has the meaning set forth in Section 5.02 of this Plan.

UCA Debtors mean, collectively, the Debtors set forth on Schedule F hereto.

UCA Existing Securities Law Claim means an Existing Securities Law Claim arising in connection with any UCA Note.

UCA Existing Securities Law Claim Distribution means the Allocable Portion of either (i) the UCA Existing Securities Law Claim Reserve or (ii) if the Debtors enter into and implement the Government Settlement, the portion of the Settlement Consideration allocable to UCA Existing Securities Law Claims.

UCA Existing Securities Law Claim Reserve means a reserve of Plan Consideration (in an amount to be initially established by the Estimation Order and adjusted pursuant to Article IX hereof) established to pay Allowed Claims in Class 12(d) and to reserve for Disputed Claims in such Class.

UCA Notes means those certain 10.625% Senior Notes due November 15, 2006 issued by Olympus Communications, L.P. and Olympus Capital Corporation under that certain Indenture dated as of November 12, 1996 between Olympus Communications, L.P., Olympus Capital Corporation and Bank of Montreal Trust Company, as Trustee.

UCA Notes Claim means a Claim against a Debtor arising under or pursuant to an UCA Note.

UCA Notes Distribution means the Allocable Portion of the UCA Notes/Trade Distribution Reserve allocable to Class 12(b).

UCA Notes/Trade Distribution Reserve means a reserve of Plan Consideration (in an amount to be initially established by the Estimation Order and adjusted pursuant to Article IX hereof) established to pay Allowed Claims in Classes 12(b) and 12(c)(i) and to reserve for Disputed Claims in such Classes.

UCA Other Unsecured Claim means any General Unsecured Claim against any of the UCA Debtors.

UCA Other Unsecured Claims Distribution means the Allocable Portion of the UCA Other Unsecured Distribution Reserve.

UCA Other Unsecured Distribution Reserve means a reserve of Plan Consideration (in an amount to be initially established by the Estimation Order and adjusted pursuant to Article IX hereof) established to pay Allowed Claims in Class 12(c)(ii) and to reserve for Disputed Claims in such Class.

UCA Subsidiary Debtor Group has the meaning set forth in Section 5.02 of this Plan.

UCA Subsidiary Debtors mean the Debtors set forth on Schedule I hereto.

UCA Subsidiary Other Unsecured Claim means any General Unsecured Claim against any of the UCA Subsidiary Debtors.

UCA Subsidiary Other Unsecured Claims Distribution means the Allocable Portion of the UCA Subsidiary Other Unsecured Distribution Reserve.

UCA Subsidiary Other Unsecured Distribution Reserve means a reserve of Plan Consideration (in an amount to be initially established by the Estimation Order and adjusted pursuant to Article IX hereof) established to pay Allowed Claims in Class 10(b) and to reserve for Disputed Claims in such Class.

UCA Subsidiary Trade Claim means any Trade Claim arising against any of the UCA Subsidiary Debtors.

UCA Subsidiary Trade Distribution means the Allocable Portion of the UCA Subsidiary Trade Distribution Reserve.

UCA Subsidiary Trade Distribution Reserve means a reserve of Plan Consideration (in an amount to be initially established by the Estimation Order and as adjusted pursuant to Article IX hereof) established to pay Allowed Claims in Class 10(a) and to reserve for Disputed Claims in such Class.

UCA / Tele-Media Joint Venture means Tele-Media Investment Partnership, L.P., a Delaware limited partnership.

UCA / Tele-Media JV Equity Distribution means either [           ] shares of the New Joint Venture Preferred Securities or an allocation of Plan Consideration received in connection with a Sale Transaction involving the UCA / Tele-Media Joint Venture, as applicable.

UCA / Tele-Media JV Equity Interests means any Equity Interest (including, without limitation, any Equity Interests held by National Cable Acquisition Associates, L.P., ACC or any of their Affiliates) arising pursuant to or in connection with the Second Amended and Restated Limited Partnership Agreement of Tele-Media Investment Partnership, L.P., dated December 4, 1998.

UCA Trade Claim means any Trade Claim arising against any of the UCA Debtors.

UCA Trade Claim Distribution means the Allocable Portion of the UCA Notes/Trade Distribution Reserve allocable to Class 12(c)(i).

Voting Deadline means the date specified in the Disclosure Statement, the ballots, or related solicitation documents approved by the Bankruptcy Court for Holders of impaired Claims or Equity Interests to submit their ballots with respect to this Plan.

1.02.  Interpretation; Application of Definitions and Rules of Construction.  Wherever from the context it appears appropriate, each term stated in either the singular or the plural shall include both the singular and the plural and pronouns stated in the masculine, feminine, or neuter gender shall include the masculine, feminine and neuter.  Unless otherwise specified, all section, article, schedule, or exhibit references in this Plan are to the respective Section in, Article of, Schedule to, or Exhibit to, this Plan.  The words “herein,” “hereof,” “hereto,” “hereunder,” and other words of similar import refer to this Plan as a whole and not to any particular section, subsection, or clause contained in the Plan.  Unless the context otherwise requires, in this Plan:  (a) “including” means “including but not limited to”; and (b) “or” is disjunctive but not exclusive.  Except for the rule contained in section 102(5) of the Bankruptcy Code, which shall not apply, the rules of construction contained in section 102 of the Bankruptcy Code shall apply to the construction of the Plan.  A term used herein that is not defined herein, but that is used in the Bankruptcy Code, shall have the meaning ascribed to that term in the Bankruptcy Code.  The headings in this Plan are for convenience of reference only and shall not limit or otherwise affect the provisions of this Plan.  As and to the extent there is an inconsistency between any of the provisions of the Plan and any provisions contained in the Plan Documents to be entered into in connection with the Effective Date, the Plan Documents shall control.

ARTICLE II.

TREATMENT OF ADMINISTRATIVE
EXPENSE CLAIMS AND PRIORITY TAX CLAIMS

2.01.  Administrative Expense Claims.

(a)          Except to the extent that any entity entitled to payment of any Allowed Administrative Expense Claim agrees to a less favorable treatment, each holder of an Allowed Administrative Expense Claim shall receive Cash in an amount equal to such Allowed Administrative Expense Claim on the later of the Effective Date and the date such Administrative Expense Claim becomes an Allowed Administrative Expense Claim, or as soon thereafter as is practicable; provided, however, that Allowed Administrative Expense Claims representing liabilities incurred in the ordinary course of business by the Debtors in Possession, or non-ordinary course liabilities approved by the Bankruptcy Court, shall be paid in full and performed by the Reorganized Debtors (or the Distribution Company, as applicable) in the ordinary course of business, as approved by the Bankruptcy Court, in accordance with the terms and subject to the conditions of any agreements governing, instruments evidencing, or other documents relating to such transactions.

(b)         PROOFS OF ADMINISTRATIVE EXPENSE CLAIMS AND REQUESTS FOR PAYMENT OF ADMINISTRATIVE EXPENSE CLAIMS THAT HAVE ARISEN ON OR AFTER [         ,        ] MUST BE FILED AND SERVED PURSUANT TO THE PROCEDURES SET FORTH IN THE CONFIRMATION ORDER OR NOTICE OF ENTRY OF CONFIRMATION ORDER, NO LATER THAN FORTY-FIVE DAYS AFTER THE

EFFECTIVE DATE.  Notwithstanding anything to the contrary herein, no proof of Administrative Expense Claim or application for payment of an Administrative Expense Claim need be filed for the allowance of any:  (i) expense or liability incurred in the ordinary course of the Reorganized Debtors’ businesses on or after the Effective Date; (ii) Administrative Expense Claim held by a trade vendor, which administrative liability was incurred in the ordinary course of business of the Debtor and such creditor after the Commencement Date; (iii) Fee Claims; (iv) DIP Lender Claims; or (v) fees of the United States Trustee arising under 28 U.S.C. § 1930.  All Claims described in clause (i), (ii) and (v) of the immediately preceding sentence shall be paid by the Reorganized Debtors in the ordinary course of business.  DIP Lender Claims shall be paid in accordance with Section 2.04 herein.  Fee Claims shall be paid in accordance with Section 2.02 hereof.  Any Persons that fail to file a proof of Administrative Expense Claim or request for payment thereof on or before the Administrative Bar Date as required herein shall be forever barred from asserting such Administrative Expense Claim against any of the Debtors, the Estates, the Reorganized Debtors or their property and the holder thereof shall be enjoined from commencing or continuing any action, employment of process or act to collect, offset or recover such Administrative Expense Claim.

2.02.  Fee Claims.  All entities seeking an award by the Bankruptcy Court of Fee Claims shall (i) file their respective final applications for allowances of compensation for services rendered and reimbursement of expenses incurred through the Effective Date by no later than the date that is ninety (90) days after the Effective Date or such other date as may be fixed by the Bankruptcy Court upon request of the Debtors and (ii) if granted such an award by the Bankruptcy Court, be paid in full in Cash in such amounts as are Allowed by the Bankruptcy Court (A) on the date such Fee Claim becomes an Allowed Fee Claim, or as soon thereafter as is practicable or (B) upon such other terms as may be mutually agreed upon between such holder of a Fee Claim and the Reorganized Debtors (or the Distribution Company, as applicable); provided, however, that no ordinary course professional retained pursuant to an order of the Bankruptcy Court shall be required to file any fee application unless required to do so pursuant to such order.

2.03.  Priority Tax Claims.  Except to the extent that a holder of an Allowed Priority Tax Claim has been paid by the Debtors prior to the Effective Date or agrees to a different treatment, each holder of an Allowed Priority Tax Claim shall receive, at the sole option of the Reorganized Debtors, either (i) Cash in an amount equal to such Allowed Priority Tax Claim on the later of the Effective Date and the date such Priority Tax Claim becomes an Allowed Priority Tax Claim, or as soon thereafter as is practicable, (ii) unless the Debtors consummate a Substantially All Assets Sale (as defined in Section 6.02(d)), equal annual Cash payments in an aggregate amount equal to such Allowed Priority Tax Claim, together with interest through the date such Claim is Paid in Full, at such rate as (x) agreed to by the Debtors and the holder of such Claim or (y) determined by the Bankruptcy Court to provide such holder with deferred Cash payments having a value, as of the Effective Date, equal to the Allowed amount of such Allowed Priority Tax Claim, over a period through the sixth (6th) anniversary of the date of assessment of such Allowed Priority Tax Claim, or (iii) upon such other terms determined by the Bankruptcy Court to provide the holder of such Allowed Priority Tax Claim deferred Cash payments having a value, as of the Effective Date, equal to such Allowed Priority Tax Claim.

2.04.  DIP Lender Claims.  All DIP Lender Claims shall be Allowed as provided in the DIP Order.  On the Effective Date, each DIP Lender Claim shall be paid in full and complete satisfaction of such Claim in Cash in the amount of such Allowed DIP Lender Claim.  Notwithstanding anything otherwise to the contrary, any DIP Lender Claims that do not arise until after the Effective Date shall be paid in full by the Reorganized Debtors pursuant to the terms of the DIP Facility.  Without limiting the foregoing, once payments to be made on the Effective Date have been made, the DIP Facility and any agreements or instruments related thereto shall be deemed terminated (subject in all respects to the provisions of the DIP Facility that by their terms survive the termination thereof) and the DIP Lenders shall take all reasonable actions to confirm the removal of any Liens on the properties and assets of the Debtors and their affiliates and their successors.  On the Effective Date, any outstanding letters of credit issued under the DIP Facility shall be either cash collateralized, replaced or secured by letters of credit issued under the Exit Facility.  Distributions to holders of Allowed DIP Lender Claims shall be made in accordance with Section 8.10 hereunder.

ARTICLE III.

CLASSIFICATION OF CLAIMS AND EQUITY INTERESTS

Claims (other than Administrative Expense Claims, Fee Claims, Priority Tax Claims, and DIP Lender Claims) and Equity Interests are classified for all purposes, including for purposes of voting, confirmation, and distribution pursuant to the Plan, as set forth in the below table.

As illustrated by the below table and as more fully set forth in Sections 5.01 and 5.02 below, this Plan is predicated on the deemed consolidation of the Debtors into ten Debtor Groups for purposes of voting, confirmation and distribution pursuant to this Plan.

Class	Designation	Impairment	Entitled to Vote
1	Other Priority Claims	Unimpaired	No (Deemed to Accept)
2	Secured Tax Claims	Unimpaired	No (Deemed to Accept)
3	Other Secured Claims	Unimpaired	No (Deemed to Accept)

FrontierVision Debtor Group
4(a)	FrontierVision Bank Claims	Impaired*	Yes*
4(b)	FrontierVision Notes Claims	Impaired	Yes
4(c)(i)	FrontierVision Trade Claims	Impaired	Yes
4(c)(ii)	FrontierVision Other Unsecured Claims	Impaired	Yes
4(d)	FrontierVision Existing Securities Law Claims	Impaired	Yes

Parnassos Debtor Group
5(a)	Parnassos Bank Claims	Impaired*	Yes*
5(b)(i)	Parnassos Trade Claims	Impaired	Yes
5(b)(ii)	Parnassos Other Unsecured Claims	Impaired	Yes
5(c)	Parnassos JV Equity Interests	Impaired*	Yes*

Class	Designation	Impairment	Entitled to Vote
Century-TCI Debtor Group
6(a)	Century-TCI Bank Claims	Impaired*	Yes*
6(b)(i)	Century-TCI Trade Claims	Impaired	Yes
6(b)(ii)	Century-TCI Other Unsecured Claims	Impaired	Yes
6(c)	Century-TCI JV Equity Interests	Impaired*	Yes*

Century Debtor Group
7(a)	Century Bank Claims	Impaired*	Yes*
7(b)	FPL Note Claim	Impaired	Yes
7(c)(i)	Century Trade Claims	Impaired	Yes
7(c)(ii)	Century Other Unsecured Claims	Impaired*	Yes*
7(d)	Century/Tele-Media JV Equity Interests	Impaired*	Yes*

Arahova Debtor Group
8(a)	Arahova Notes Claims	Impaired	Yes
8(b)(i)	Arahova Trade Claims	Impaired	Yes
8(b)(ii)	Arahova Other Unsecured Claims	Impaired	Yes
8(c)	Arahova Existing Securities Law Claims	Impaired	Yes

Silo 7A Debtor Group
9(a)	Silo 7A Trade Claims	Impaired	Yes
9(b)	Silo 7A Other Unsecured Claims	Impaired	Yes

UCA Subsidiary Debtor Group
10(a)	UCA Subsidiary Trade Claims	Impaired	Yes
10(b)	UCA Subsidiary Other Unsecured Claims	Impaired	Yes

Olympus Debtor Group
11(a)	Olympus Bank Claims	Impaired*	Yes*
11(b)(i)	Olympus Trade Claims	Impaired	Yes
11(b)(ii)	Olympus Other Unsecured Claims	Impaired	Yes

UCA Debtor Group
12(a)	UCA Bank Claims	Impaired*	Yes*
12(b)	UCA Notes Claims	Impaired	Yes
12(c)(i)	UCA Trade Claims	Impaired	Yes
12(c)(ii)	UCA Other Unsecured Claims	Impaired	Yes
12(d)	UCA Existing Securities Law Claims	Impaired	Yes
12(e)	UCA / Tele-Media JV Equity Interests	Impaired*	Yes*

Holding Company Debtor Group
13(a)(i)	ACC Trade Claims	Impaired	Yes
13(a)(ii)	ACC Other Unsecured Claims	Impaired	Yes
13(b)	ACC Senior Notes Claims	Impaired	Yes
13(c)	ACC Subordinated Notes Claims	Impaired	Yes
13(d)	ACC Notes Existing Securities Law Claims	Impaired	Yes
13(e)	ACC Series B Preferred Stock Interests	Impaired	Yes
13(f)	ACC Series B Preferred Stock Existing Securities Law Claims	Impaired	Yes
13(g)	ACC Series D Preferred Stock Interests	Impaired	Yes

Class	Designation	Impairment	Entitled to Vote
13(h)	ACC Series D Preferred Stock Existing Securities Law Claims	Impaired	Yes
13(i)	ACC Series E and F Preferred Stock Interests	Impaired	Yes
13(j)	ACC Series E and F Preferred Stock Existing Securities Law Claims	Impaired	Yes
13(k)	ACC Common Stock Existing Securities Law Claims	Impaired	Yes
13(l)	ACC Common Stock Interests	Impaired	Yes

Convenience Classes
14(a)	Subsidiary Convenience Claims	Impaired	Yes
14(b)	ACC Convenience Claims	Impaired	Yes

Intercompany Claims
15	Intercompany Claims	Impaired	No

* Notwithstanding anything otherwise to the contrary, the Debtors reserve the right to classify and seek an order of the Bankruptcy Court designating these Claims and/or Equity Interests (as applicable) as unimpaired and not entitled to vote.

ARTICLE IV.

TREATMENT OF CLAIMS AND EQUITY INTERESTS

4.01.  Class 1—Other Priority Claims.

(a)          Impairment and Voting.  Class 1 is unimpaired by the Plan.  Each holder of an Allowed Other Priority Claim is conclusively presumed to have accepted the Plan and is not entitled to vote to accept or reject the Plan.

(b)         Distributions.  Each holder of an Allowed Other Priority Claim shall receive on the later of the Effective Date and the date such Allowed Other Priority Claim becomes an Allowed Other Priority Claim, or as soon thereafter as is practicable, in full and complete satisfaction of such Allowed Claim, Cash in an amount equal to such Allowed Other Priority Claim (including interest accrued pursuant to Section 8.15 hereof).

4.02.  Class 2—Secured Tax Claims.

(a)          Impairment and Voting.  Class 2 is unimpaired by the Plan.  Each holder of an Allowed Secured Tax Claim is conclusively presumed to have accepted the Plan and is not entitled to vote to accept or reject the Plan.

(b)         Distributions.  Except to the extent that a holder of an Allowed Secured Tax Claim has been paid by the Debtors prior to the Effective Date or agrees to a different treatment (or as may otherwise be required in connection with a Sale Transaction), at the sole option of the Reorganized Debtors or the Distribution Company, as applicable, each holder of an Allowed Secured Tax Claim shall receive, in full and complete settlement, satisfaction and discharge of its Allowed Secured Tax Claim:  (i) Cash in an amount equal to such Allowed Secured Tax Claim (including interest accruing from the Commencement Date through the Effective Date, determined in accordance with this Section 4.02(b)), on, or as soon thereafter as is reasonably practicable, the later of the Effective Date and the first Business Day after the date that is 30 calendar days after the date such Secured Tax Claim becomes an Allowed Secured Tax Claim, or (ii) unless the Debtors consummate a Substantially All Assets Sale (as defined in Section 6.02(d)), equal annual Cash payments in an aggregate amount equal to such Allowed Secured Tax Claim, together with interest through the date such Claim is Paid in Full at such rate as is (x) agreed to by the Debtors and the holder of such Claim or (y) determined by the Bankruptcy Court to provide such holder with deferred Cash payments having a value, as of the Effective Date, equal to the Allowed amount of such Allowed Secured Tax Claim, over a period not exceeding six years after the date of assessment of such Allowed Secured Tax Claim, which shall begin on, or as soon thereafter as is reasonably practicable, the later of the Effective Date and the first Business Day after the date that is 30 calendar days after the date such Secured Tax Claim becomes an Allowed Secured Tax Claim.  Unless the Debtors consummate a Substantially All Assets Sale (as defined in Section 6.02 (d)), all Allowed Secured Tax Claims that are not due and payable on or before the Effective Date shall be paid in the ordinary course of business as such obligations become due.

(c)          Separate Subclasses.  Unless otherwise ordered by the Bankruptcy Court, each Allowed Secured Tax Claim in Class 2 shall be considered to be a separate subclass within Class 2, and each such subclass shall be deemed to be a separate Class for purposes of this Plan.

4.03.  Class 3—Other Secured Claims.

(a)          Impairment and Voting.  Class 3 is unimpaired by the Plan.  Each holder of an Allowed Other Secured Claim is conclusively presumed to have accepted the Plan and is not entitled to vote to accept or reject the Plan.

(b)         Distributions/Reinstatement of Claims.  Except to the extent that a holder of an Allowed Other Secured Claim agrees to a different treatment, at the sole option of the Reorganized Debtors (or the Distribution Company, as applicable):  (i) each Allowed Other Secured Claim shall be Reinstated and rendered unimpaired in accordance with section 1124(2) of the Bankruptcy Code; (ii) each holder of an Allowed Other Secured Claim shall receive the Collateral securing its Allowed Other Secured Claim and any interest on such Allowed Other Secured Claim required to be paid pursuant to section 506(b) of the Bankruptcy Code, in full and complete satisfaction of such Allowed Other Secured Claim, (iii) the Reorganized Debtors shall provide such other treatment in respect of such Claim as will cause such Claim not to be impaired by the Plan, or (iv) on or as soon as reasonably practicable after the later of the Effective Date and the date that is 30 calendar days after an Other Secured Claim becomes Allowed, Reorganized ACC (or the Distribution Company, as applicable) may elect to provide the holder of an Other Secured Claim with (w) Cash in an amount equal to 100% of the unpaid amount of such Claim, (x) the proceeds of the sale or disposition of the Collateral securing such Claim to the extent of the value of the holder’s secured interest in such Claim, (y) unless the Debtors consummate a Substantially All Assets Sale, a note with periodic Cash payments having a value, as of the Effective Date, equal to the Allowed amount of such Claim, or (z) such other distribution as necessary to satisfy the requirements of the Bankruptcy Code.

(c)          Defenses/Treatment of Liens.  The Debtors’ failure to object to any such Claim during the pendency of the Chapter 11 Cases shall not prejudice, diminish, affect or impair the Reorganized Debtors’ right to contest or defend against such Claim in any lawful manner or forum when and if such Claim is sought to be enforced by the Holder thereof.  Each Other Secured Claim and all Liens lawfully granted or existing on any property of the Estates on the Commencement Date as security for an Other Secured Claim shall (i) be deemed, and shall be, released on the later of the Effective Date and the date the Allowed amount of such Claim is Paid In Full, (ii) until the Allowed amount of such Claim is paid in full, survive the confirmation and consummation of this Plan, the Debtors’ discharge under section 1141(d) of the Bankruptcy Code and Section 12.03 of this Plan, and the vesting of the property of the Estates in the Reorganized Debtors, (iii) remain enforceable against the Reorganized Debtors in accordance with the contractual terms of any lawful agreements enforceable by the Holder of such Claim on the Commencement Date until the Allowed amount of such Claim is Paid In Full, (iv) remain subject to avoidance by the Reorganized Debtors under the Bankruptcy Code and (v) in the event a Sale Transaction relates to collateral securing an Other Secured Claim and such Other Secured Claim has not been Paid In Full, such Liens shall be released from the existing collateral and shall attach to the proceeds of such Sale Transaction.

(d)         Separate Subclasses.  Unless otherwise ordered by the Bankruptcy Court, each Allowed Other Secured Claim in Class 3 shall be considered to be a separate subclass within Class 3, and each such subclass shall be deemed to be a separate Class for purposes of this Plan.

Class 4—FrontierVision Debtor Group Claims

4.04.  Class 4(a)—FrontierVision Bank Claims.

(a)          Impairment and Voting.

(i)                                               Impairment.  Class 4(a) is impaired by the Plan, and each holder of an Allowed FrontierVision Bank Claim is entitled to vote to accept or reject the Plan.

(ii)                                            Voting Procedures.  In the event that the Debtors have not obtained an order of the Bankruptcy Court holding that Class 4(a) is unimpaired by the Plan prior to soliciting acceptances for the Plan, the Debtors shall distribute and solicit ballots to accept or reject the Plan to holders of Claims in Class 4(a).  Notwithstanding anything otherwise to the contrary, in the event that the Debtors obtain an order of the Bankruptcy Court holding that Class 4(a) is unimpaired (whether before or after soliciting of acceptances for the Plan, and which order may be the Confirmation Order), Class 4(a) shall be unimpaired, each holder of an Allowed FrontierVision Bank Claim shall be conclusively presumed to have accepted the Plan and any votes to accept or reject the Plan submitted by holders of Claims in Class 4(a) shall be null, void and have no effect.

(b)         Allowance.  Without prejudice to any rights or remedies of the Debtors, the Creditors’ Committee or the Contingent Value Vehicle in connection with the Bank Actions, which such rights and remedies shall be preserved and retained in full, including, without limitation, the rights and remedies provided in Section 6.04(i) and Section 7.09 of this Plan, the FrontierVision Bank Claims shall be Allowed in the principal amount of $617,312,500, plus the Allowed amount, as of the Effective Date, of all fees, costs and other expenses due and payable under the FrontierVision Credit Agreement (excluding, however, (i) interest, which shall be deemed paid in full to the extent the Debtors continue to make payments in accordance with paragraph 11(c) of the DIP Order through the Effective Date, and (ii) any amounts arising in connection with indemnification obligations under the FrontierVision Credit Agreement unless they constitute Bank Lender Fee Claims, Bank Lender Post-Effective Date Fee Claims or Bank Securities Action Indemnification Claims that are required to be paid under the FrontierVision Credit Agreement and applicable law pursuant to Section 6.10(c), (d) or (e) hereof, as applicable).

(c)          Distributions.  On the Effective Date, each holder of an Allowed FrontierVision Bank Claim shall receive, in full and complete satisfaction of such Allowed Claim, its Pro Rata Share of the FrontierVision Bank Claim Distribution.

4.05.  Class 4(b)—FrontierVision Notes Claims.

(a)          Impairment and Voting.  Class 4(b) is impaired by the Plan.  Each holder of an Allowed FrontierVision Notes Claim is entitled to vote to accept or reject the Plan.

(b)         Allowance.  The FrontierVision Notes Claims shall be deemed Allowed Claims solely for the purposes of the Plan in the aggregate amount of (i) $543,776,927, of which $528,658,000 represents principal and $15,118,927 represents interest accrued through the Commencement Date, plus interest, if any, accrued pursuant to Section 8.15.

(c)          Distributions.  On the Initial Distribution Date and on each Periodic Distribution Date thereafter, or as soon thereafter as is practicable, each holder of an Allowed FrontierVision Notes Claim shall receive, in full and complete satisfaction of such Allowed Claim, its Pro Rata Share of the FrontierVision Notes Distribution, subject to Section 8.22, to the extent not previously paid.

4.06.  Class 4(c)(i)—FrontierVision Trade Claims.

(a)          Impairment and Voting.  Class 4(c)(i) is impaired by the Plan.  Each holder of an Allowed FrontierVision Trade Claim is entitled to vote to accept or reject the Plan.

(b)         Distributions.  On the Initial Distribution Date and on each Periodic Distribution Date thereafter, or as soon thereafter as is practicable, each holder of an Allowed FrontierVision Trade Claim shall receive, in full and complete satisfaction of such Allowed Claim (including interest, if any, accrued pursuant to Section 8.15), its Pro Rata Share of the FrontierVision Trade Claims Distribution, subject to Section 8.22, to the extent not previously paid.

4.07.  Class 4(c)(ii)—FrontierVision Other Unsecured Claims.

(a)          Impairment and Voting.  Class 4(c)(ii) is impaired by the Plan.  Each holder of an Allowed FrontierVision Other Unsecured Claim is entitled to vote to accept or reject the Plan.

(b)         Distributions.  Except to the extent that an Allowed FrontierVision Other Unsecured Claim is an Insured Claim, on the Initial Distribution Date and on each Periodic Distribution Date thereafter, or as soon thereafter as is practicable, each holder of an Allowed FrontierVision Other Unsecured Claim shall receive, in full and complete satisfaction of such Allowed Claim (including interest, if any, accrued pursuant to Section 8.15), its Pro Rata Share of the FrontierVision Other Unsecured Distribution, subject to Section 8.22, to the extent not previously paid.  A holder of an Allowed FrontierVision Other Unsecured Claim that is an Insured Claim shall be paid in the ordinary course of business of the Reorganized Debtors to the extent that Claim is insured and shall have an Allowed FrontierVision Other Unsecured Claim to the extent the applicable insurance policy does not provide coverage with respect to any portion of the Insured Claim.

4.08.  Class 4(d)—FrontierVision Existing Securities Law Claims.

(a)          Impairment and Voting.  Class 4(d) is impaired by the Plan.  Each holder of an Allowed FrontierVision Existing Securities Law Claim is entitled to vote to accept or reject the Plan.

(b)         Distributions.  On the Initial Distribution Date and on each Periodic Distribution Date thereafter, or as soon thereafter as is practicable, each holder of an Allowed FrontierVision Existing Securities Law Claim shall receive, in full and complete satisfaction of such Allowed Claim, its Pro Rata Share of the FrontierVision Existing Securities Law Claim Distribution, subject to Section 8.22, to the extent not previously paid.

Class 5—Parnassos Debtor Group Claims

4.09.  Class 5(a)—Parnassos Bank Claims.

(a)          Impairment and Voting.

(i)                                               Impairment.  Class 5(a) is impaired by the Plan, and each holder of an Allowed Parnassos Bank Claim is entitled to vote to accept or reject the Plan.

(ii)                                            Voting Procedures.  In the event that the Debtors have not obtained an order of the Bankruptcy Court holding that Class 5(a) is unimpaired by the Plan prior to soliciting acceptances for the Plan, the Debtors shall distribute and solicit ballots to accept or reject the Plan to holders of Claims in Class 5(a).  Notwithstanding anything otherwise to the contrary, in the event that the Debtors obtain an order of the Bankruptcy Court holding that Class 5(a) is unimpaired (whether before or after the soliciting of acceptances for the Plan, and which Order which may be the Confirmation Order), Class 5(a) shall be unimpaired, each holder of an Allowed Parnassos Bank Claim shall be conclusively presumed to have accepted the Plan and any votes to accept or reject the Plan submitted by holders of Claims in Class 5(a) shall be null, void and have no effect.

(b)         Allowance.  Without prejudice to any rights or remedies of the Debtors, the Creditors’ Committee or the Contingent Value Vehicle in connection with the Bank Actions, which such rights and remedies shall be preserved and retained in full, including, without limitation, the rights and remedies provided in Section 6.04(i) and Section 7.09 of this Plan, the Parnassos Bank Claims shall be Allowed in the amount of $623,000,000 plus the Allowed amount, as of the Effective Date, of all fees, costs and other expenses due and payable under the Parnassos Credit Agreement (excluding, however, (i) interest, which shall be deemed paid in full to the extent the Debtors continue to make payments in accordance with paragraph 11(c) of the DIP Order through the Effective Date, and (ii) any amounts arising in connection with indemnification obligations under the Parnassos Credit Agreement unless they constitute Bank Lender Fee Claims, Bank Lender Post-Effective Date Fee Claims or Bank Securities Action Indemnification Claims that are required to be paid under the Parnassos Credit Agreement and applicable law pursuant to Section 6.10(c), (d) or (e) hereof, as applicable).

(c)          Distributions.  On the Effective Date, each holder of an Allowed Parnassos Bank Claim shall receive, in full and complete satisfaction of such Allowed Claim, its Pro Rata Share of the Parnassos Bank Claim Distribution.

4.10.  Class 5(b)(i)—Parnassos Trade Claims.

(a)          Impairment and Voting.  Class 5(b)(i) is impaired by the Plan.  Each holder of an Allowed Parnassos Trade Claim is entitled to vote to accept or reject the Plan.

(b)         Distributions.  On the Initial Distribution Date and on each Periodic Distribution Date thereafter, or as soon thereafter as is practicable, each holder of an Allowed Parnassos Trade Claim shall receive, in full and complete satisfaction of such Allowed Claim (including interest, if any, accrued pursuant to Section 8.15), its Pro Rata Share of the Parnassos Trade Distribution, subject to Section 8.22, to the extent not previously paid.

4.11.  Class 5(b)(ii)—Parnassos Other Unsecured Claims.

(a)          Impairment and Voting.  Class 5(b)(ii) is impaired by the Plan.  Each holder of an Allowed Parnassos Other Unsecured Claim is entitled to vote to accept or reject the Plan.

(b)         Distributions.  Except to the extent that an Allowed Parnassos Other Unsecured Claim is an Insured Claim, on the Initial Distribution Date and on each Periodic Distribution Date thereafter, or as soon thereafter as is practicable, each holder of an Allowed Parnassos Other Unsecured Claim shall receive, in full and complete satisfaction of such Allowed Claim (including interest, if any, accrued pursuant to Section 8.15), its Pro Rata Share of the Parnassos Other Unsecured Distribution, subject to Section 8.22, to the extent not previously paid.  A holder of an Allowed Parnassos Other Unsecured Claim that is an Insured Claim shall be paid in the ordinary course of business of the Reorganized Debtors to the extent that Claim is insured and shall have an Allowed Parnassos Other Unsecured Claim to the extent the applicable insurance policy does not provide coverage with respect to any portion of the Insured Claim.

4.12.  Class 5(c)—Parnassos JV Equity Interests.

(a)          Impairment and Voting.  Class 5(c) is impaired by the Plan.  Each holder of an Allowed Parnassos JV Equity Interests is entitled to vote to accept or reject the Plan.

(b)         Distributions.  On the Effective Date, or as soon thereafter as is practicable:

(i)                                               if the Debtors consummate a Sale Transaction with respect to the Parnassos JV Equity Interests held by the Debtors, then (A) all Parnassos JV Equity Interests that are held by entities other than a Debtor or a Reorganized Debtor shall remain outstanding and unaffected by such Sale Transaction and shall not be entitled to receive any distribution under this Plan, (B) the organizational documents and agreements governing the Parnassos JV Equity Interests shall be amended as provided in the Plan Supplement, and (C) the Debtors consummating such Sale Transaction shall allocate the proceeds resulting from such Sale Transaction to the applicable Debtor Group Reserve in accordance with this Plan; or

(ii)                                            if the Debtors do not consummate a Sale Transaction with respect to the Parnassos JV Equity Interests held by the Debtors, then the Parnassos Joint Venture and the Adelphia Western NY Joint Venture shall be merged with and into the New Joint Venture Preferred Securities Issuer, and the separate existence of the Parnassos Joint Venture and the Adelphia Western NY Joint Venture shall cease, and the New Joint Venture Preferred Securities Issuer, as the surviving entity in the merger, shall continue its existence (such transaction, the “Parnassos Merger”).  On the effective date of the Parnassos Merger, by virtue of the merger and without any action of the New Joint Venture Preferred Securities Issuer or any holder of a Parnassos JV Equity Interest or any other Person, each Allowed Parnassos JV Equity Interest shall be cancelled and extinguished and converted into the right to receive, in full and complete satisfaction of such Allowed Claim, its Pro Rata Share of the Parnassos JV Equity Distribution.

Class 6—Century-TCI Debtor Group

4.13.  Class 6(a)—Century-TCI Bank Claims.

(a)          Impairment and Voting.

(i)                                               Impairment.  Class 6(a) is impaired by the Plan, and each holder of an Allowed Century-TCI Bank Claim is entitled to vote to accept or reject the Plan.

(ii)                                            Voting Procedures.  In the event that the Debtors have not obtained an order of the Bankruptcy Court holding that Class 6(a) is unimpaired by the Plan prior to soliciting acceptances for the Plan, the Debtors shall distribute and solicit ballots to accept or reject the Plan to holders of Claims in Class 6(a).  Notwithstanding anything otherwise to the contrary, in the event that the Debtors obtain an order of the Bankruptcy Court holding that Class 6(a) is unimpaired (whether before or after the soliciting of acceptances for the Plan and which order may be the Confirmation Order), Class 6(a) shall be unimpaired, each holder of an Allowed Century-TCI Bank Claim shall be conclusively presumed to have accepted the Plan and any votes to accept or reject the Plan submitted by holders of Claims in Class 6(a) shall be null, void and have no effect.

(b)         Allowance.  Without prejudice to any rights or remedies of the Debtors, the Creditors’ Committee or the Contingent Value Vehicle in connection with the Bank Actions, which such rights and remedies shall be preserved and retained in full, including, without limitation, the rights and remedies provided in Section 6.04(i) and Section 7.09 of this Plan, the Century-TCI Bank Claims shall be Allowed, in the amount of $1,000,000,000 plus the Allowed amount, as of the Effective Date, of all fees, costs and other expenses due and payable under the Century-TCI Credit Agreement (excluding, however, (i) interest, which shall be deemed paid in full to the extent the Debtors continue to make payments in accordance with paragraph 11(c) of the DIP Order through the Effective Date, and (ii) any amounts arising in connection with indemnification obligations under the Century-TCI Credit Agreement unless they constitute Bank Lender Fee Claims, Bank Lender Post-Effective Date Fee Claims or Bank Securities Action Indemnification Claims that are required to be paid under the Century-TCI Credit Agreement and applicable law pursuant to Section 6.10(c), (d), or (e) hereof, as applicable).

(c)          Distributions.  On the Effective Date, each holder of an Allowed Century-TCI Bank Claim shall receive, in full and complete satisfaction of such Allowed Claim, its Pro Rata Share of the Century-TCI Bank Claim Distribution.

4.14.  Class 6(b)(i)—Century-TCI Trade Claims.

(a)          Impairment and Voting.  Class 6(b)(i) is impaired by the Plan.  Each holder of an Allowed Century-TCI Trade Claim is entitled to vote to accept or reject the Plan.

(b)         Distributions.  On the Initial Distribution Date and on each Periodic Distribution Date thereafter, or as soon thereafter as is practicable, each holder of an Allowed Century-TCI Trade Claim shall receive, in full and complete satisfaction of such Allowed Claim (including interest, if any, accrued pursuant to Section 8.15), its Pro Rata Share of the Century-TCI Trade Distribution, subject to Section 8.22, to the extent not previously paid.

4.15.  Class 6(b)(ii)—Century-TCI Other Unsecured Claims.

(a)          Impairment and Voting.  Class 6(b)(ii) is impaired by the Plan.  Each holder of an Allowed Century-TCI Other Unsecured Claim is entitled to vote to accept or reject the Plan.

(b)         Distributions.  Except to the extent that an Allowed Century-TCI Other Unsecured Claim is an Insured Claim, on the Initial Distribution Date and on each Periodic Distribution Date thereafter, or as soon thereafter as is practicable, each holder of an Allowed Century-TCI Other Unsecured Claim shall receive, in full and complete satisfaction of such Allowed Claim (including interest, if any, accrued pursuant to Section 8.15), its Pro Rata Share of the Century-TCI Other Unsecured Distribution, subject to Section 8.22, to the extent not previously paid.  A holder of an Allowed Century-TCI Other Unsecured Claim that is an Insured Claim shall be paid in the ordinary course of business of the Reorganized Debtors to the extent that Claim is insured and shall have an Allowed Century-TCI Other Unsecured Claim to the extent the applicable insurance policy does not provide coverage with respect to any portion of the Insured Claim.

4.16.  Class 6(c)—Century-TCI JV Equity Interests.

(a)          Impairment and Voting.  Class 6(c) is impaired by the Plan.  Each holder of an Allowed Century-TCI JV Equity Interest is entitled to vote to accept or reject the Plan.

(b)         Distributions.  On the Effective Date, or as soon thereafter as is practicable,

(i)                                               if the Debtors consummate a Sale Transaction with respect to the Century-TCI JV Equity Interests held by the Debtors, then (A) all Century-TCI JV Equity Interests that are held by entities other than a Debtor or a Reorganized Debtor shall remain outstanding and unaffected by such Sale Transaction and shall not be entitled to receive any distribution under this Plan, (B) the organizational documents and agreements governing the Century-TCI JV Equity Interests shall be amended as provided in the Plan Supplement, and (C) the Debtors consummating such Sale Transaction shall allocate the proceeds resulting from such Sale Transaction to the applicable Debtor Group Reserve in accordance with this Plan; or

(ii)                                            if the Debtors do not consummate a Sale Transaction with respect to the Century-TCI JV Equity Interests held by the Debtors, then the Century-TCI Joint Venture shall be merged with and into the New Joint Venture Preferred Securities Issuer, and the separate existence of the Century-TCI Joint Venture shall cease, and New Joint Venture Preferred Securities Issuer, as the surviving entity in the merger, shall continue its existence (such transaction, the “Century-TCI Merger”).  On the effective date of the Century-TCI Merger, by virtue of the merger and without any action of New Joint Venture Preferred Securities Issuer or any holder of a Century-TCI JV Equity Interest or any other Person, each Allowed Century-TCI JV Equity Interest shall be cancelled and extinguished and converted into the right to receive, in full and complete satisfaction of such Allowed Interest, such its Pro Rata Share of the Century-TCI JV Equity Distribution.

Class 7—Century Debtor Group

4.17.  Class 7(a)—Century Bank Claims.

(a)          Impairment and Voting.

(i)                                               Impairment.  Class 7(a) is impaired by the Plan, and each holder of an Allowed Century Bank Claim is entitled to vote to accept or reject the Plan.

(ii)                                            Voting Procedures.  In the event that the Debtors have not obtained an order of the Bankruptcy Court holding that Class 7(a) is unimpaired by the Plan prior to soliciting acceptances for the Plan, the Debtors shall distribute and solicit ballots to accept or reject the Plan to holders of Claims in Class 7(a).  Notwithstanding anything otherwise to the contrary, in the event that the Debtors obtain an order of the Bankruptcy Court holding that Class 7(a) is unimpaired (whether before or after the soliciting of acceptances for the Plan and which order may be the Confirmation Order), Class 7(a) shall be unimpaired, each holder of an Allowed Century Bank Claim shall be conclusively presumed to have accepted the Plan and any votes to accept or reject the Plan submitted by holders of Claims in Class 7(a) shall be null, void and have no effect.

(b)         Allowance.  Without prejudice to any rights or remedies of the Debtors, the Creditors’ Committee or the Contingent Value Vehicle in connection with the Bank Actions, which such rights and remedies shall be preserved and retained in full, including, without limitation, the rights and remedies provided in Section 6.04(i) and Section 7.09 of this Plan, the Century Bank Claims shall be Allowed in the amount of $2,480,000,000 plus the Allowed amount, as of the Effective Date, of all fees, costs and other expenses due and payable under the Century Credit Agreement (excluding, however, (i) interest, which shall be deemed paid in full to the extent the Debtors continue to make payments in accordance with paragraph 11(c) of the DIP Order through the Effective Date, and (ii) any amounts arising in connection with indemnification obligations under the Century Credit Agreement unless they constitute Bank Lender Fee Claims, Bank Lender Post-Effective Date Fee Claims or Bank Securities Action Indemnification Claims that are required to be paid under the Century Credit Agreement and applicable law pursuant to Section 6.10(c), (d) or (e) hereof, as applicable).

(c)          Distributions.  On the Effective Date, each holder of an Allowed Century Bank Claim shall (pursuant to this Plan and without any further action by such holder) at the option of the Debtors, as set forth in the Sale/Exit Facility Notice, either:

(i)                                     sell, transfer and assign to the Reorganized Debtors (without recourse, representation or warranty (other than as to good title)), in exchange for its Pro Rata Share of the Century Bank Claim Purchase Price, all of its right, title and interest in and under the Century Credit Agreement, including the full amount of its Allowed Claim and all rights against any co-obligors, sureties or pledgors; provided, however, that in no event shall the Debtors or Reorganized Debtors assume, or be liable with respect to, any claims, liabilities, obligations or avoidance remedies arising out of, or in connection with, such interest in and under the Century Credit Agreement including, without limitation, in connection with the Continuing Bank Actions or any indemnification obligations of a Bank Lender under such Credit Agreement; or

(ii)                                  receive its Pro Rata Share of the Century Bank Claim Purchase Price, in full and complete satisfaction of such Allowed Century Bank Claim, and the Reorganized Debtors shall be deemed to, and shall be, fully subrogated to all rights and remedies of such holder (including, without limitation, rights to contribution) arising in connection with the Century Bank Claims or otherwise arising under the Century Credit Agreement; provided, however, that in no event shall the Debtors or Reorganized Debtors assume, or be liable with respect to, any claims, liabilities, obligations or avoidance remedies arising out of, or in connection with, the

Century Credit Agreement including, without limitation, in connection with the Continuing Bank Actions or any indemnification obligations of a Bank Lender under such Credit Agreement.  In connection therewith, such holder shall take the actions contemplated by Section 12.14 or as otherwise directed by the Bankruptcy Court to evidence or give effect to such subrogation.

4.18.  Class 7(b)—FPL Note Claims.

(a)          Impairment and Voting.  Class 7(b) is impaired by the Plan.  Each holder of an Allowed FPL Note Claim is entitled to vote to accept or reject the Plan.

(b)         Fixing of the FPL Note Claim.  The FPL Note Claims shall be fixed solely for the purposes of the Plan in the aggregate amount of (i) $127,435,663, of which $108,000,000 represents initial principal and $19,435,663 represents additional amounts accrued through the Commencement Date plus (ii) interest, if any, accrued pursuant to Section 8.15.

(c)          Distributions.  On the Initial Distribution Date, and on each Periodic Distribution Date thereafter, or as soon thereafter as is practicable, each holder of an FPL Note Claim (if and to the extent Allowed) shall receive, in full and complete satisfaction of such Claim, to the extent Allowed, its Pro Rata Share of the FPL Note Distribution, subject to Section 8.22, to the extent not previously paid.

4.19.  Class 7(c)(i)—Century Trade Claims.

(a)          Impairment and Voting.  Class 7(c)(i) is impaired by the Plan.  Each holder of an Allowed Century Trade Claim is entitled to vote to accept or reject the Plan.

(b)         Distributions.  On the Initial Distribution Date, and on each Periodic Distribution Date thereafter, or as soon thereafter as is practicable, each holder of an Allowed Century Trade Claim shall receive, in full and complete satisfaction of such Allowed Claim (including interest, if any, accrued pursuant to Section 8.15), its Pro Rata Share of the Century Trade Claim Distribution, subject to Section 8.22, to the extent not previously paid.

4.20.  Class 7(c)(ii)—Century Other Unsecured Claims.

(a)          Impairment and Voting.  Class 7(c)(ii) is impaired by the Plan.  Each holder of an Allowed Century Other Unsecured Claim is entitled to vote to accept or reject the Plan.

(b)         Distributions.  Except to the extent that an Allowed Century Other Unsecured Claim is an Insured Claim, on the Initial Distribution Date, and on each Periodic Distribution Date thereafter, or as soon thereafter as is practicable, each holder of an Allowed Century Other Unsecured Claim shall receive, in full and complete satisfaction of such Allowed Claim (including interest, if any, accrued pursuant to Section 8.15), its Pro Rata Share of the Century Other Unsecured Distribution, subject to Section 8.22, to the extent not previously paid.  A holder of an Allowed Century Other Unsecured Claim that is an Insured Claim shall be paid in the ordinary course of business of the Reorganized Debtors to the extent that Claim is insured and shall have an Allowed Century Other Unsecured Claim to the extent the applicable insurance policy does not provide coverage with respect to any portion of the Insured Claim.

4.21.  Class 7(d)—Century/Tele-Media JV Equity Interests.

(a)          Impairment and Voting.  Class 7(d) is impaired by the Plan.  Each holder of an Allowed Century/Tele-Media JV Equity Interest is entitled to vote to accept or reject the Plan.

(b)         Distributions.  On the Effective Date, or as soon thereafter as is practicable,

(i)                                               if the Debtors consummate a Sale Transaction with respect to the Century/Tele-Media JV Equity Interests held by the Debtors, then (A) all Century/Tele-Media JV Equity Interests that are held by entities other than a Debtor or a Reorganized Debtor shall remain outstanding and unaffected by such Sale Transaction and shall not be entitled to receive any distribution under this Plan, (B) the organizational documents and agreements governing the Century/Tele-Media JV Equity Interests shall be amended as provided in the Plan Supplement, and (C) the Debtors consummating such Sale Transaction shall allocate the proceeds resulting from such Sale Transaction to the applicable Debtor Group Reserve in accordance with this Plan;

(ii)                                            if the Debtors consummate a Sale Transaction with respect to the Century/Tele-Media JV Equity Interests held by the Debtors and the Century/Tele-Media JV Equity Interests held by Persons other than the Debtors, then (A) the proceeds resulting from such Sale Transaction shall be applied first to any Claims against the Century/Tele-Media Joint Venture in accordance with this Plan, and, to the extent proceeds remain from such Sale Transaction after Payment in Full of all such Claims, such proceeds shall be allocated among the holders of Century/Tele-Media JV Equity Interests in accordance with their relative rights under the organizational documents and agreements governing the Century/Tele-Media JV Equity Interests and (B) the organizational documents and agreements governing the Century/Tele-Media JV Equity Interests shall be amended as provided in the Plan Supplement; or

(iii)                                         if the Debtors do not consummate a Sale Transaction with respect to the Century/Tele-Media JV Equity Interests held by the Debtors or the Sale Transaction contemplated by Section 4.21(b)(ii) above, then the Century/Tele-Media Joint Venture shall be merged with and into the New Joint Venture Preferred Securities Issuer, and the separate existence of the Century/Tele-Media Joint Venture shall cease, and the New Joint Venture Preferred Securities Issuer, as the surviving entity in the merger, shall continue its existence (such transaction, the “Century/Tele-Media Joint Venture Merger”).  On the effective date of the Century/Tele-Media Joint Venture Merger, by virtue of the merger and without any action of the New Joint Venture Preferred Securities Issuer or any holder of a Century/Tele-Media JV Equity Interest or any other Person, each Allowed Century/Tele-Media JV Equity Interest shall be cancelled and extinguished and converted into the right to receive, in full and complete satisfaction of such

Allowed Interest, its Pro Rata Share of the Century/Tele-Media JV Equity Distribution.

Class 8—Arahova Debtor Group

4.22.  Class 8(a)—Arahova Notes Claims.

(a)          Impairment and Voting.  Class 8(a) is impaired by the Plan.  Each holder of an Allowed Arahova Notes Claim is entitled to vote to accept or reject the Plan.

(b)         Allowance.  The Arahova Notes Claims shall be deemed Allowed Claims solely for the purposes of the Plan in the aggregate amount of (i) $1,743,519,528, of which $1,712,005,639 represents principal and $31,513,639 represents interest accrued through the Commencement Date, less (ii) the Arahova Compromise Amount, plus (iii) interest, if any, accrued pursuant to Section 8.15.

(c)          Distributions.  On the Initial Distribution Date, and on each Periodic Distribution Date thereafter, or as soon thereafter as is practicable, each holder of an Allowed Arahova Notes Claim shall receive, in full and complete satisfaction of such Allowed Claim, its Pro Rata Share of the Arahova Notes Distribution, subject to Section 8.22, to the extent not previously paid.

4.23.  Class 8(b)(i)—Arahova Trade Claims.

(a)          Impairment and Voting.  Class 8(b)(i) is impaired by the Plan.  Each holder of an Allowed Arahova Trade Claim is entitled to vote to accept or reject the Plan.

(b)         Distributions.  On the Initial Distribution Date, and on each Periodic Distribution Date thereafter, or as soon thereafter as is practicable, each holder of an Allowed Arahova Trade Claim shall receive, in full and complete satisfaction of such Allowed Claim (including interest, if any, accrued pursuant to Section 8.15), its Pro Rata Share of the Arahova Trade Claims Distribution, subject to Section 8.22, to the extent not previously paid.

4.24.  Class 8(b)(ii)—Arahova Other Unsecured Claims.

(a)          Impairment and Voting.  Class 8(b)(ii) is impaired by the Plan.  Each holder of an Allowed Arahova Other Unsecured Claim is entitled to vote to accept or reject the Plan.

(b)         Distributions.  Except to the extent that an Allowed Arahova Other Unsecured Claim is an Insured Claim, on the Initial Distribution Date, and on each Periodic Distribution Date thereafter, or as soon thereafter as is practicable, each holder of an Allowed Arahova Other Unsecured Claim shall receive, in full and complete satisfaction of such Allowed Claim (including interest, if any, accrued pursuant to Section 8.15), its Pro Rata Share of the Arahova Other Unsecured Distribution, subject to Section 8.22, to the extent not previously paid.  A holder of an Allowed Arahova Other Unsecured Claim that is an Insured Claim shall be paid in the ordinary course of business of the Reorganized Debtors to the extent that Claim is insured and shall have an Allowed Arahova Other Unsecured Claim to the extent the applicable insurance policy does not provide coverage with respect to any portion of the Insured Claim.

4.25.  Class 8(c)—Arahova Existing Securities Law Claims.

(a)          Impairment and Voting.  Class 8(c) is impaired by the Plan.  Each holder of an Allowed Arahova Existing Securities Law Claim is entitled to vote to accept or reject the Plan.

(b)         Distributions.  On the Initial Distribution Date, and on each Periodic Distribution Date thereafter, or as soon thereafter as is practicable, each holder of an Allowed Arahova Existing Securities Law Claim shall receive, in full and complete satisfaction of such Allowed Claim, its Pro Rata Share of the Arahova Existing Securities Law Claim Distribution.

Class 9—Silo 7A Debtor Group

4.26.  Class 9(a)—Silo 7A Trade Claims.

(a)          Impairment and Voting.  Class 9(a) is impaired by the Plan.  Each holder of an Allowed Silo 7A Trade Claim is entitled to vote to accept or reject the Plan.

(b)         Distributions.  On the Initial Distribution Date, and on each Periodic Distribution Date thereafter, or as soon thereafter as is practicable, each holder of an Allowed Silo 7A Trade Claim shall receive, in full and complete satisfaction of such Allowed Claim (including interest, if any, accrued pursuant to Section 8.15), its Pro Rata Share of the Silo 7A Trade Distribution, subject to Section 8.22, to the extent not previously paid.

4.27.  Class 9(b)—Silo 7A Other Unsecured Claims.

(a)          Impairment and Voting.  Class 9(b) is impaired by the Plan.  Each holder of an Allowed Silo 7A Other Unsecured Claim is entitled to vote to accept or reject the Plan.

(b)         Distributions.  Except to the extent that a Silo 7A Other Unsecured Claim is an Insured Claim, on the Initial Distribution Date, and on each Periodic Distribution Date thereafter, or as soon thereafter as is practicable, each holder of an Allowed Silo 7A Other Unsecured Claim shall receive, in full and complete satisfaction of such Allowed Claim (including interest, if any, accrued pursuant to Section 8.15), its Pro Rata Share of the Silo 7A Other Unsecured Distribution, subject to Section 8.22, to the extent not previously paid.  A holder of an Allowed Silo 7A Other Unsecured Claim that is an Insured Claim shall be paid in the ordinary course of business of the Reorganized Debtors to the extent that Claim is insured and shall have an Allowed Silo 7A Other Unsecured Claim to the extent the applicable insurance policy does not provide coverage with respect to any portion of the Insured Claim.

Class 10—UCA Subsidiary Debtor Group

4.28.  Class 10(a)—UCA Subsidiary Trade Claims.

(a)          Impairment and Voting.  Class 10(a) is impaired by the Plan.  Each holder of an Allowed UCA Subsidiary Trade Claim is entitled to vote to accept or reject the Plan.

(b)         Distributions.  On the Initial Distribution Date, and on each Periodic Distribution Date thereafter, or as soon thereafter as is practicable, each holder of an Allowed

UCA Subsidiary Trade Claim shall receive, in full and complete satisfaction of such Allowed Claim (including interest, if any, accrued pursuant to Section 8.15), its Pro Rata Share of the UCA Subsidiary Trade Distribution, subject to Section 8.22, to the extent not previously paid.

4.29.  Class 10(b)—UCA Subsidiary Other Unsecured Claims.

(a)          Impairment and Voting.  Class 10(b) is impaired by the Plan.  Each holder of an Allowed UCA Subsidiary Other Unsecured Claim is entitled to vote to accept or reject the Plan.

(b)         Distributions.  Except to the extent that a UCA Subsidiary Other Unsecured Claim is an Insured Claim, on the Initial Distribution Date, and on each Periodic Distribution Date thereafter, or as soon thereafter as is practicable, each holder of an Allowed UCA Subsidiary Other Unsecured Claim shall receive, in full and complete satisfaction of such Allowed Claim (including interest, if any, accrued pursuant to Section 8.15), its Pro Rata Share of the UCA Subsidiary Other Unsecured Distribution, subject to Section 8.22, to the extent not previously paid.  A holder of an Allowed UCA Subsidiary Other Unsecured Claim that is an Insured Claim shall be paid in the ordinary course of business of the Reorganized Debtors to the extent that Claim is insured and shall have an Allowed UCA Subsidiary Other Unsecured Claim to the extent the applicable insurance policy does not provide coverage with respect to any portion of the Insured Claim.

Class 11—Olympus Debtor Group

4.30.  Class 11(a)—Olympus Bank Claims.

(a)          Impairment and Voting.

(i)                                               Impairment.  Class 11(a) is impaired by the Plan, and each holder of an Allowed Olympus Bank Claim is entitled to vote to accept or reject the Plan.

(ii)                                            Voting Procedures.  In the event that the Debtors have not obtained an order of the Bankruptcy Court holding that Class 11(a) is unimpaired by the Plan prior to soliciting acceptances for the Plan, the Debtors shall distribute and solicit ballots to accept or reject the Plan to holders of Claims in Class 11(a).  Notwithstanding anything otherwise to the contrary, in the event that the Debtors obtain an order of the Bankruptcy Court holding that Class 11(a) is unimpaired (whether before or after the soliciting of acceptances for the Plan and which order may be the Confirmation Order), Class 11(a) shall be unimpaired, each holder of an Allowed Olympus Bank Claim shall be conclusively presumed to have accepted the Plan and any votes to accept or reject the Plan submitted by holders of Claims in Class 11(a) shall be null, void and have no effect.

(b)         Allowance.  Without prejudice to any rights or remedies of the Debtors, the Creditors’ Committee or the Contingent Value Vehicle in connection with the Bank Actions, which such rights and remedies shall be preserved and retained in full, including, without limitation, the rights and remedies provided in Section 6.04(i) and Section 7.09 of this Plan, the Olympus Bank Claims shall be Allowed in the amount of $1,265,000,000 plus the Allowed amount, as of the Effective Date, of all fees, costs and other expenses due and payable under the

Olympus Credit Agreement (excluding, however, (i) interest, which shall be deemed paid in full to the extent the Debtors continue to make payments in accordance with paragraph 11(c) of the DIP Order through the Effective Date, and (ii) any amounts arising in connection with indemnification obligations under the Olympus Credit Agreement unless they constitute Bank Lender Fee Claims, Bank Lender Post-Effective Date Fee Claims or Bank Securities Action Indemnification Claims that are required to be paid under the Olympus Credit Agreement and applicable law pursuant to Section 6.10(c), (d) or (e) hereof, as applicable).

(c)          Distributions.  On the Effective Date, each holder of an Allowed Olympus Bank Claim shall (pursuant to this Plan and without any further action by such holder) at the option of the Debtors, as set forth in the Sale/Exit Facility Notice, either:

(i)                                     sell, transfer and assign to the Reorganized Debtors (without recourse, representation or warranty (other than as to good title)), in exchange for its Pro Rata Share of the Olympus Bank Claim Purchase Price, all of its right, title and interest in and under the Olympus Credit Agreement, including the full amount of its Allowed Claim and all rights against any co-obligors, sureties or pledgors; provided, however, that in no event shall the Debtors or Reorganized Debtors assume, or be liable with respect to, any claims, liabilities, obligations or avoidance remedies arising out of, or in connection with, such interest in and under the Olympus Credit Agreement including, without limitation, in connection with the Continuing Bank Actions or any indemnification obligations of a Bank Lender under such Credit Agreement; or

(ii)                                  receive its Pro Rata Share of the Olympus Bank Claim Purchase Price, in full and complete satisfaction of such Allowed Olympus Bank Claim, and the Reorganized Debtors shall be deemed to, and shall be, fully subrogated to all rights and remedies of such holder (including, without limitation, rights to contribution) arising in connection with the Olympus Bank Claims or otherwise arising under the Olympus Credit Agreement; provided, however, that in no event shall the Debtors or Reorganized Debtors assume, or be liable with respect to, any claims, liabilities, obligations or avoidance remedies arising out of, or in connection with, the Olympus Credit Agreement including, without limitation, in connection with the Continuing Bank Actions or any indemnification obligations of a Bank Lender under such Credit Agreement.  In connection therewith, such holder shall take the actions contemplated by Section 12.14 or as otherwise directed by the Bankruptcy Court to evidence or give effect to such subrogation.

4.31.  Class 11(b)(i)—Olympus Trade Claims.

(a)          Impairment and Voting.  Class 11(b)(i) is impaired by the Plan.  Each holder of an Allowed Olympus Trade Claim is entitled to vote to accept or reject the Plan.

(b)         Distributions.  On the Initial Distribution Date, and on each Periodic Distribution Date thereafter, or as soon thereafter as is practicable, each holder of an Allowed Olympus Trade Claim shall receive, in full and complete satisfaction of such Allowed Claim (including interest, if any, accrued pursuant to Section 8.15), its Pro Rata Share of the Olympus Trade Distribution, subject to Section 8.22, to the extent not previously paid.

4.32.  Class 11(b)(ii)—Olympus Other Unsecured Claims.

(a)          Impairment and Voting.  Class 11(b)(ii) is impaired by the Plan.  Each holder of an Allowed Olympus Other Unsecured Claim is entitled to vote to accept or reject the Plan.

(b)         Distributions.  Except to the extent that an Allowed Olympus Other Unsecured Claim is an Insured Claim, on the Initial Distribution Date, and on each Periodic Distribution Date thereafter, or as soon thereafter as is practicable, each holder of an Allowed Olympus Other Unsecured Claim shall receive, in full and complete satisfaction of such Allowed Claim (including interest, if any, accrued pursuant to Section 8.15), its Pro Rata Share of the Olympus Other Unsecured Distribution, subject to Section 8.22, to the extent not previously paid.  A holder of an Allowed Olympus Other Unsecured Claim that is an Insured Claim shall be paid in the ordinary course of business of the Reorganized Debtors to the extent that Claim is insured and shall have an Allowed Olympus Other Unsecured Claim to the extent the applicable insurance policy does not provide coverage with respect to any portion of the Insured Claim.

Class 12—UCA Debtor Group

4.33.  Class 12(a)—UCA Bank Claims.

(a)          Impairment and Voting.

(i)                                               Impairment.  Class 12(a) is impaired by the Plan, and each holder of an Allowed UCA Bank Claim is entitled to vote to accept or reject the Plan.

(ii)                                            Voting Procedures.  In the event that the Debtors have not obtained an order of the Bankruptcy Court holding that Class 12(a) is unimpaired by the Plan prior to soliciting acceptances for the Plan, the Debtors shall distribute and solicit ballots to accept or reject the Plan to holders of Claims in Class 12(a).  Notwithstanding anything otherwise to the contrary, in the event that the Debtors obtain an order of the Bankruptcy Court holding that Class 12(a) is unimpaired (whether before or after the soliciting of acceptances for the Plan and which order may be the Confirmation Order), Class 12(a) shall be unimpaired, each holder of an Allowed UCA Bank Claim shall be conclusively presumed to have accepted the Plan and any votes to accept or reject the Plan submitted by holders of Claims in Class 12(a) shall be null, void and have no effect.

(b)         Allowance.  Without prejudice to any rights or remedies of the Debtors, the Creditors’ Committee or the Contingent Value Vehicle in connection with the Bank Actions, which such rights and remedies shall be preserved and retained in full, including, without limitation, the rights and remedies provided in Section 6.04(i) and Section 7.09 of this Plan, the UCA Bank Claims shall be Allowed in the amount of $831,375,000 plus the Allowed amount, as of the Effective Date, of all fees, costs and other expenses due and payable under the UCA Credit Agreement (excluding, however, (i) interest, which shall be deemed paid in full to the extent the Debtors continue to make payments in accordance with paragraph 11(c) of the DIP Order through the Effective Date, and (ii) any amounts arising in connection with indemnification obligations under the UCA Credit Agreement unless they constitute Bank Lender Fee Claims, Bank Lender Post-Effective Date Fee Claims or Bank Securities Action Indemnification Claims that are required to be paid under the UCA Credit Agreement and applicable law pursuant to Section 6.10(c), (d) or (e) hereof, as applicable).

(c)          Distributions.  On the Effective Date, each holder of an Allowed UCA Bank Claim shall (pursuant to this Plan and without any further action by such holder) at the option of the Debtors, as set forth in the Sale/Exit Facility Notice, either:

(i)                                     sell, transfer and assign to the Reorganized Debtors (without recourse, representation or warranty (other than as to good title)) in exchange for its Pro Rata Share of the UCA Bank Claim Purchase Price all of its right, title and interest in and under the UCA Credit Agreement, including the full amount of its Allowed Claim and all rights against any co-obligors, sureties or pledgors; provided, however, that in no event shall the Debtors or Reorganized Debtors assume, or be liable with respect to, any claims, liabilities, obligations or avoidance remedies arising out of, or in connection with, such interest in and under the UCA Credit Agreement including, without limitation, in connection with the Continuing Bank Actions or any indemnification obligations of a Bank Lender under such Credit Agreement; or

(ii)                                  receive its Pro Rata Share of the UCA Bank Claim Purchase Price, in full and complete satisfaction of such Allowed UCA Bank Claim, and the Reorganized Debtors shall be deemed to, and shall be, fully subrogated to all rights and remedies of such holder (including, without limitation, rights to contribution) arising in connection with the UCA Bank Claims or otherwise arising under the UCA Credit Agreement; provided, however, that in no event shall the Debtors or Reorganized Debtors assume, or be liable with respect to, any claims, liabilities, obligations or avoidance remedies arising out of, or in connection with, the UCA Credit Agreement including, without limitation, in connection with the Continuing Bank Actions or any indemnification obligations of a Bank Lender under such Credit Agreement.  In connection therewith, such holder shall take the actions contemplated by

Section 12.14 or as otherwise directed by the Bankruptcy Court to evidence or give effect to such subrogation.

4.34.  Class 12(b)—UCA Notes Claims.

(a)          Impairment and Voting.  Class 12(b) is impaired by the Plan.  Each holder of an Allowed UCA Notes Claim is entitled to vote to accept or reject the Plan.

(b)         Allowance.  The UCA Notes Claims shall be deemed Allowed Claims solely for the purposes of the Plan in the aggregate amount of (i) $212,986,111, of which $200,000,000 represents principal and $12,986,111 represents interest accrued through the Commencement Date, plus (ii) interest, if any, accrued pursuant to Section 8.15.

(c)          Distributions.  On the Initial Distribution Date, and on each Periodic Distribution Date thereafter, or as soon thereafter as is practicable, each holder of an Allowed UCA Notes Claim shall receive, in full and complete satisfaction of such Allowed Claim, its Pro Rata Share of the UCA Notes Distribution, subject to Section 8.22, to the extent not previously paid.

4.35.  Class 12(c)(i)—UCA Trade Claims.

(a)          Impairment and Voting.  Class 12(c)(i) is impaired by the Plan.  Each holder of an Allowed UCA Trade Claim is entitled to vote to accept or reject the Plan.

(b)         Distributions.  On the Initial Distribution Date, and on each Periodic Distribution Date thereafter, or as soon thereafter as is practicable, each holder of an Allowed UCA Trade Claim shall receive, in full and complete satisfaction of such Allowed Claim (including interest, if any, accrued pursuant to Section 8.15), its Pro Rata Share of the UCA Trade Claims Distribution, subject to Section 8.22, to the extent not previously paid.

4.36.  Class 12(c)(ii)—UCA Other Unsecured Claims.

(a)          Impairment and Voting.  Class 12(c)(ii) is impaired by the Plan.  Each holder of an Allowed UCA Other Unsecured Claim is entitled to vote to accept or reject the Plan.

(b)         Distributions.  Except to the extent that an Allowed UCA Other Unsecured Claim is an Insured Claim, on the Initial Distribution Date, and on each Periodic Distribution Date thereafter, or as soon thereafter as is practicable, each holder of an Allowed UCA Other Unsecured Claim shall receive, in full and complete satisfaction of such Allowed Claim (including interest, if any, accrued pursuant to Section 8.15), its Pro Rata Share of the UCA Other Unsecured Distribution, subject to Section 8.22, to the extent not previously paid.  A holder of an Allowed UCA Other Unsecured Claim that is an Insured Claim shall be paid in the ordinary course of business of the Reorganized Debtors to the extent that Claim is insured and shall have an Allowed UCA Other Unsecured Claim to the extent the applicable insurance policy does not provide coverage with respect to any portion of the Insured Claim.

4.37.  Class 12(d)—UCA Existing Securities Law Claims.

(a)          Impairment and Voting.  Class 12(d) is impaired by the Plan.  Each holder of an Allowed UCA Existing Securities Law Claim is entitled to vote to accept or reject the Plan.

(b)         Distributions.  On the Initial Distribution Date, and on each Periodic Distribution Date thereafter, or as soon thereafter as is practicable, each holder of an Allowed UCA Existing Securities Law Claim shall receive, in full and complete satisfaction of such Allowed Claim, its Pro Rata Share of the UCA Existing Securities Law Claim Distribution.

4.38.  Class 12(e)—UCA / Tele-Media JV Equity Interests.

(a)          Impairment and Voting.  Class 12(e) is impaired by the Plan.  Each holder of an Allowed UCA / Tele-Media JV Equity Interest is entitled to vote to accept or reject the Plan.

(b)         Distributions.  On the Effective Date, or as soon thereafter as is practicable:

(i)                                               if the Debtors consummate a Sale Transaction with respect to the UCA / Tele-Media JV Equity Interests held by the Debtors, then (A) all UCA / Tele-Media JV Equity Interests that are held by entities other than a Debtor or a Reorganized Debtor shall remain outstanding and unaffected by such Sale Transaction and shall not be entitled to receive any distribution under this Plan, (B) the organizational documents and agreements governing the UCA / Tele-Media JV Equity Interests shall be amended as provided in the Plan Supplement, and (C) the Debtors consummating such Sale Transaction shall allocate the proceeds resulting from such Sale Transaction to the applicable Debtor Group Reserve in accordance with this Plan;

(ii)                                            if the Debtors consummate a Sale Transaction with respect to the UCA/Tele-Media JV Equity Interests held by the Debtors and the Century/Tele-Media JV Equity Interests held by Persons other than the Debtors, then (A) the proceeds resulting from such Sale Transaction shall be applied first to any Claims against the UCA/Tele-Media Joint Venture in accordance with this Plan, and, to the extent proceeds remain from such Sale Transaction after Payment in Full of all such Claims, such proceeds shall be allocated among the holders of UCA/Tele-Media JV Equity Interests in accordance with their relative rights under the organizational documents and agreements governing the UCA/Tele-Media JV Equity Interests and (B) the organizational documents and agreements governing the UCA/Tele-Media JV Equity Interests shall be amended as provided in the Plan Supplement; or

(iii)                                         if the Debtors do not consummate a Sale Transaction with respect to the UCA / Tele-Media JV Equity Interests held by the Debtors or the Sale Transaction contemplated in Section 4.38(b)(ii) above, then the UCA / Tele-Media Joint Venture shall be merged with and into the New Joint Venture Preferred Securities Issuer, and the separate existence of the UCA / Tele-Media Joint Venture shall cease, and the New Joint Venture Preferred Securities Issuer,

as the surviving entity in the merger, shall continue its existence (such transaction, the “UCA / Tele-Media Joint Venture Merger”).  On the effective date of the UCA / Tele-Media Joint Venture Merger, by virtue of the merger and without any action of the New Joint Venture Preferred Securities Issuer or any holder of a UCA / Tele-Media JV Equity Interests, or any other Person, each Allowed UCA / Tele-Media JV Equity Interest shall be cancelled and extinguished and converted into the right to receive, in full and complete satisfaction of such Allowed Interest, its Pro Rata Share of the UCA / Tele-Media JV Equity Distribution.

Class 13—Holding Company Debtor Group

4.39.  Class 13(a)(i)—ACC Trade Claims.

(a)          Impairment and Voting.  Class 13(a)(i) is impaired by the Plan.  Each holder of an Allowed ACC Trade Claim is entitled to vote to accept or reject the Plan.

(b)         Distributions.  On the Initial Distribution Date, and on each Periodic Distribution Date thereafter, or as soon thereafter as is practicable, each holder of an Allowed ACC Trade Claim shall receive, in full and complete satisfaction of such Allowed Claim (including interest, if any, accrued pursuant to Section 8.15) its Pro Rata Share of: (i) the ACC Trade Claims Distribution, subject to Section 8.22, to the extent not previously paid; and (ii) [    ] Contingent Value Vehicle Series A-2 Interests.

4.40.  Class 13(a)(ii)—ACC Other Unsecured Claims.

(a)          Impairment and Voting.  Class 13(a)(ii) is impaired by the Plan.  Each holder of an Allowed ACC Other Unsecured Claim is entitled to vote to accept or reject the Plan.

(b)         Distributions.  Except to the extent that ACC Other Unsecured Claim is an Insured Claim, on the Initial Distribution Date, and on each Periodic Distribution Date thereafter, or as soon thereafter as is practicable, each holder of an Allowed ACC Other Unsecured Claim shall receive, in full and complete satisfaction of such Allowed Claim (including interest, if any, accrued pursuant to Section 8.15) its Pro Rata Share of: (i) the ACC Other Unsecured Distribution, subject to Section 8.22, to the extent not previously paid; and (ii) [            ] Contingent Value Vehicle Series A-2 Interests.  A holder of an Allowed ACC Other Unsecured Claim that is an Insured Claim shall be paid in the ordinary course of business of the Reorganized Debtors to the extent that Claim is insured and shall have an Allowed ACC Other Unsecured Claim to the extent the applicable insurance policy does not provide coverage with respect to any portion of the Insured Claim.

4.41.  Class 13(b)—ACC Senior Notes Claims.

(a)          Impairment and Voting.  Class 13(b) is impaired by the Plan.  Each holder of an Allowed ACC Senior Notes Claim is entitled to vote to accept or reject the Plan.

(b)         Allowance.  The ACC Senior Notes Claims shall be deemed Allowed Claims solely for the purposes of the Plan in the aggregate amount of (i) $5,109,693,748, of which

$4,936,847,118 represents principal and $172,846,630 represents interest accrued through the Commencement Date plus (ii) interest, if any, accrued pursuant to Section 8.15.

(c)          Distributions.  On the Initial Distribution Date, and on each Periodic Distribution Date thereafter, or as soon thereafter as is practicable, each holder of an Allowed ACC Senior Notes Claim shall receive, in full and complete satisfaction of such Allowed Claim, its Pro Rata Share of:  (i) the ACC Notes Distribution, which, in enforcement of the Subordination Provisions, includes consideration that otherwise would be distributed to holders of Allowed ACC Subordinated Note Claims in the absence of the Subordination Provisions, as and to the extent required to result in Payment in Full of the ACC Senior Notes Claims (including interest from the Commencement Date to the date of payment at the rate specified in Section 8.15, but without giving effect to the limitation imposed by the Debtor Group Maximum Value), subject to Section 8.22, to the extent not previously paid; and (ii) [         ] Contingent Value Vehicle Series A-1 Interests.

4.42.  Class 13(c)—ACC Subordinated Notes Claims.

(a)          Impairment and Voting.  Class 13(c) is impaired by the Plan.  Each holder of an Allowed ACC Subordinated Notes Claim is entitled to vote to accept or reject the Plan.

(b)         Allowance.  The ACC Subordinated Note Claims shall be deemed Allowed Claims solely for the purposes of the Plan in the aggregate amount of (i) $1,458,990,625, of which $1,437,500,000 represents principal and $21,490,625 represents interest accrued through the Commencement Date plus (ii) interest, if any, accrued pursuant to Section 8.15.

(c)          Distributions.  Subject to the next sentence, on the Initial Distribution Date, and on each Periodic Distribution Date thereafter, or as soon thereafter as is practicable, each holder of an Allowed ACC Subordinated Notes Claim shall receive, in full and complete satisfaction of such Allowed Claim, its Pro Rata Share of the ACC Subordinated Notes Distribution, subject to Section 8.22, to the extent not previously paid.  In accordance with and in enforcement of the subordination provisions of the indentures relating to the ACC Subordinated Notes (the “Subordination Provisions”), all distributions which the holders of Subordinated Notes Claims would otherwise be entitled to receive under this Plan on account of the ACC Subordinated Notes shall be delivered to the Holders of the Allowed ACC Senior Notes Claims pursuant to Section 4.41(c) hereof.  Notwithstanding the Subordination Provisions, each Holder of an Allowed ACC Subordinated Note Claim shall be entitled to receive and retain, on account of such claim, its ratable share of the ACC Subordinated Notes Distribution, based upon the amount of ACC Subordinated Notes held by each holder.

(d)         Subordination Enforcement as Essential Element.  Whether or not Class 13(c) or any individual holder of an ACC Subordinated Notes Claim has accepted this Plan, the Subordination Provisions shall be enforced, without exception, through the consummation of this Plan, as to (i) the distributions with respect to ACC Senior Notes Claims from the ACC Notes Distribution and (ii) except with respect to the ACC Subordinated Notes Distribution, any and all other distributions or property that the holders of Allowed ACC Subordinated Note Claims are, would or might otherwise be entitled to receive from the Debtors or the Estates or in the Chapter 11 Cases on account of ACC Subordinated Notes Claims.  Pursuant to the Subordination

Provisions, all such portions of the ACC Notes Distribution and, except for the ACC Subordinated Notes Distribution, other distributions and property shall be delivered directly to the holders of ACC Senior Notes Claims by means of the distribution procedures provided for in Section 8.08 hereof.

4.43.  Class 13(d)—ACC Notes Existing Securities Law Claims.

(a)          Impairment and Voting.  Class 13(d) is impaired by the Plan.  Each holder of an Allowed ACC Notes Existing Securities Law Claim is entitled to vote to accept or reject the Plan.

(b)         Distributions.  On the Effective Date, or as soon thereafter as is practicable, each holder of an Allowed ACC Notes Existing Securities Law Claim shall receive, in full and complete satisfaction of such Allowed Claim, its Pro Rata Share of the ACC Notes Existing Securities Law Claim Distribution, subject to Section 8.22, to the extent not previously paid.

4.44.  Class 13(e)—ACC Series B Preferred Stock Interests.

(a)          Impairment and Voting.  Class 13(e) is impaired by the Plan.  Each holder of an Allowed ACC Preferred Stock Interest is entitled to vote to accept or reject the Plan.

(b)         Distributions.  On the Effective Date, or as soon thereafter as is practicable, each holder of an Allowed ACC Series B Preferred Stock Interest shall receive, in full and complete satisfaction of such Allowed Equity Interest, such Allowed Equity Interest’s Pro Rata Share of [   ] Contingent Value Vehicle Series D Interests.

4.45.  Class 13(f)—ACC Series B Preferred Stock Existing Securities Law Claims.

(a)          Impairment and Voting.  Class 13(f) is impaired by the Plan.  Each holder of an Allowed ACC Series B Preferred Stock Existing Securities Law Claim is entitled to vote to accept or reject the Plan.

(b)         Distributions.  On the Effective Date, or as soon thereafter as is practicable, each holder of an Allowed ACC Series B Preferred Stock Existing Securities Law Claim shall receive, in full and complete satisfaction of such Allowed Claim, its Pro Rata Share of the ACC Series B Preferred Stock Existing Securities Law Claim Distribution, subject to Section 8.22, to the extent not previously paid.

4.46.  Class 13(g)—ACC Series D Preferred Stock Interests.

(a)          Impairment and Voting.  Class 13(g) is impaired by the Plan.  Each holder of an Allowed ACC Series D Preferred Stock Interest is entitled to vote to accept or reject the Plan.

(b)         Distributions.  On the Effective Date, or as soon thereafter as is practicable, each holder of an Allowed ACC Series D Preferred Stock Interest shall receive, in full and complete satisfaction of such Allowed Equity Interest, such Allowed Equity Interest’s Pro Rata Share of [     ] Contingent Value Vehicle Series F Interests.

4.47.  Class 13(h)—ACC Series D Preferred Stock Existing Securities Law Claims.

(a)          Impairment and Voting.  Class 13(h) is impaired by the Plan.  Each holder of an Allowed ACC Series D Preferred Stock Existing Securities Law Claim is entitled to vote to accept or reject the Plan.

(b)         Distributions.  On the Effective Date, or as soon thereafter as is practicable, each holder of an Allowed ACC Series D Preferred Stock Existing Securities Law Claim shall receive, in full and complete satisfaction of such Allowed Claim, its Pro Rata Share of the ACC Series D Preferred Stock Existing Securities Law Claim Distribution, subject to Section 8.22, to the extent not previously paid.

4.48.  Class 13(i)—ACC Series E and F Preferred Stock Interests.

(a)          Impairment and Voting.  Class 13(i) is impaired by the Plan.  Each holder of an Allowed ACC Series E and F Preferred Stock Interest is entitled to vote to accept or reject the Plan.

(b)         Distributions.  On the Effective Date, or as soon thereafter as is practicable, each holder of an Allowed ACC Series E and F Preferred Stock Interest shall receive, in full and complete satisfaction of such Allowed Equity Interest, such Allowed Equity Interest’s Pro Rata Share of [          ] Contingent Value Vehicle Series H Interests.

4.49.  Class 13(j)—ACC Preferred Series E and F Stock Existing Securities Law Claims.

(a)          Impairment and Voting.  Class 13(j) is impaired by the Plan.  Each holder of an Allowed ACC Series E and F Preferred Stock Existing Securities Law Claim is entitled to vote to accept or reject the Plan.

(b)         Distributions.  On the Effective Date, or as soon thereafter as is practicable, each holder of an Allowed ACC Series E and F Preferred Stock Existing Securities Law Claim shall receive, in full and complete satisfaction of such Allowed Claim, its Pro Rata Share of the ACC Series E and F Preferred Stock Existing Securities Law Claim Distribution, subject to Section 8.22, to the extent not previously paid.

4.50.  Class 13(k)—ACC Common Stock Existing Securities Law Claims.

(a)          Impairment and Voting.  Class 13(k) is impaired by the Plan, and consists of all Common Stock Existing Securities Law Claims.  Each holder of an ACC Common Stock Existing Securities Law Claim is entitled to vote to accept or reject the Plan.

Distributions.  On the Effective Date, or as soon thereafter as is practicable, each holder of an Allowed ACC Common Stock Existing Securities Law Claim shall receive, in full and complete satisfaction of such Allowed Equity Interest, such Allowed Equity Interest’s Pro Rata Share of the ACC Common Stock Existing Securities Law Claim Distribution, subject to Section 8.22, to the extent not previously paid.

4.51.  Class 13(l)—ACC Common Stock Interests.

(a)          Impairment and Voting.  Class 13(l) is impaired by the Plan, and consists of all ACC Common Stock Interests.  Each holder of an Allowed ACC Common Stock Interest is entitled to vote to accept or reject the Plan.

(b)         Distributions.  On the Effective Date, or as soon thereafter as is practicable, each holder of an Allowed ACC Common Stock Interest shall receive, in full and complete satisfaction of such Allowed Equity Interest, such Allowed Equity Interest’s Pro Rata Share of the ACC Common Stock Distribution.

Class 14-Convenience Classes

4.52.  Class 14(a)—Subsidiary Convenience Claims.

(a)          Impairment and Voting.  Class 14(a) is impaired by the Plan.  Each holder of an Allowed Subsidiary Convenience Claim is entitled to vote to accept or reject the Plan.

(b)         Distributions.  Each holder of an Allowed Subsidiary Convenience Claim shall receive, in full and complete satisfaction of such Allowed Claim, Cash in an amount equal to the lesser of (i) [            ]% multiplied by the Allowed amount of such Subsidiary Convenience Claim or (ii) [            ] dollars($[            ]); provided, however, that if (i) the holders of Allowed Subsidiary Convenience Claims do not accept the Plan by the requisite majorities set forth in section 1126(c) of the Bankruptcy Code or (ii) the holders of Claims which are deemed to be Allowed Subsidiary Convenience Claims would receive a greater amount of Plan Consideration consisting of Cash if they were treated as holders of Claims in the Class to which they would otherwise belong, then the holders of Allowed Subsidiary Convenience Claims shall be treated as holders of Claims in the Class to which they would otherwise belong; provided further, however, that in such event any election by a holder of an Allowed Subsidiary Convenience Claim to reduce the amount of its Allowed Claim to [            ] dollars ($[            ]) shall be null and void.

4.53.  Class 14(b)—ACC Convenience Claims.

(a)          Impairment and Voting.  Class 14(b) is impaired by the Plan.  Each holder of an Allowed ACC Convenience Claim is entitled to vote to accept or reject the Plan.

(b)         Distributions.  Each holder of an Allowed ACC Convenience Claim shall receive, in full and complete satisfaction of such Allowed Claim, Cash in an amount equal to the lesser of (i) [            ]% multiplied by the Allowed amount of such ACC Convenience Claim or (ii)  [        ] dollars ($[            ]); provided, however, that if (i) the holders of Allowed ACC Convenience Claims do not accept the Plan by the requisite majorities set forth in section 1126(c) of the Bankruptcy Code or (ii) the holders of Claims which are deemed to be Allowed ACC Convenience Claims would receive a greater amount of Plan Consideration consisting of Cash if they were treated as holders of Claims in the Class to which they would otherwise belong, then the holders of Allowed ACC Convenience Claims shall be treated as holders of Allowed ACC Trade Claims or Allowed ACC Other Unsecured Claims and treated as either Class 13(a)(i) Claims or Class 13(a)(ii) Claims (as applicable); provided further, however, that in

such event any election by a holder of an Allowed ACC Convenience Claim to reduce the amount of its Allowed Claim to [            ] dollars ($[            ]) shall be null and void.

4.54.  Class 15—Intercompany Claims.  In consideration of the benefits provided under the Plan, including the Global Compromise, the Intercompany Claims shall be Allowed in the amounts specified in Schedule 4.54 hereto (as such Schedule may be amended or supplemented pursuant to a notice to be filed with the Bankruptcy Court not later than 25 days prior to the Voting Deadline), and shall be subordinated to all Claims in their respective Debtor Groups of Persons who are not Debtors, but shall be senior to any Equity Interests within such Intercompany Claim’s Debtor Group.  Upon the occurrence of the Effective Date, each Intercompany Claim shall be discharged and satisfied by means of: (a) the Restructuring Transactions contemplated by the Plan; and (b) allocations of Plan Securities pursuant to Section 9.03 hereof (and any order of the Bankruptcy Court sought thereunder) to the Debtor Group Reserves of such Intercompany Claim’s Debtor Group in amounts that give effect to the relative seniority and treatment of such Intercompany Claim under this Section 4.54.  All Claims held by any Debtor against any Non-Debtor Subsidiary or by any Non-Debtor Subsidiary against any Debtor shall be reviewed by the Reorganized Debtors and adjusted, continued, or discharged, as determined by the Reorganized Debtors in their sole discretion.

4.55.  Rigas Claims or Equity Interests.  All Rigas Claims and Equity Interests shall be Disallowed.  Each holder of a Rigas Claim or Equity Interest shall receive no distribution under this Plan with respect to such Rigas Claim or Equity Interest.  The Plan shall not create any right of any holder of a Rigas Claim or Equity Interest to assert such Claim or Equity Interest against any of the Debtors’ insurance policies.

4.56.  ACC Other Equity Interests.  All ACC Other Equity Interests shall be Disallowed.  Each holder of an ACC Other Equity Interest shall receive no distribution under this Plan with respect to such ACC Other Equity Interest.

ARTICLE V.

DEEMED CONSOLIDATION

5.01.  Deemed Consolidation.  In consideration of the benefits provided under the Plan, including the Global Compromise, this Plan provides for the deemed consolidation of the Estates in accordance with the terms set forth in this Article V, but only for purposes of voting with respect to the confirmation of the Plan and effectuating the settlements contemplated by, and making distributions under, this Plan.  Except as set forth in this Article, such deemed consolidation will not: (a) affect the legal and corporate structures of the Debtors or Reorganized Debtors, subject to the right of the Debtors or Reorganized Debtors to effect the Restructuring Transactions contemplated by this Plan, (b) cause any Debtor to be liable for any Claim or Equity Interest under this Plan for which it otherwise is not liable, and the liability of any Debtor for any such Claim or Equity Interest will not be affected by such deemed consolidation, (c) except as otherwise stated in this Plan, affect Intercompany Claims, (d) affect any pre and post-Commencement Date guarantees, Liens, and security interests that are required to be maintained (i) in connection with executory contracts or unexpired leases that were entered into during the Chapter 11 Cases or that have been or will be assumed or (ii) pursuant to the Plan, (e) affect any defenses to any Cause of Action or requirements for any third party to establish mutuality in order to assert a right of setoff, (f) affect distributions out of any insurance policies or proceeds of such policies, (g) affect Equity Interests in the Debtors except as otherwise may be required in connection with the Restructuring Transactions contemplated by this Plan or (h) constitute a change of control (or a change in working control) of any Debtor for any purpose, including, without limitation, under any franchise agreement, executory contract, pole attachment agreement or other agreement (whether entered into before or after the Commencement Date).  Notwithstanding anything herein to the contrary, the Debtors may elect in their sole and absolute discretion, at any time through and until the Effective Date, to consolidate the Estates for additional purposes.  Should the Debtors make such an election, the Debtors will not, nor will they be required to, resolicit votes with respect to this Plan.  Deemed consolidation shall not alter the distributions set forth herein.

5.02.  Deemed Consolidation of the Debtors into Separate Debtor Groups.  Entry of the Confirmation Order shall constitute the approval, pursuant to section 105(a) of the Bankruptcy Code, effective as of the Effective Date, of the deemed consolidation of the Debtors into ten separate and distinct groups (each such group, a “Debtor Group”), which groups shall consist of the following Debtors for all purposes related to the Plan, including, without limitation, for purposes of voting, confirmation, and distribution:

(a)                                  a “Century Debtor Group” consisting solely and exclusively of the Century Debtors;

(b)                                 a “Century-TCI Debtor Group” consisting solely and exclusively of the Century-TCI Debtors;

(c)                                  a “FrontierVision Debtor Group” consisting solely and exclusively of the FrontierVision Debtors;

(d)                                 an “Olympus Debtor Group” consisting solely and exclusively of the Olympus Debtors;

(e)                                  a “Parnassos Debtor Group” consisting solely and exclusively of the Parnassos Debtors;

(f)                                    a “Silo 7A Debtor Group” consisting solely and exclusively of the Silo 7A Debtors;

(g)                                 a “Arahova Debtor Group” consisting solely and exclusively of the Arahova Debtors;

(h)                                 a “UCA Subsidiary Debtor Group” consisting solely and exclusively of the UCA Subsidiary Debtors;

(i)                                     a “UCA Debtor Group” consisting solely and exclusively of the UCA Debtors; and

(j)        a “Holding Company Debtor Group” consisting solely and exclusively of the Holding Company Debtors.

5.03.  Treatment of Debtor Group Claims and Equity Interests.  On and after the Effective Date, (i) all assets and liabilities of the applicable Debtors within each Debtor Group shall be treated as though they were merged with the assets and liabilities of the other Debtors within such Debtor Group, (ii) no distributions shall be made under the Plan on account of any Claim held by a Debtor against any other Debtor within its Debtor Group, (iii) except with respect to Equity Interests in Classes 5(c), 6(c), 7(d) and 12(e), no distributions shall be made under the Plan on account of any Equity Interest held by a Debtor in any other Debtor within its Debtor Group, (iv) all guarantees of the Debtors of the obligations of any other Debtor within its Debtor Group shall be eliminated so that any Claim against any Debtor and any guarantee thereof executed by any other Debtor and any joint or several liability of any of the Debtors within a Debtor Group shall be one obligation of the Debtors within such Debtor Group, and (v) each and every Claim filed or to be filed in the Chapter 11 Case of any of the Debtors within a Debtor Group shall be deemed filed against the Debtors within such Debtor Group, and shall be one Claim against and obligation of the Debtors within such Debtor Group.  Notwithstanding anything otherwise to the contrary, the deemed consolidation hereunder shall not affect any Claims or Equity Interests held by a Debtor in or against a Debtor in a separate Debtor Group.

5.04.  Order Granting Consolidation.  The Disclosure Statement and this Plan shall be deemed to be a motion requesting that the Bankruptcy Court approve the deemed consolidation provided for in this Plan, as well as any additional consolidation that may be proposed by the Debtors in connection with confirmation and consummation of the Plan.  Unless an objection to consolidation is made in writing by any creditor affected by the Plan as herein provided on or before 4:00 p.m. Eastern Time, on the date that is 10 days before the Confirmation Hearing, or such other date as may be fixed by the Bankruptcy Court, the deemed consolidation proposed by this Plan may be approved by the Bankruptcy Court at the Confirmation Hearing.  In the event any such objections are timely filed, a hearing with respect thereto shall be scheduled by the Bankruptcy Court, which hearing may, but need not, coincide with the Confirmation Hearing.

ARTICLE VI.

IMPLEMENTATION OF THE PLAN

6.01.  Continued Corporate Existence.

(a)       The Debtors.  Subject to the Restructuring Transactions contemplated by this Plan, the mergers contemplated in connection with Sections 4.12, 4.16, 4.21 and 4.38 of this Plan and the effects of any Sale Transaction, each of the Debtors will continue to exist after the Effective Date as a separate legal entity, with all the powers available to such entity under applicable law in the jurisdiction in which each applicable Debtor is organized or otherwise formed and pursuant to its certificate of incorporation and by-laws or other organizational documents in effect prior to the Effective Date, except to the extent such certificate of incorporation and by-laws or other organizational documents are amended by this Plan, without prejudice to any right to terminate such existence (whether by merger or otherwise) under applicable law after the Effective Date.

(b)       Reorganized ACC.  Subject to the Restructuring Transactions contemplated by this Plan and the effects of any Sale Transaction, on, or as soon as reasonably practicable after the Effective Date, all appropriate actions shall be taken consistent with this Plan to (i) form Reorganized ACC pursuant to the Reorganized ACC Certificate of Incorporation and the Reorganized ACC By-Laws and (ii) contribute or transfer all of the assets of the Debtors, other than the Designated Litigation, to the Reorganized Debtors as contemplated by the Restructuring Transactions.  The Designated Litigation shall be transferred to the Contingent Value Vehicle as specified in Section 7.03 of this Plan.

(c)       Non-Debtors.  There are certain Affiliates of the Debtors that are not Debtors in these Chapter 11 Cases.  The continued existence, operation and ownership of such non-Debtor Affiliates is a material component of the Debtors’ businesses, and, as set forth in Section 6.09 of this Plan, subject to the effects of any Sale Transaction, all of the Debtors’ Equity Interests and other property interests in such non-Debtor Affiliates shall revest in the applicable Reorganized Debtors or their successors on the Effective Date.

6.02.  Restructuring Transactions / Sale Transaction.

(a)       The Debtors shall set forth in a notice to be filed with the Bankruptcy Court not later than 25 days prior to the Voting Deadline (the “Sale Transaction Notice”) (i) whether they intend to pursue a Standalone Plan or a Sale Transaction, and (ii) if they intend to pursue a Sale Transaction, the material terms of such Sale Transaction, including the parties involved, the form of such transaction and the Plan Consideration to be received in connection therewith.

(b)       On or as of the Effective Date, within the sole and exclusive discretion of the Debtors, the Debtors may, notwithstanding any other transactions described in this Section 6.02: (i) cause any or all of the Debtors to be merged into one or more of the Debtors or dissolved, (ii) cause the transfer of assets between or among the Debtors, or (iii) engage in any other transaction in furtherance of the Plan.  Any such transaction shall be effective as of the Effective Date pursuant to the Confirmation Order without any further action by the stockholders or directors of any of the Debtors, the Debtors in Possession, or the Reorganized Debtors.  It is the present intention of the Debtors to utilize this provision to merge, dissolve or transfer certain of its Subsidiaries and transfer certain executory contracts, unexpired leases, and other assets to the surviving Subsidiaries.

(c)       On or prior to the Effective Date, the Debtors and Reorganized Debtors shall take such actions as may be necessary or appropriate to effect the relevant Restructuring Transactions and any Sale Transaction, including, but not limited to, all of the transactions described in this Plan.  Such actions may include: (i) the execution and delivery of appropriate agreements or other documents of merger, consolidation or reorganization containing terms that are consistent with the terms of this Plan and that satisfy the requirements of applicable law; (ii) the execution and delivery of appropriate instruments of transfer, assignment, assumption or delegation of any property, right, liability, duty or obligation on terms consistent with the terms of this Plan; (iii) the filing of appropriate certificates of incorporation, merger or consolidation with the appropriate governmental authorities under applicable law; and (iv) all other actions that Debtors and Reorganized Debtors determine are necessary or appropriate, including the making of filings or recordings in connection with the relevant Restructuring Transaction or Sale

Transaction.  The form of each Restructuring Transaction shall be determined by the Boards of Directors of a Debtor or Reorganized Debtor party to any Restructuring Transaction.  In the event a Restructuring Transaction is a merger transaction, upon the consummation of such Restructuring Transaction, each party to such merger shall cease to exist as a separate entity and thereafter the surviving Reorganized Debtor shall assume and perform the obligations of each Reorganized Debtor under this Plan.  In the event a Reorganized Debtor is liquidated, the Reorganized Debtors (or the Reorganized Debtor which owned the stock of such liquidating Debtor prior to such liquidation) shall assume and perform such obligations.  Implementation of the Restructuring Transactions shall not affect the distributions under the Plan.  To the extent not set forth in this Plan, the rights and obligations of the parties to a Sale Transaction shall be set forth in the Confirmation Order and/or the order approving the Sale Transaction (which may be the Confirmation Order) (the “Sale Transaction Order”).

(d)       Sale of Substantially All Assets.  If the Debtors consummate a Bank Payoff Cash Sale Transaction (as defined in Section 6.05 of this Plan) or another Sale Transaction relating to all or substantially all of the assets of the Estates (any such Sale Transaction, a “Substantially All Assets Sale”), all assets of the Estates (other than the Purchased Assets), including, without limitation, any Claims, Cash, rights and causes of action of the Debtors and the Estates (excluding, however, in any case the Designated Litigation, which shall be transferred to the Contingent Value Vehicle in accordance with Section 7.03 of this Plan), shall be held by the Distribution Company for (a) distribution on account of Claims and Equity Interests pursuant and subject to the terms of this Plan, and/or (b) use in connection with the implementation of this Plan and any Sale Transaction and/or (c) retention in reserves or escrow accounts pending any such distribution or use, and unless otherwise ordered by the Bankruptcy Court, such assets of the Estates in each case SHALL NOT BE REVESTED AND SHALL NOT BE RELEASED OR WAIVED.

(e)       Assumed Sale Liabilities.  On the Effective Date, the Assumed Sale Liabilities shall no longer be obligations of the Distribution Company or the Estates and the holder of any Claim with respect thereto shall have no recourse on account of such Claim against the Debtors, the Plan Administrator, the Reorganized Debtors, the Estates or the Distribution Company.

(f)        With respect to each Debtor (other than ACC) in which a Person other than ACC or a wholly owned subsidiary of ACC holds an Equity Interest, then on the Effective Date such Debtor shall be deemed to have incurred indebtedness to the holder (or holders, as applicable) of its Equity Interest which is a wholly-owned subsidiary of ACC (or if no such direct holder exists, to the junior-most indirect holder which is a wholly-owned subsidiary of ACC) in an initial principal amount equal to the Deemed Value of the aggregate amount of Plan Consideration distributed under this Plan with respect to the Claims against such Debtor (such indebtedness, the “Restructuring Obligation”).  Each Restructuring Obligation shall be deemed to be validly incurred notwithstanding the lack of any approval or consent by the holders of such Debtor’s Equity Interests otherwise required and shall be binding on the Reorganized Debtors obligated thereunder from and after the Effective Date.  The terms of the Restructuring Obligations will be set forth in one or more Restructuring Notes to be filed with the Plan Supplement.

6.03.  Certificates of Incorporation and By-laws.  The Reorganized ACC Certificate of Incorporation and Reorganized ACC By-Laws and the Certificates of Incorporation and By-laws (or other organizational documents, as applicable, including any documents required in connection with a Sale Transaction) of each of the other Reorganized Debtors shall be adopted and amended as may be required in order that they are consistent with the provisions of this Plan and the Bankruptcy Code (except to the extent any of such organizational documents shall not be required as a result of a Sale Transaction).  To the extent it is adopted pursuant to this Section 6.03, the Reorganized ACC Certificate of Incorporation shall, among other things:  (a) authorize [           ] shares of New Common Stock, $0.01 par value per share; and (b) provide, as and to the extent required by section 1123(a)(6) of the Bankruptcy Code, for (x) a provision prohibiting the issuance of non-voting equity securities and, if applicable, (y) a provision setting forth an appropriate distribution of voting power among classes of equity securities possessing voting power, including, in the case of any class of equity securities having a preference over another class of equity securities with respect to dividends, adequate provisions for the election of directors representing such preferred class in the event of default in the payment of such dividends.  The forms of Reorganized ACC Certificate of Incorporation and Reorganized ACC By-laws will be included in the Plan Supplement.  Any modification to the Reorganized ACC Certificate of Incorporation as originally filed may be filed after the Confirmation Date and may become effective on or prior to the Effective Date.

6.04.  Compromise and Settlements.

(a)       Global Compromise.

(i)            Pursuant to Bankruptcy Rule 9019 and in consideration of the distributions and other benefits provided under this Plan, the provisions of this Plan will constitute a good faith compromise and settlement (such compromise and settlement, the “Global Compromise”) of all Claims and controversies between the Debtors and the holders of Claims against, and Equity Interests in, the respective Debtor Groups on all matters relating to: (A) the deemed consolidation of the Debtors within their respective Debtor Groups; (B) the Transferred Subscriber Transactions; (C) the amounts, allowance, relative priority and treatment of all Intercompany Claims; (D) the form of currency to be distributed hereunder on account of Allowed Claims and Equity Interests; (E) the rate at which interest shall accrue for purposes of distributions under this Plan with respect to Claims from the Commencement Date through the Effective Date (including whether such interest shall be compounded or accrue as simple interest); [(F) the Government Settlement and its proposed resolution of the Government Claims]; (G) any disputes involving the Debtors and the UCA / Tele-Media Joint Venture and the Century / Tele-Media Joint Venture, including, without limitation, disputes between the Debtors and the UCA / Tele-Media Joint Venture and the Century / Tele-Media Joint Venture relating to the deemed consolidation and Intercompany Claims (collectively, the “Tele-Media Dispute”); and (H) any Claims and Causes of Action between the Holding Company Debtor Group and the Arahova Debtor Group (the “Arahova Dispute”).

(ii)           Any distributions to be made pursuant to this Plan shall be made on account and in consideration of the Global Compromise, which, upon the Effective Date, shall be binding on all Persons, including the Debtors, all holders of Claims and Equity Interests (whether or not Allowed), and all Persons entitled to receive any payments or other distributions under the Plan.  Entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval, as of the Effective Date, of the compromise and settlement of all such Claims or controversies and the Bankruptcy Court’s finding that such compromise and settlement is in the best interests of the Debtors, the Reorganized Debtors, their respective estates, and the holders of such Claims and Equity Interests, and is fair, equitable and reasonable.  By virtue of and integral to the Global Compromise, on the Effective Date, pursuant to Bankruptcy Rule 9019, in full settlement and satisfaction of any Claims and Causes of Action between the Holding Company Debtor Group and the Arahova Debtor Group, the Allowed amount of Claims in Classes 8(a), 8(b)(i) and 8(b)(ii) has been reduced by the Arahova Compromise Amount (the “Arahova Compromise”).  By virtue of and integral to the Global Compromise, on the Effective Date, pursuant to Bankruptcy Rule 9019, in full settlement and satisfaction of any Claims and Causes of Action between and among the holders of Century/Tele-Media JV Equity Interests and the UCA / Tele-Media JV Equity Interests, on the one hand, and the Debtors, on the other hand, the Century/Tele-Media JV Equity Distribution and the UCA/Tele-Media Equity Distribution shall have an aggregate value, to be determined by the Bankruptcy Court in the Confirmation Order of not less than $[_____], unless such distributions will not be made under this Plan as a result of the consummation of a Sale Transaction involving the Debtors’ Century Tele-Media JV Equity Interests or UCA/Tele-Media JV Equity Interests pursuant to Section 4.21(b)(ii) or 4.38(b)(ii) of this Plan, as applicable.

(iii)          [By virtue of and integral to the compromise and settlement of disputes relating to the deemed consolidation pursuant to the Global Compromise, on the Effective Date, except as otherwise provided by or to the extent necessary in connection with the treatment of Intercompany Claims contemplated by Section 4.54 of this Plan, (A) each Debtor shall waive any defense, including, without limitation, defenses arising under sections 502(d) of the Bankruptcy Code, to Intercompany Claims asserted by another Debtor and such Claims shall be deemed to be Allowed Claims, (B) Intercompany Claims between Debtors shall not be deemed to be mutual claims arising prior to the Commencement Date for purposes of setoff, (C) each of the Debtors and Debtors in Possession shall waive its right to receive distributions on any Claims and Causes of Action such Debtor and Debtor in Possession may have against another Debtor and Debtor in Possession, arising in accordance with sections 509, 544, 547, 548 and 553(b) of the Bankruptcy Code, without waiving or releasing any Claims and Causes of Action against non-Debtor parties and (D) except as provided in subsection (i) hereof, each Debtor and Debtor in Possession shall waive and forever release any right, Claim or Cause of Action which has been or could have been asserted by such Debtor or Debtor in Possession against any other Debtor and Debtor in Possession, including pursuant to principles of substantive consolidation, piercing the corporate veil, alter ego, domination, constructive trust and similar principles of state or federal creditors’ rights laws.]

(b)       Bank Actions.  The Confirmation Order shall:

(i)            provide for the release of the Released Bank Lender Defendants by the Debtors and Reorganized Debtors from any liability with respect to the Bank Actions (but only if such Released Bank Lender Defendants deliver to the Debtors releases, in form and substance reasonably satisfactory to the Debtors, from any and all Claims relating to or arising in connection with the Prepetition Credit Agreements and any transactions in connection therewith (except for the right to receive distributions in respect of Bank Claims, Bank Lender Fee Claims and Bank Securities Action Indemnification Claims under and in accordance with this Plan)), and that the Contingent Value Vehicle shall have no right to pursue the Bank Actions against the Released Bank Lenders;

(ii)           provide that, except for the Continuing Bank Actions, with respect to which all of the Debtors’ rights shall be preserved and which shall be transferred to the Contingent Value Vehicle in accordance with Section 7.03 hereof, subject to the occurrence of the conditions set forth in Sections 13.01 and 13.02 hereof, on the Effective Date all Dismissed Bank Actions shall be dismissed (or shall be deemed to be dismissed as of the Effective Date, to the extent a Continuing Bank Action subsequently qualifies as a Dismissed Bank Action under this Plan) with prejudice and the Debtors shall be deemed to release the Bank Lenders with respect to the Dismissed Bank Actions, effective as of the Effective Date;

(iii)          provide that, to the extent that a Released Bank Lender Defendant indemnifies or is required to indemnify any Person that is ultimately either (a) required to disgorge a distribution received under this Plan to the Debtors, (b) found liable in connection with a Continuing Bank Action or (c) is party to a settlement of the Continuing Bank Action pursuant to which such Person agrees not to receive or demand the full satisfaction of any Claim against a Debtor, the Debtors shall have no liability to such Released Bank Lender Defendant with respect to any amounts provided in connection therewith;

(iv)          provide that, in consideration of (and as a condition to) the treatment provided for under this Plan, each Bank Lender shall:

(A)          be deemed to release, without any further action on its part, the Debtors and Reorganized Debtors from any liability and obligation in connection with the Prepetition Credit Agreements (including, without limitation, any liability or obligation with respect to indemnification thereunder, including any matters with respect to which a Lender has an indemnification right as against another Lender under any Prepetition Credit Agreement), except for the right to receive distributions in respect of Bank Claims, Bank Lender Fee Claims, Bank Lender Post-Effective Date Fee Claims (to the extent such Bank Lender is entitled thereto under this Plan) and Bank Securities Action Indemnification Claims under and in accordance with this Plan, as applicable;

(B)           exercise such remedies and take such further actions to protect, perfect and effect the rights and remedies available under the applicable Prepetition Credit Agreements and applicable law as the Debtors or Reorganized Debtors may at any time and from time to time reasonably request (including, without limitation, with respect to the subrogation of the Debtors and the Reorganized Debtors to the rights of the Bank Lenders to the Collateral securing Bank Claims, any assignment of the rights in such Collateral to the Debtors or the Reorganized Debtors, and the initiation and pursuit of any proceeding or case required for the Debtors to obtain rights to the Collateral securing the Bank Claims free and clear of Liens, encumbrances and competing claims); and

(v)           provide that each Bank Lender acting to protect, perfect or effect such rights and remedies pursuant to and in accordance with instructions received from the Debtors or Reorganized Debtors under Section 6.04(b)(iv)(B) (each Bank Lender acting in such capacity, an “Indemnified Person”) shall be:

(A)          reimbursed by the Reorganized Debtors or the Distribution Company (as applicable) for all reasonable costs, fees and expenses incurred in connection therewith, to the extent such holder is entitled to such reimbursement under the Prepetition Credit Agreement immediately prior to the Effective Date; and

(B)           indemnified and held harmless by the Reorganized Debtors or the Distribution Company (as applicable) against any and all expenses, losses, claims, damages and liabilities incurred by such Indemnified Person arising out of claims made by any Person relating solely to the actions taken pursuant to and in accordance with instructions delivered under Section 6.04(b)(iv)(B), but excluding therefrom all expenses, losses, claims, damages and liabilities to the extent they are determined by a Final Order of a court of competent jurisdiction to have resulted from the gross negligence, recklessness or willful misconduct of such Indemnified Person.

(c)       Notwithstanding anything otherwise to the contrary, the Allowance of a Bank Claim for purposes of this Plan shall not constitute, be deemed to constitute, or be cited as a defense to (or other grounds for avoiding liability under) the Continuing Bank Actions.  The Bank Lender Avoidance Complaint may not be amended by any party to add additional claims or additional defendants (except for successors and assigns to the rights of holders of Bank Claims, to the extent it is alleged that such Claims are subject to the defenses and grounds for disallowance applicable to the Bank Claims and to the initial holders thereof); provided, however that the Bank Lender Avoidance Complaint may be amended to replead the Continuing Bank Actions with further particularity.

6.05.  Exit Facility / Sale Transaction.  Not later than five days prior to the date of the Effective Date (the “Sale / Exit Facility Notice Date”), the Debtors shall file a notice with the

Bankruptcy Court electing whether the Debtors will undertake the New Financing, the Rollover, the Combination Refinancing, and/or a Sale Transaction, and containing the forms of principal agreements to be entered into in connection with the Exit Facility and/or such Sale Transaction, as applicable, to the extent such agreements have not previously been filed in connection with the Sale Transaction Notice, the Plan Supplement, or otherwise (the “Sale / Exit Facility Notice”).  Notwithstanding anything otherwise to the contrary, unless they elect to pursue a Sale Transaction resulting in Cash proceeds sufficient to satisfy the DIP Lender Claims and Bank Claims in full (a “Bank Payoff Cash Sale Transaction”), the Debtors shall use their commercially reasonable efforts to consummate the New Financing and shall elect the Rollover or the Combination Refinancing only as and to the extent that the New Financing is unavailable due to the failure of a condition to, or the termination or expiration of, the commitment for the New Financing Facility.  On the Effective Date, unless they elect to pursue a Bank Payoff Cash Sale Transaction, the Reorganized Debtors shall enter into the Exit Facility in order to obtain the consideration necessary to make payments required to be made on the Effective Date pursuant to the terms of this Plan, and conduct their post-reorganization operations.  The Reorganized Debtors shall be authorized to enter into all documents necessary and appropriate in connection with the Exit Facility and/or any Sale Transaction approved by the Bankruptcy Court.

6.06.  Authorization of the Exit Facility / Cash Sale Transaction.  In the Confirmation Order, the Bankruptcy Court shall approve the terms of the Exit Facility and/or any Sale Transaction Documents, in either case in substantially the form filed with the Bankruptcy Court (and with such changes as to which the applicable Debtors and respective agents and lenders parties thereto may agree), and shall authorize the applicable Reorganized Debtors to execute such documents as the applicable Reorganized Debtors and the applicable agents and lenders (or buyer, if applicable) may reasonably require in order to effectuate the treatment afforded to such parties under the Exit Facility (or such Cash Sale Transaction, as applicable) and to consummate the transactions contemplated thereby.

6.07.  Registration Rights Agreement.  On the Effective Date, each Registration Rights Holder shall have the right to become a party to the Registration Rights Agreement, which shall contain customary terms and conditions (except to the extent no Registration Rights Agreement is contemplated in connection with a Sale Transaction).

6.08.  Listing on Securities Exchange or Quotation System.  Unless the Debtors pursue a Cash Sale Transaction or a Sale Transaction that would result in such a listing no longer being practicable or permitted under applicable law or regulations, Reorganized ACC will use its reasonable efforts to list, as promptly as practicable after the Effective Date, the New Common Stock on a national securities exchange or for quotation on a national automated interdealer quotation system but will have no liability if it is unable to do so.  Persons receiving distributions of New Common Stock, by accepting such distributions, shall be deemed to have agreed to cooperate with Reorganized ACC’s reasonable requests to assist Reorganized ACC in its efforts to list the New Common Stock on a national securities exchange or quotation system.

6.09.  Reinstatement of Certain Equity Interests.  Subject to the Restructuring Transactions (and any Sale Transaction contemplated by this Plan), and except with respect to Equity Interests in Classes 5(c), 6(c), 7(d) and 12(e) in the circumstances provided herein, Equity Interests held by any Debtor in any other Debtor shall be Reinstated in exchange for Reorganized

ACC’s agreement to cause the distribution of the Plan Consideration under this Plan to holders of Allowed Claims and Equity Interests in accordance with the terms of this Plan.

6.10.  Cancellation of Existing Securities and Agreements; Bank Lender Indemnification Claims and Post-Effective Date Fee Claims.

(a)       On the Effective Date, except as otherwise contemplated by a Sale Transaction or otherwise specifically provided for herein, (i) the Existing Securities and any document, agreement or instrument evidencing or creating any Claim or Equity Interest in or against the Debtors, except such notes, agreements, documents or other instruments evidencing indebtedness or obligation of the Debtors that are Reinstated under this Plan, will be cancelled, and (ii) the obligations of, Claims against, and/or Equity Interests in the Debtors under, relating or pertaining to any agreements, indentures, certificates of designation, by-laws, or certificate or articles of incorporation or similar documents governing the Existing Securities and any other note, bond, indenture, or other instrument or document evidencing or creating any indebtedness or obligation of the Debtors, except such notes or other instruments as evidencing indebtedness or obligation of the Debtors that are Reinstated under this Plan, as the case may be, will be released and discharged; provided, however, that any Indenture, Prepetition Credit Agreement or other agreement that governs the rights of the Claimholder and is administered by an Indenture Trustee, an agent, or a servicer (each hereinafter referred to as a “Servicer”) will continue in effect solely for purposes of (x) allowing such Servicer to make the distributions to be made on account of such Claims under this Plan as provided in Article VIII of this Plan and (y) permitting such Servicer to maintain any rights or Liens it may have on distributions received pursuant to the terms of this Plan for fees, costs and expenses under such Indenture or other agreement; provided further that the preceding proviso will not affect the discharge of Claims against or Equity Interests in the Debtors under the Bankruptcy Code, the Confirmation Order, or this Plan, or result in any expense or liability to the Reorganized Debtors.

(b)       The Reorganized Debtors will not have any obligations to any Servicer (or to any Disbursing Agent replacing such Servicer) for any fees, costs, or expenses except as expressly provided in Section 2.04, this Section 6.10 or Section 8.11 hereof; provided, however, that nothing herein will preclude any Servicer (or any Disbursing Agent replacing such Servicer) from being paid or reimbursed from the distributions being made by such Servicer (or any Disbursing Agent replacing such Servicer) for prepetition or postpetition fees, costs, or expenses pursuant to the Indenture, Prepetition Credit Agreement or other agreement giving rise to such Claim in accordance with the provisions set forth therein, all without application to or approval by the Bankruptcy Court.

(c)       To the extent required by the Prepetition Credit Agreement giving rise thereto, the Debtors, Reorganized Debtors or the Distribution Company (as applicable) shall pay Bank Lender Fee Claims in Cash in accordance with the procedures, and subject to the conditions, set forth in this Section 6.10(c).  As a condition to receiving payment of a Bank Lender Fee Claim entitled to reimbursement by the Debtors or the Reorganized Debtors, each holder of a Bank Claim shall deliver to the Debtors or the Reorganized Debtors (as applicable) and counsel for the Statutory Committees written copies of invoices in respect of such claims, with narrative descriptions of the services rendered and itemization of expenses incurred in such detail and with such supporting documentation as is reasonably requested by the Debtors or the Reorganized

Debtors, for the period to which such Bank Lender Fee Claim relates (which invoices, with respect to holders or professionals who have received reimbursement prior to the Effective Date in connection with the Chapter 11 Cases, shall be in the same form and shall include the same level of information as provided by such Person in connection with the Chapter 11 Cases).  Notwithstanding anything otherwise to the contrary, in the event the Debtors or Reorganized Debtors are unable to resolve a dispute as to a Bank Lender Fee Claim, the Debtors, Reorganized Debtors and/or the holder of such Claim may submit any such dispute to the Bankruptcy Court for resolution.  Neither the Debtors nor the Reorganized Debtors shall be required to make any payments with respect to a Disputed Bank Lender Fee Claim pending resolution of such dispute by the parties or the Bankruptcy Court; provided, however, that if a Bank Lender Fee Claim is Disputed in part and Allowed in part, the Debtors or Reorganized Debtors (as applicable) shall pay that portion of a Bank Lender Fee Claim that is Allowed as soon as reasonable practicable after it is Allowed, while retaining the Disputed portion of a Bank Lender Fee Claim, pending resolution of such dispute by the parties or the Bankruptcy Court.

(d)       From and after the Effective Date, any Bank Lender Post-Effective Date Fee Claims shall be paid solely from the Litigation Prosecution Fund and in accordance with this Section 6.10(d) and no Person shall have any Claim against, or right to payment from, the Debtors or Reorganized Debtors in connection therewith.  Notwithstanding anything otherwise to the contrary, none of the following shall be payable under this Section 6.10(d): (i) Claims for indemnification of any liability arising in connection with a Continuing Bank Action or the Securities Class Action and (ii) fees, costs, expenses or other amounts incurred in connection with a Continuing Bank Action by or on behalf of a defendant that is found by a court of competent jurisdiction in a Final Order to have liability in connection with such Continuing Bank Action or is required to make a disgorgement under Section 6.10(f) of this Plan.  As a condition to receiving payment of a Bank Lender Post-Effective Date Fee Claim entitled to reimbursement by the Litigation Prosecution Fund, each holder of a Bank Claim shall deliver to the Contingent Value Vehicle Manager and counsel for the Statutory Committees written copies of invoices in respect of such claims, with narrative descriptions of the services rendered and itemization of expenses incurred in such detail and with such supporting documentation as is reasonably requested by the Contingent Value Vehicle Manager, for the period to which such Bank Lender Post-Effective Date Fee Claim relates (which invoices, with respect to holders or professionals who have received reimbursement prior to the Effective Date in connection with the Chapter 11 Cases, shall be in the same form and shall include the same level of information as provided by such Person in connection with the Chapter 11 Cases).  Notwithstanding anything otherwise to the contrary, in the event the Person seeking reimbursement and the Contingent Value Vehicle Manager are unable to resolve a dispute as to a Bank Lender Post-Effective Date Fee Claim, the Contingent Value Vehicle Manager and/or the holder of such Claim may submit any such dispute to the Bankruptcy Court for resolution.  The Contingent Value Vehicle Manager shall not be required to make any payments with respect to a Disputed Bank Lender Post-Effective Date Fee Claim pending resolution of such dispute by the parties or the Bankruptcy Court.  The Contingent Value Vehicle Manager shall pay that portion of a Bank Lender Post-Effective Date Fee Claim that is Allowed as soon as reasonably practicable after it is Allowed, while retaining the Disputed portion of a Bank Lender Post-Effective Date Fee Claim, pending resolution of such dispute by the parties or the Bankruptcy Court.

(e)       From and after the Effective Date, any Bank Securities Action Indemnification Claims shall be paid solely from the Bank Securities Action Indemnification Fund and in accordance with this Section 6.10(e), and no Person shall have any Claim against, or right to payment from, the Debtors or Reorganized Debtors in connection therewith.  Notwithstanding anything otherwise to the contrary, none of the following shall be payable under this Section 6.10(e): (i) Claims for indemnification of any liability arising in connection with a Continuing Bank Action or the Securities Class Action, (ii) fees, costs, expenses or other amounts incurred in connection with the Securities Class Action by or on behalf of a defendant that is found by a court of competent jurisdiction in a Final Order to have liability in connection with the Securities Class Action, or who is required to make a disgorgement under Section 6.10(f) of this Plan and (iii) fees, costs, expenses or other amounts incurred in connection with the Securities Class Action by or on behalf of more than (x) one counsel with respect to the Bank Lenders under each Prepetition Credit Agreement who has been selected in a manner determined by the Administrative Agent, and (y) any local counsel whose assistance is required in connection with the Securities Class Action in a jurisdiction other than the jurisdiction in which the counsel described in the foregoing clause (x) is admitted to practice.  As a condition to receiving payment of a Bank Securities Action Indemnification Claim entitled to reimbursement by the Bank Securities Action Indemnification Fund, each holder of a Bank Claim shall deliver to the Disbursing Agent and counsel for the Statutory Committees written copies of invoices in respect of such claims, with narrative descriptions of the services rendered and itemization of expenses incurred in such detail and with such supporting documentation as is reasonably requested by the Disbursing Agent, for the period to which such Bank Securities Action Indemnification Claim relates (which invoices, with respect to holders or professionals who have received reimbursement prior to the Effective Date in connection with the Chapter 11 Cases, shall be in the same form and shall include the same level of information as provided by such Person in connection with the Chapter 11 Cases).  Notwithstanding anything otherwise to the contrary, in the event the Person seeking reimbursement and the Disbursing Agent are unable to resolve a dispute as to a Bank Securities Action Indemnification Claim, the Disbursing Agent and / or the holder of such Claim may submit any such dispute to the Bankruptcy Court for resolution.  The Disbursing Agent shall not be required to make any payments with respect to a Disputed Bank Securities Action Indemnification Claim pending resolution of such dispute by the parties or the Bankruptcy Court; provided, however, that the Disbursing Agent shall pay that portion of a Bank Securities Action Indemnification Claim that is Allowed as soon as reasonably practicable after it is Allowed, while retaining the Disputed portion of a Bank Securities Action Indemnification Claim, pending resolution of such dispute by the parties or the Bankruptcy Court.

(f)        Notwithstanding anything otherwise to the contrary, in the event that a court of competent jurisdiction in a Final Order (a “Fee Related Determination”) either (i) determines that a holder of a Claim or Equity Interest that has received a payment under Section 6.10(d) or (e) of this Plan or reimbursement for fees, costs or expenses from and after the Effective Date hereunder (such holder, a “Reimbursed Holder”) is not entitled to indemnification or, (ii) makes findings of fact or conclusions of law that would result in such Reimbursed Holder not being able to satisfy the standard required for indemnification under an applicable agreement or law, then such Reimbursed Holder shall, within 10 Business Days of such Fee Related Determination, disgorge to the Debtors, Reorganized Debtors or the Distribution Company, as applicable, all fees, costs and expenses received by it from the Debtors, the Reorganized Debtors or the Distribution Company at any time from and after the Effective Date (including interest accruing on such amount through the date of payment to the Debtors, Reorganized Debtors or Distribution Company (as applicable) at the Prime Rate).  Each holder of a Claim or Equity Interest shall deliver to the Debtors, Reorganized Debtors or Distribution Company (as applicable) and to the Contingent Value Vehicle Manager a written notice of the entry of any Fee Related Determination applicable to it within three Business Days of such entry.

6.11.  Authorization and Issuance of New Securities.

(a)       The issuance of the following securities by Reorganized ACC in accordance with the provisions of this Plan is hereby authorized without further act or action under applicable law, regulation, order, or rule:

(i)            all notes and securities to be issued pursuant to the Exit Facility;

(ii)           the New Joint Venture Preferred Securities;

(iii)          the New ACC Common Stock;

(iv)          any securities to be issued by a Debtor or Reorganized Debtor in connection with a Sale Transaction; and

(v)           the Equity Incentive Plan Securities.

(b)       The Reorganized Debtors shall not be entitled to assert any defense, setoff or counterclaim with respect to payments relating to the Rollover Notes as a result of Continuing Bank Actions.  Nothing in this Section 6.11(b) shall impair or otherwise affect any claims, rights or remedies of (i) the Contingent Value Vehicle, the Contingent Value Vehicle Holders or the Contingent Value Vehicle Manager or (ii) the Debtors or Reorganized Debtors against the Bank Lenders or with respect to the Continuing Bank Actions (including, without limitation, any rights available under Section 7.09(b)).  In the event of any sale, transfer or other disposition of a Rollover Note by a Bank Lender, any claims, rights and remedies of the Contingent Value Vehicle, the Contingent Value Vehicle Holders, Contingent Value Vehicle Manager, Debtors and Reorganized Debtors (as applicable) against such Bank Lender shall survive, shall not be affected and shall continue to be enforceable against such Bank Lender, notwithstanding such sale, transfer or disposition.

6.12.  Hart-Scott-Rodino Compliance.  Until the notification and waiting periods applicable to such transaction under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”) shall have expired or been terminated:

(a)       no Plan Consideration to be distributed under the Plan to any entity required to file a Premerger Notification and Report Form under the HSR Act shall be distributed; and

(b)       no Sale Transaction in connection with which a Premerger Notification and Report Form is required to be filed under the HSR Act shall be consummated.

6.13.  Distribution Company and the Plan Administrator

(a)       Corporate Governance.  On the Effective Date, the existing officers and members of the Board of Directors of the Distribution Company will resign or be terminated.  Unless the Debtors implement a Standalone Plan, the Plan Administrator will be appointed, without any further action being required, as the sole [officer and director] of the Distribution Company.

(b)       Transition Services.  As and to the extent required in connection with a Sale Transaction, from and after the Effective Date Distribution Company shall provide transition services in accordance with the terms of such Sale Transaction.

(c)       Plan Administrator.  Unless the Debtors implement a Standalone Plan, from and after the Effective Date, the Plan and the Estates will be administered and actions will be taken in the name of the Estates through the Plan Administrator and the Distribution Company.  Subject to the terms and limitations contained in the Plan Administrator Agreement and this Plan, the Plan Administrator shall act for the Estates in a fiduciary capacity as applicable to a board of directors, and shall be entitled to exercise the rights and powers available to the Debtors or Reorganized Debtors hereunder.

(i)            Powers and Duties.  Unless the Debtors implement a Standalone Plan, the duties and powers of the Plan Administrator shall include the following:

(A)          to exercise all power and authority that may be exercised, commence all proceedings that may be commenced and take all actions that may be taken, by any officer, director or shareholder of the Distribution Company or the Estates with like effect as if authorized, exercised and taken by unanimous action of such officers, directors and shareholders, including, without limitation, the amendment of the certificate of incorporation and by-laws of the Distribution Company and the dissolution of Distribution Company;

(B)           to continue to maintain accounts, make distributions and take other actions consistent with the Plan, including the establishment, re-evaluation, adjustment and maintenance of appropriate reserves and escrow accounts, including, without limitation, the Debtor Group Reserves and any reserves or escrows required or advisable in connection with a Sale Transaction;

(C)           to monitor and advise the Distribution Company, the Estates and the Creditors’ Committee with regard to the collection and, if necessary, liquidation, of all assets of the Estates and their wind-up;

(D)          to compromise or settle any Claims (disputed or otherwise);

(E)           to make decisions regarding the retention or engagement of professionals, employees and consultants;

(F)           to pursue or defend Causes of Action (other than the Designated Litigation);

(G)           to take such steps to safeguard the Distribution Company’s funds or investments as the Plan Administrator, in his/her discretion, deems prudent;

(H)          to provide written reports on a quarterly basis or such other information as may be reasonably requested to the Creditors’ Committee, cash receipts and disbursements, asset sales or other dispositions, Claims reconciliation and Plan distributions;

(I)            to take all other actions not inconsistent with the provisions of this Plan which the Plan Administrator deems reasonably necessary or desirable with respect to administering the Plan; and

(J)            to pay fees incurred pursuant to 28 U.S.C. § 1930(a)(6) and to file with the Bankruptcy Court and serve on the United States Trustee monthly financial reports until such time as a final decree is entered closing these Cases or the Cases are converted or dismissed, or the Bankruptcy Court orders otherwise.

(ii)           Resignation, Death or Removal.  The Plan Administrator may resign at any time upon written notice to the Reorganized Debtors and the Creditors’ Committee, and any party in interest may apply to the Bankruptcy Court at any time to remove the Plan Administrator upon a showing of cause or that such removal is otherwise in the best interests of the Estates.  In the event of any such resignation or removal, or the death or incapacity of a Plan Administrator, the Creditors’ Committee shall appoint a new Plan Administrator and shall obtain Bankruptcy Court approval of such appointment, which approval may be obtained prior to or as soon as reasonably practicable after such appointment.  No successor Plan Administrator hereunder shall in any event have any liability or responsibility for the acts or omissions of any of his/her predecessors.  Every successor Plan Administrator appointed pursuant hereto shall execute, acknowledge and deliver to his/her predecessor an instrument in writing accepting such appointment hereunder, and thereupon such successor Plan Administrator, without any further act, shall become fully vested with all of the rights, powers, duties and obligations of his/her predecessor.

ARTICLE VII.

CONTINGENT VALUE VEHICLE

7.01.  Establishment of the Contingent Value Vehicle.

(a)       Without any further action of the directors or shareholders of the Debtors or Reorganized Debtors, on the Effective Date, the Contingent Value Vehicle shall be established as a separate entity and become effective pursuant to the Contingent Value Vehicle Agreement for the benefit of Allowed Claims and Equity Interests in Classes 13(a)(i), 13(a)(ii), 13(b), 13(c), 13(d), 13(e), 13(f), 13(g), 13(h), 13(i), 13(j), 13(k) and 13(l), in their capacity as Contingent Value Vehicle Holders.  Subject to the terms of this Plan and any contrary provision required in connection therewith, the Contingent Value Vehicle Agreement shall contain provisions customary to trust agreements utilized in comparable circumstances.  The terms of the Contingent Value Vehicle may be amended by the Contingent Value Vehicle Manager to the extent necessary to ensure that the Contingent Value Vehicle will not become subject to the Exchange Act.

(b)       All parties (including the Debtors, the Contingent Value Vehicle Manager and holders of Allowed Claims and Allowed Equity Interests in Classes 13(a)(i), 13(a)(ii), 13(b), 13(c), 13(d), 13(e), 13(f), 13(g), 13(h), 13(i), 13(j), 13(k) and 13(l)) shall execute any documents or other instruments as necessary to cause title to the applicable assets to be transferred to the Contingent Value Vehicle.  The Contingent Value Vehicle will be deemed created and effective on the Effective Date.  On the Effective Date, the Debtors and the Contingent Value Vehicle Manager shall establish the Litigation Prosecution Fund to pay certain of the costs and expenses associated with the administration of the Contingent Value Vehicle and execute the Litigation Support Agreement.

7.02.  Appointment of Contingent Value Vehicle Manager.  The Contingent Value Vehicle Manager shall be designated by the Debtors, subject to the approval of the Bankruptcy Court.  The Contingent Value Vehicle Manager shall be independent of the Debtors.  The Debtors shall file a notice on a date that is not less than ten days prior to the Confirmation Hearing designating the Person whom it has selected as Contingent Value Vehicle Manager and seeking approval of such designation.  If approved by the Bankruptcy Court, the Person so designated shall become the Contingent Value Vehicle Manager on the Effective Date upon its acceptance of the appointment and its execution of the Contingent Value Vehicle Agreement.  In addition to its fiduciary duties to the Contingent Value Vehicle Holders under applicable law, the Contingent Value Vehicle Manager shall have and perform all of the duties, responsibilities, rights and obligations set forth in the Contingent Value Vehicle Agreement.

7.03.  Transfer of Designated Litigation to the Contingent Value Vehicle.

(a)       On the Effective Date, the Debtors shall transfer and shall be deemed to have irrevocably transferred to the Contingent Value Vehicle, for and on behalf of the Contingent Value Vehicle Holders, with no reversionary interest in the Debtors, the Designated Litigation.  Upon such transfer, the Debtors, the Disbursing Agent and the Reorganized Debtors shall have no other further rights or obligations with respect to the Designated Litigation or the Contingent Value Vehicle except to the extent (i) relating to the Litigation Prosecution Fund as provided herein, (ii) provided in the Litigation Support Agreement or (iii) relating to the right of the Debtors or Reorganized Debtors to assert a claim or Cause of Action underlying the Designated Litigation for purposes of setoff or recoupment (subject to the limitation set forth in Section 6.11(b) of this Plan), which right shall be retained by the Debtors under this Plan from and after the Effective Date, and shall not be, or be deemed to be, granted or conveyed to the Contingent Value Vehicle.  Notwithstanding anything otherwise to the contrary, neither the Contingent Value Vehicle nor the Contingent Value Vehicle Manager shall have or acquire any Claim or Cause of Action against the Debtors or Reorganized Debtors in connection herewith (including, without limitation, any Claim for indemnification based on the Designated Litigation or the causes of action asserted in connection therewith), nor shall the Contingent Value Vehicle or the

Contingent Value Vehicle Manager prosecute any Claim or Cause of Action against the Debtors or Reorganized Debtors.

(b)       Subject to Section 7.09(a) hereof, Claims of any Person (other than DIP Lender Claims) that may be asserted in response to Designated Litigation, including, but not limited to Defensive Claims, shall be and hereby are discharged pursuant to section 1141 of the Bankruptcy Code and Article 12 of this Plan.

(c)       For all federal income tax purposes, all Persons (including, without limitation, the Debtors, the Contingent Value Vehicle Manager and the Contingent Value Vehicle Holders) shall treat the transfer of assets to the Contingent Value Vehicle in accordance with the terms of the Plan, as a transfer by the Debtors to the holders of Allowed Claims and Equity Interests in Classes 13(a)(i), 13(a)(ii), 13(b), 13(c), 13(d), 13(e), 13(f), 13(g), 13(h), 13(i), 13(j), 13(k) and 13(l), followed by a transfer by such holders to the Contingent Value Vehicle and the Contingent Value Vehicle Holders shall be treated as the owners thereof.

(d)       In connection with the above-described rights and Causes of Action, any attorney-client privilege, work-product privilege, or other privilege or immunity attaching to any documents or communications (whether written or oral) (any such privilege or immunity, a “Privilege”) shall be transferred to the Contingent Value Vehicle and shall vest in the Contingent Value Vehicle Manager and its representatives, and the Debtors, the Reorganized Debtors and the Contingent Value Vehicle Manager are authorized to take all necessary actions to effectuate the transfer of such privileges.  Notwithstanding anything otherwise to the contrary, any waiver or relinquishment of any Privilege, or action that could result in any waiver or relinquishment of any Privilege, shall require the prior written consent of Reorganized ACC, which consent it may withhold in its sole and absolute discretion.

(e)       Notwithstanding anything otherwise to the contrary, neither the Contingent Value Vehicle nor the Contingent Value Vehicle Manager shall have or acquire any Claim or Cause of Action other than the Designated Litigation.

(f)        From and after the transfer of the Designated Litigation to the Contingent Value Vehicle, any defendant in the Designated Litigation shall be permitted to implead a third party defendant in connection with the Designated Litigation if such impleader is permitted under applicable law; provided, however, that no such impleader shall be permitted if such impleader would have any of the following effects:

(A)          prevent, limit or otherwise affect the ability of the Contingent Value Vehicle, the Contingent Value Vehicle Manager or Reorganized ACC and its subsidiaries, as applicable, to assert that a defendant in connection with the Designated Litigation is not entitled to indemnification in respect of a Continuing Lender Action, whether directly by a Debtor or Managed Entity or indirectly by a party entitled to indemnification by a Debtor or Managed Entity (and whether under a Prepetition Credit Agreement or under another agreement or principle of law);

(B)           deprive a Debtor of, or otherwise adversely affect, a basis for disallowing a Claim or Equity Interest under applicable law;

(C)           result in a Claim or Equity Interest (including, without limitation, a claim for indemnification) being Allowed that would not be allowable, or give rise to a liability, or Cause of Action that would not have arisen, but for such impleader, including, without limitation, Claims or Equity Interests that have previously been disallowed or with respect to which actions to disallow were pending at the time of such impleader; or

(D)          result in a Claim or Equity Interest against a party to a Sale Transaction other than a Debtor, or relate to any Purchased Assets.

Notwithstanding anything otherwise to the contrary, none of the Contingent Value Vehicle, the Contingent Value Vehicle Manager or any defendant (including any third party defendant) in the Designated Litigation shall be permitted to make any of the Debtors or the Reorganized Debtors a party to the Designated Litigation.

(g)       The Contingent Value Vehicle Manager shall deliver to the Reorganized Debtors a written notice of the entry of any Fee Related Determination received by it within three Business Days of such receipt.

7.04.  Contingent Value Vehicle Interests; Term; Recoveries and Distributions.

(a)       Registry of Interests.  The Contingent Value Vehicle Manager shall maintain a registry of the holders of Contingent Value Vehicle Interests.  Contingent Value Vehicle Interests shall be uncertificated and represented solely by the registry of the Contingent Value Vehicle Manager and the Confirmation Order shall provide that the Contingent Value Vehicle Interests shall not be transferable except upon the death of the Contingent Value Vehicle Holder or by operation of applicable laws relating to testamentary or intestate succession.

(b)       Term.  The Contingent Value Vehicle shall be dissolved upon the earlier of the distribution of the full amount of all recoveries obtained in connection with the Designated Litigation or the dismissal or abandonment by the Contingent Value Vehicle of any remaining Designated Litigation.

(c)       Repayment Obligation.  All recoveries with respect to the Designated Litigation shall first be used to repay the Litigation Prosecution Fund and to pay all amounts due under the Litigation Support Agreement (including, without limitation, any Claim for indemnification payable to any Reorganized Debtor).  Such amounts shall be paid in full prior to any distribution of proceeds of the Contingent Value Vehicle to Contingent Value Vehicle Holders.

(d)       Allocation of Distributable Proceeds.  Distributions of Distributable Proceeds with respect to the Contingent Value Vehicle follow the absolute priority rule established by the Bankruptcy Code and, except for the ACC Subordinated Notes Distribution, enforce applicable contractual and legal subordination provisions.  Accordingly, the Contingent Value Vehicle Manager shall allocate Distributable Proceeds in the following manner with respect to Contingent Value Vehicle Holders:

(i)            [First Priority.  Each dollar (or portion thereof) of Distributable Proceeds shall be distributed to holders of Contingent Value Vehicle Series AA-1 Interests until an amount equal to the CVV Series AA-1 Liquidation Preference has been distributed.  All distributions shall be paid first with respect to interest and then with respect to principal, pro rata based on the relative liquidation preferences.  The “CVV Series AA-1 Liquidation Preference” shall be an amount equal to [$                      ]];

(ii)           Second Priority.  After the payment in full of the CVV Series AA-1 Liquidation Preference, each dollar (or portion thereof) of Distributable Proceeds shall be distributed to holders of Contingent Value Vehicle Series A-1 and Series A-2 Interests until an amount with respect to the Contingent Value Vehicle Series A-1 Interests equal to the CVV Series A-1 Liquidation Preference and an amount with respect to the Contingent Value Vehicle Series A-2 Interests equal to the CVV Series A-2 Liquidation Preference has been distributed.  All distributions shall be paid first with respect to interest and then with respect to principal, pro rata based on the relative liquidation preferences.  The CVV Series A-1 Liquidation Preference equals (A) principal in an amount equal to the excess of the Allowed amount of the ACC Senior Notes Claims, less the Deemed Value of the Plan Consideration distributed with respect to the Allowed ACC Senior Notes Claims, plus (B) simple interest accruing at the lesser of (x) the non-default rate in the manner specified in the applicable ACC Senior Notes Indenture, or (y) the rate specified in the Interest Rate Schedule, on (I) the principal amount of the ACC Senior Notes from the Commencement Date to the Effective Date, and on (II) the unpaid principal amount of ACC Senior Notes from the Effective Date to the date of payment.  The CVV Series A-2 Liquidation Preference equals (X) principal in an amount equal to the excess of the Allowed amount of the ACC Trade Claims and Allowed ACC Other Unsecured Claims less the Deemed Value of the Plan Consideration distributed with respect to the Allowed ACC Trade Claims and Allowed ACC Other Unsecured Claims, plus (Y) interest on the unpaid principal set forth in (X) at a rate per annum equal to the federal judgment rate in effect as of the Commencement Date;

(iii)          Third Priority.  After the payment in full of the CVV Series A 1 Liquidation Preference and CVV Series A-2 Liquidation Preference, the remaining Distributable Proceeds shall be distributed to holders of Contingent Value Vehicle Series B Interests until the CVV Series B Liquidation Preference shall have been paid in full.  All distributions shall be paid first with respect to interest and then with respect to principal.  The CVV Series B Liquidation Preference equals (A) principal in an amount equal to the excess of the Allowed amount of the ACC Subordinated Notes Claims, less the Deemed Value of the Plan Consideration distributed with respect to the Allowed ACC Subordinated Notes Claims, plus (B) simple interest accruing at the lesser of (x) the non-default rate in the manner specified in the applicable ACC Subordinated Notes Indenture, or (y) the rate specified in the Interest Rate Schedule, on (I) the principal amount of the ACC Subordinated Notes from the Commencement Date to the Effective

Date, and on (II) the unpaid principal amount of ACC Subordinated Notes from the Effective Date to the date of payment;

(iv)          Fourth Priority.  After the payment in full of the CVV Series B Liquidation Preference, all Distributable Proceeds shall be distributed to holders of Contingent Value Vehicle Series C Interests until the CVV Series C Liquidation Preference shall have been paid in full.  All distributions shall be paid first with respect to interest and then with respect to principal.  The CVV Series C Liquidation Preference equals (A) principal in an amount equal to the Allowed amount of the ACC Notes Existing Securities Law Claims plus (B) interest on the unpaid principal in (A) at a rate per annum equal to the federal judgment rate in effect as of the Commencement Date;

(v)           Fifth Priority.  After the payment in full of the CVV Series C Liquidation Preference, all Distributable Proceeds shall be distributed to holders of Contingent Value Vehicle Series D Interests until the CVV Series D Liquidation Preference shall have been paid in full.  All distributions shall be paid first with respect to interest and then with respect to principal.  The CVV Series D Liquidation Preference equals (A) principal in an amount equal to the Allowed amount of the ACC Series B Preferred Stock Interests, plus (B) interest on the Allowed amount of the ACC Series B Preferred Stock Interests, to the date of payment at a rate per annum equal to 13.0%;

(vi)          Sixth Priority.  After the payment in full of the CVV Series D Liquidation Preference, all Distributable Proceeds shall be distributed to holders of Contingent Value Vehicle Series E Interests until the CVV Series E Liquidation Preference shall have been paid in full.  All distributions shall be paid first with respect to interest and then with respect to principal.  The CVV Series E Liquidation Preference equals (A) principal in an amount equal to the Allowed amount of the ACC Series B Preferred Stock Existing Securities Law Claims plus (B) interest on the unpaid principal set forth in (A) at a rate per annum equal to the federal judgment rate in effect as of the Commencement Date;

(vii)         Seventh Priority.  After the payment in full of the CVV Series E Liquidation Preference, all Distributable Proceeds shall be distributed to holders of Contingent Value Vehicle Series F Interests until the CVV Series F Liquidation Preference shall have been paid in full.  All distributions shall be paid first with respect to interest and then with respect to principal.  The CVV Series F Liquidation Preference equals (A) principal in an amount equal to the Allowed amount of the ACC Series D Preferred Stock Interests, plus (B) interest on the Allowed amount of the ACC Series D Preferred Stock Interests, to the date of payment at a rate per annum equal to 5.5%;

(viii)        Eighth Priority.  After the payment in full of the CVV Series F Liquidation Preference, all Distributable Proceeds shall be distributed to holders of Contingent Value Vehicle Series G Interests until the CVV Series G Liquidation Preference shall have been paid in full.  All distributions shall be paid first with respect to interest and then with respect to principal.  The CVV Series G Liquidation Preference equals (A) principal in an amount equal to the Allowed amount of the ACC Series D Preferred Stock Existing Securities Law Claims plus (B) interest on the unpaid principal set forth in (A) at a rate per annum equal to the federal judgment rate in effect as of the Commencement Date;

(ix)           Ninth Priority.  After the payment in full of the CVV Series G Liquidation Preference, all Distributable Proceeds shall be distributed to holders of Contingent Value Vehicle Series H Interests until the CVV Series H Liquidation Preference shall have been paid in full.  All distributions shall be paid first with respect to interest and then with respect to principal.  The CVV Series H Liquidation Preference equals (A) principal in an amount equal to the Allowed amount of the ACC Series E and F Preferred Stock Interests, plus (B) interest on the Allowed amount of the ACC Series E and F Preferred Stock Interests, to the date of payment at a rate per annum equal to 7.5%;

(x)            Tenth Priority.  After the payment in full of the CVV Series H Liquidation Preference, all Distributable Proceeds shall be distributed to holders of Contingent Value Vehicle Series I Interests until the CVV Series I Liquidation Preference shall have been paid in full.  All distributions shall be paid first with respect to interest and then with respect to principal.  The CVV Series I Liquidation Preference equals (A) principal in an amount equal to the Allowed amount of the ACC Series E and F Preferred Stock Existing Securities Law Claims plus (B) interest on the unpaid principal set forth in (A) at a rate per annum equal to the federal judgment rate in effect as of the Commencement Date;

(xi)           Eleventh Priority.  After the payment in full of the CVV Series I Liquidation Preference, all Distributable Proceeds shall be distributed one-half to the holders of the Contingent Value Vehicle Series J Interests and one-half to the holders of the Contingent Value Vehicle Series K Interests, until the CVV Series J Liquidation Preference shall have been paid in full, at which point in time each dollar (or portion thereof) of all remaining Distributable Proceeds shall be distributed to the holders of the Contingent Value Vehicle Series K Interests to be shared on a pro rata basis.  All distributions with respect to the Contingent Value Vehicle Series J Interests shall be paid first with respect to interest and then with respect to principal.  The CVV Series J Liquidation Preference equals (A) principal in an amount equal to the Allowed amount of the ACC Common Stock Existing Securities Law Claims plus (B) interest on the unpaid principal set forth in (A) at a rate per annum equal to the federal judgment rate in effect as of the Commencement Date.

7.05.  Litigation, Responsibilities of Contingent Value Vehicle Manager.

(a)       The Contingent Value Vehicle Manager shall have full authority to take any steps necessary to administer the Contingent Value Vehicle Agreement, including without limitation, the duty and obligation to liquidate Contingent Value Vehicle assets, to administer any cash received in connection therewith (including pursuant to a services agreement with the

Reorganized Debtors), to make distributions therefrom in accordance with the provisions of this Plan and to pursue and settle any Designated Litigation.  The Contingent Value Vehicle Manager, upon direction by the Contingent Value Vehicle Board and the exercise of their collective reasonable business judgment, shall, in an expeditious but orderly manner, prosecute the Designated Litigation, liquidate and convert to Cash the assets of the Contingent Value Vehicle, make timely distributions and not unduly prolong the duration of the Contingent Value Vehicle.  The liquidation of the Contingent Value Vehicle may be accomplished either through the prosecution, compromise and settlement, abandonment or dismissal of any or all claims, rights or Causes of Action, or otherwise.  The Contingent Value Vehicle Manager, upon direction by the Contingent Value Vehicle Board, shall have the absolute right to pursue or not to pursue any and all Designated Litigation as it determines is in the best interests of the Contingent Value Vehicle Holders, and consistent with the purposes of the Contingent Value Vehicle, and shall have no liability for the outcome of its decision except for any damages caused by willful misconduct or gross negligence.  The Contingent Value Vehicle Manager may incur any reasonable and necessary expenses in liquidating and converting the assets to Cash and shall be reimbursed in accordance with the provisions of the Contingent Value Vehicle Agreement.

(b)       The Contingent Value Vehicle Manager shall have the power (i) to prosecute for the benefit of the Contingent Value Vehicle all claims, rights and Causes of Action transferred to the Contingent Value Vehicle (whether such suits are brought in the name of the Contingent Value Vehicle or otherwise), and (ii) to otherwise perform the functions and take the actions provided for or permitted herein or in any other agreement executed by the Contingent Value Vehicle Manager pursuant to the Plan.  Any and all proceeds generated from such claims, rights, and Causes of Action shall be the property of the Contingent Value Vehicle.

(c)       All costs and expenses associated with the administration of the Contingent Value Vehicle, including those rights, obligations and duties described in this Plan, shall be the responsibility of and paid by the Contingent Value Vehicle.

(d)       The Contingent Value Vehicle may retain such law firms, accounting firms, experts, advisors, consultants, investigators, appraisers, auctioneers or other professionals as it may deem necessary (collectively, the “Contingent Value Vehicle Professionals”), in its sole discretion on reasonable terms and conditions of employment or retention, to aid in the performance of its responsibilities pursuant to the terms of this Plan including, without limitation, the prosecution of the Designated Litigation and the liquidation and distribution of Contingent Value Vehicle assets.

(e)       For federal income tax purposes, it is intended that the Contingent Value Vehicle be classified as a partnership and that such partnership is owned by the Contingent Value Vehicle Holders.  Accordingly, for federal income tax purposes, it is intended that the Contingent Value Vehicle Holders be treated as if they had received a distribution of an undivided interest in the Designated Litigation and then contributed such interests to the Contingent Value Vehicle.

(f)        The Contingent Value Vehicle Manager shall be responsible for filing all federal, state and local tax returns for the Contingent Value Vehicle.  The Contingent Value

Vehicle Manager shall provide the Contingent Value Vehicle Holders with copies of annual, audited financial statements relating to the Contingent Value Vehicle.

7.06.  Investment Powers.  The right and power of the Contingent Value Vehicle Manager to invest assets transferred to the Contingent Value Vehicle, the proceeds thereof, or any income earned by the Contingent Value Vehicle, shall be limited to the right and power to invest such assets (pending periodic distributions in accordance with Section 7.04(d) of this Plan) in Cash; provided, however, that the Contingent Value Vehicle Manager may expend the assets of the Contingent Value Vehicle:  (i) as reasonably necessary to meet contingent liabilities and to maintain the value of the assets of the Contingent Value Vehicle during liquidation, (ii) to pay reasonable administrative expenses (including, but not limited to, any taxes imposed on the Contingent Value Vehicle or fees and expenses in connection with litigation), (iii) to satisfy other liabilities incurred or assumed by the Contingent Value Vehicle (or to which the assets are otherwise subject) in accordance with this Plan, the Litigation Support Agreement or the Contingent Value Vehicle Agreement and (iv) to prosecute the Designated Litigation; and provided further that, under no circumstances, shall the Contingent Value Vehicle segregate the assets of the Contingent Value Vehicle on the basis of classification of the holders of Contingent Value Vehicle Interests, other than with respect to distributions to be made on account of Contingent Value Vehicle Interests in accordance with the provisions hereof.

7.07.  Annual Distribution; Withholding.  The Contingent Value Vehicle Manager shall distribute at least annually to the holders of Contingent Value Vehicle Interests all net cash income plus all Distributable Proceeds from the Designated Litigation; provided, however, that the Contingent Value Vehicle may retain such amounts (i) as are reasonably necessary to meet contingent liabilities and to maintain the value of the assets of the Contingent Value Vehicle during liquidation, (ii) to pay reasonable administrative expenses (including any taxes imposed on the Contingent Value Vehicle or in respect of the assets of the Contingent Value Vehicle), (iii) to satisfy other liabilities incurred or assumed by the Contingent Value Vehicle (or to which the assets are otherwise subject) in accordance with the Plan or the Contingent Value Vehicle Agreement and (iv) to prosecute the Designated Litigation.  All such distributions shall be pro rata based on the number of Contingent Value Vehicle Interests held by a holder compared with the aggregate number of Contingent Value Vehicle Interests outstanding, subject to the terms of the Plan and the Contingent Value Vehicle Agreement.  The Contingent Value Vehicle Manager may withhold from amounts distributable to any Person any and all amounts, determined in the Contingent Value Vehicle Manager’s reasonable sole discretion, to be required by any law, regulation, rule, ruling, directive or other governmental requirement.

7.08.  Reporting Duties.

(a)       Federal Income Tax.  Subject to definitive guidance from the IRS or a court of competent jurisdiction to the contrary (including the receipt by the Contingent Value Vehicle Manager of a private letter ruling if the Contingent Value Vehicle Manager so requests one, or the receipt of an adverse determination by the IRS upon audit if not contested by the Contingent Value Vehicle Manager), the Contingent Value Vehicle Manager shall file returns for the Contingent Value Vehicle as a partnership.

(b)       Allocations of Contingent Value Vehicle Taxable Income.  Allocations of Contingent Value Vehicle taxable income shall be determined by reference to the manner in which an amount of cash equal to such taxable income would be distributed (without regard to any restrictions on distributions described herein) if, immediately prior to such deemed distribution, the Contingent Value Vehicle had distributed all of its other assets (valued for this purpose at their tax book value) to the holders of the Contingent Value Vehicle Interests, taking into account all prior and concurrent distributions from the Contingent Value Vehicle (including all distributions held in escrow pending the resolution of Disputed Claims).  Similarly, taxable loss of the Contingent Value Vehicle will be allocated by reference to the manner in which an economic loss would be borne immediately after a liquidating distribution of the remaining Designated Litigation.  The tax book value of the Designated Litigation for this purpose shall equal the fair market value of the Designated Litigation on the Effective Date or, if later, the date such assets were acquired by the Contingent Value Vehicle, adjusted in either case in accordance with tax accounting principles prescribed by the Tax Code, the regulations and other applicable administrative and judicial authorities and pronouncements.

(c)       Other.  The Contingent Value Vehicle Manager shall file (or cause to be filed) any other statements, returns or disclosures relating to the Contingent Value Vehicle that are required by any governmental unit.

7.09.  Net Contingent Value Vehicle Recovery/Assignment of Claims.

(a)       Net Judgment.  Notwithstanding anything contained herein to the contrary, in the event that a defendant in a litigation brought by the Contingent Value Vehicle Manager for and on behalf of the Contingent Value Vehicle (i) is required by a Final Order to make payment to the Contingent Value Vehicle (the “Judgment Amount”), and (ii) is permitted by a Final Order to assert a right of setoff under section 553 of the Bankruptcy Code or applicable non-bankruptcy law against the Judgment Amount (a “Valid Setoff”), (x) such defendant shall be obligated to pay only the excess, if any, of the amount of the Judgment Amount over the Valid Setoff and (y) neither the Contingent Value Vehicle, nor the Contingent Value Vehicle Holders nor any Person acting on their behalf shall be entitled to assert a claim against the Debtors or the Reorganized Debtors with respect to the Valid Setoff.  Nothing in this Section 7.09(a) or elsewhere in this Plan shall be construed to expand any parties’ setoff rights under applicable law.

(b)       Assignment.  Notwithstanding anything contained herein to the contrary, in the event that either a compromise and settlement of a Designated Litigation or a Final Order with respect to a Designated Litigation provides for a full or partial waiver, subordination or disallowance of a defendant’s Claim or Claims (including, without limitation, Bank Lender Fee Claims under Section 6.10 of this Plan) against one or more of the Debtors, for purposes of computing amounts of distributions, (i) such defendant shall be deemed to have assigned such Claim or Claims and the right to receive distributions in accordance with the Plan to the Contingent Value Vehicle and, to the extent such defendant has already received any distribution under this Plan with respect to such Claim, such defendant shall within ten Business Days of such Final Order or compromise or settlement (as applicable) disgorge such distribution (or, in the case of any distribution which has been sold, transferred, or otherwise disposed of, shall be liable for liquidated damages in an amount equal to the Deemed Value of all cash or property included in such distribution that would have been disgorgeable, but for such sale, transfer or other disposal) to the Contingent Value Vehicle (with interest at the Prime Rate from the date the distribution was made to the date of disgorgement), (ii) the Disbursing Agent shall make distributions with respect to such Allowed Claims to the Contingent Value Vehicle, (iii) such defendant shall not be entitled to receive distributions from the Contingent Value Vehicle on account thereof and (iv) in the event such defendant has received payments of interest on account of its Claim hereunder, such defendant shall pay to the Contingent Value Vehicle interest on amounts disgorged under this Section 7.09(b) at the Prime Rate until the Contingent Value Vehicle shall have received payment of the Claim in full.

7.10.  The Contingent Value Vehicle Board.

(a)       The Contingent Value Vehicle Board shall be comprised of three members reasonably acceptable to the Contingent Value Vehicle Manager, which members shall be selected by the persons designated as members the initial Board of Directors of Reorganized ACC pursuant to Section 11.02(a) hereof.  The members of the Contingent Value Vehicle Board shall be qualified, impartial and disinterested, and their identities, qualifications and experience shall be disclosed in a notice to be filed on or before the date of the Confirmation Hearing.  The Contingent Value Vehicle Manager shall consult regularly with the Contingent Value Vehicle Board when carrying out the purpose and intent of the Contingent Value Vehicle.  Members of the Contingent Value Vehicle Board shall be entitled to compensation in accordance with the Contingent Value Vehicle Agreement and to reimbursement of the reasonable and necessary expenses incurred by them in carrying out the purpose of the Contingent Value Vehicle Board.  Reimbursement of the reasonable and necessary expenses of the members of the Contingent Value Vehicle Board and their compensation to the extent provided for in the Contingent Value Vehicle Agreement shall be payable by the Contingent Value Vehicle.

(b)       In the case of an inability or unwillingness of any member of the Contingent Value Vehicle Board to serve, such member shall be replaced by designation of the remaining members of the Contingent Value Vehicle Board.  If any position on the Contingent Value Vehicle Board remains vacant for more than 60 days, such vacancy shall be filled within fifteen days thereafter by the designation of the Contingent Value Vehicle Manager without the requirement of a vote by the other members of the Contingent Value Vehicle Board.

(c)       Upon the certification by the Contingent Value Vehicle Manager that all assets of the Contingent Value Vehicle have been distributed, abandoned or otherwise disposed of, the members of the Contingent Value Vehicle Board shall resign their positions, whereupon they shall be discharged from further duties and responsibilities.

(d)       The Contingent Value Vehicle Board shall, by majority vote, approve all settlements of Designated Litigation which the Contingent Value Vehicle Manager or any member of the Contingent Value Vehicle Board may propose, provided, however, that (i) no member of the Contingent Value Vehicle Board may cast a vote with respect to any Designated Litigation to which he or she, his or her employer, or any Affiliate thereof is a party; and (ii) the Contingent Value Vehicle Manager may seek Bankruptcy Court approval of a settlement of Designated Litigation if the Contingent Value Vehicle Board fails to act on a proposed settlement of such Designated Litigation within 60 days of receiving notice of such proposed settlement by the Contingent Value Vehicle Manager or as otherwise determined by the

Contingent Value Vehicle Manager.  The Contingent Value Vehicle Board may instruct the Contingent Value Vehicle Manager to settle any Designated Litigation so long as such settlement is fair and reasonable based upon the reasonable, good faith business judgment of the Contingent Value Vehicle Board; provided, however, that such settlement shall not be the result of gross negligence, bad faith or fraud of the Contingent Value Vehicle Board.

(e)       The Contingent Value Vehicle Board may remove the Contingent Value Vehicle Manager for cause.  In the event the requisite approval is not obtained, the Contingent Value Vehicle Manager may be removed by the Bankruptcy Court for cause shown.  In the event of the resignation or removal of the Contingent Value Vehicle Manager, the Contingent Value Vehicle Board shall, by majority vote, designate a person to serve as successor Contingent Value Vehicle Manager.

(f)        Notwithstanding anything to the contrary in this Plan, none of the Contingent Value Vehicle Manager, the Contingent Value Vehicle Board nor any of its members, Contingent Value Vehicle Professionals or any duly designated agent or representatives of any such party shall be liable for the act, default or misconduct of the Contingent Value Vehicle Manager or any other member of the Contingent Value Vehicle Board, nor shall the Contingent Value Vehicle Manager or any member of the Contingent Value Vehicle Board be liable for anything other than such Person’s own gross negligence or willful misconduct.  The Contingent Value Vehicle Manager and the Contingent Value Vehicle Board may, in connection with the performance of their duties, and in their sole and absolute discretion, consult with the Contingent Value Vehicle Professionals, and shall not be liable for anything done or omitted or suffered to be done in accordance with such advice or opinions.  If the Contingent Value Vehicle Manager or the Contingent Value Vehicle Board determines not to consult with the Contingent Value Vehicle Professionals, they shall not be deemed to impose any liability on the of the Contingent Value Vehicle Manager or the Contingent Value Vehicle Board (as applicable), or the members and/or designees thereof.

(g)       The Contingent Value Vehicle Board shall govern its proceedings through the adoption of by-laws, which the Contingent Value Vehicle Board may adopt by majority vote.  No provision of such by-laws shall supersede, or conflict with, any express provision of this Plan.

ARTICLE VIII.

PROVISIONS REGARDING VOTING AND DISTRIBUTIONS UNDER THE PLAN

8.01.  Voting of Claims.  Each holder of an Allowed Claim or Allowed Equity Interest in an impaired Class that is entitled to vote on the Plan pursuant to Article IV of the Plan shall be entitled to vote separately to accept or reject the Plan as provided in such order as is entered by the Bankruptcy Court establishing procedures with respect to the solicitation and tabulation of votes to accept or reject the Plan, or any other order or orders of the Bankruptcy Court.

8.02.  Nonconsensual Confirmation.  If any impaired Class of Claims or Equity Interests entitled to vote shall not accept the Plan by the requisite statutory majority provided in section 1126(c) of the Bankruptcy Code, the Debtors reserve the right to amend the Plan in accordance with Section 15.08 of this Plan or undertake to have the Bankruptcy Court confirm the Plan under section 1129(b) of the Bankruptcy Code or both.  With respect to any impaired Classes of Claims or Equity Interests that are deemed to reject the Plan, the Debtors shall request that the Bankruptcy Court confirm the Plan pursuant to section 1129(b) of the Bankruptcy Code.  Further, to the extent necessary, the terms of this Plan may be modified by the Debtors to reallocate value from all Classes at and below the level of the objecting Class to all impaired senior Classes until such impaired senior Classes are paid in accordance with the absolute priority rule of section 1129(b) of the Bankruptcy Code.  To the extent any Class is deemed to reject the Plan by virtue of the treatment provided to such Class, the Plan shall be “crammed down” on the claimants within such Class pursuant to section 1129(b) of the Bankruptcy Code.

8.03.  Disbursing Agent.  All distributions under the Plan shall be made by the Disbursing Agent.  The Disbursing Agent shall not be required to give any bond or surety or other security for the performance of its duties unless otherwise ordered by the Bankruptcy Court; and, in the event that the Disbursing Agent is so otherwise ordered, all costs and expenses of procuring any such bond or surety shall be borne by the Reorganized Debtors.  The Disbursing Agent shall not be responsible for making distributions on account of Contingent Value Vehicle Beneficial Interests.

8.04.  Rights and Powers of Disbursing Agent.

(a)       Powers of the Disbursing Agent.  The Disbursing Agent shall be empowered to (i) effect all actions and execute all agreements, instruments, and other documents necessary to perform its duties under the Plan, (ii) make all distributions contemplated hereby, (iii) employ professionals to represent it with respect to its responsibilities, and (iv) exercise such other powers as may be vested in the Disbursing Agent by order of the Bankruptcy Court, pursuant to the Plan, or as deemed by the Disbursing Agent to be necessary and proper to implement the provisions hereof.

(b)       Expenses Incurred on or After the Effective Date.  Except as otherwise ordered by the Bankruptcy Court, the amount of any reasonable fees and expenses incurred by the Disbursing Agent on or after the Effective Date (including, without limitation, taxes) and any reasonable compensation and expense reimbursement claims (including, without limitation, reasonable attorney and other professional fees and expenses) made by the Disbursing Agent shall be paid in Cash by the Reorganized Debtors.

8.05.  Manner of Distributions.

(a)       Any payment of Cash made by the Disbursing Agent pursuant to the Plan may, at the Disbursing Agent’s option, be made by check drawn on a domestic bank or wire transfer.

(b)       Notwithstanding anything otherwise to the contrary, in the sole discretion of the Debtors or Reorganized Debtors (or, in the event a Plan Administrator is appointed, in the discretion of the Plan Administrator), any distribution of Plan Securities and/or Plan Consideration, as applicable, under this Plan may be made by means of the book entry transfer facilities of the Depository Trust Company as an alternative to delivery of physical certificates or instruments representing such Plan Securities and/or Plan Consideration, as applicable.  Any distribution made pursuant to the immediately preceding sentence shall be made to the account of the holder of the Claim or Equity Interest entitled to receive such Plan Securities and/or Plan Consideration, as applicable, hereunder or to the account of an agent authorized to receive securities on behalf of such holder.

(c)       A distribution pursuant to this Article VIII to the DIP Agent, the Indenture Trustees or the Administrative Agent (each, an “Agent”) shall be deemed equivalent to a distribution under this Plan directly to the holders of the Allowed Claims that such Agent represents under the applicable Indenture or credit agreement giving rise to such Claims.  The Agents shall not be required to give any bond or surety or other security for the performance of their duties unless otherwise ordered by the Bankruptcy Court; and, in the event that such parties are so otherwise ordered, all costs and expenses of procuring any such bond or surety shall be paid by the Reorganized Debtors.

8.06.  Timing of Distributions.  In the event that any payment, distribution, or act under the Plan is required to be made or performed on a date that is not a Business Day, then the making of such payment or distribution or the performance of such act may be completed on or as soon as reasonably practicable after the next succeeding Business Day, but shall be deemed to have been completed as of the required date.

8.07.  Distributions to Classes 1, 2,3, 4(c)(i), 4(c)(ii), 4(d), 5(b)(i), 5(b)(ii), 6(b)(i), 6(b)(ii), 7(b), 7(c)(i), 7(c)(ii), 8(b)(i), 8(b)(ii), 8(c), 9(a), 9(b), 10(a), 10(b), 11(b)(i), 11(b)(ii), 12(c)(i), 12(c)(ii), 12(d), 13(a)(i), 13(a)(ii), 13(d), 13(e), 13(f), 13(g), 13(h), 13(i), 13(j), 13(k), 13(l), 14(a) and 14(b).  Subject to Bankruptcy Rule 9010, all distributions under this Plan to holders of Allowed Claims and Equity Interests in Classes 1, 2,3, 4(c)(i), 4(c)(ii), 4(d), 5(b)(i), 5(b)(ii), 6(b)(i), 6(b)(ii), 7(b), 7(c)(i), 7(c)(ii), 8(b)(i), 8(b)(ii), 8(c), 9(a), 9(b), 10(a), 10(b), 11(b)(i), 11(b)(ii), 12(c)(i), 12(c)(ii), 12(d), 13(a)(i), 13(a)(ii), 13(d), 13(e), 13(f), 13(g), 13(h), 13(i), 13(j), 13(k), 13(l), 14(a) and 14(b) shall be made to the holder of each Allowed Claim or Equity Interest, as applicable, at the address of such holder as listed on the Schedules as of [   ], unless the Debtors or, on and after the Effective Date, the Reorganized Debtors or the Plan Administrator, as applicable, have been notified in writing of a change of address, including, without limitation, by the timely filing of a proof of claim by such holder that provides an address for such holder different from the address reflected on the Schedules.  In the event that any distribution to any such holder is returned as undeliverable, the Disbursing Agent shall use reasonable efforts to determine the current address of such holder, but no distribution to such holder shall be made unless and until the Disbursing Agent has determined the then current address of such holder, at which time such distribution shall be made to such holder without interest; provided, however, that, at the expiration of one year from the Effective Date such distributions shall be deemed unclaimed property and shall be treated in accordance with Section 8.16 and Article IX of this Plan.

8.08.  Distributions to Classes 4(b), 8(a), 12(b), 13(b) and 13(c).  Distributions for the benefit of the holders of the Claims in Classes 4(b), 8(a), 12(b), 13(b) and 13(c) shall be made, in the discretion of the Disbursing Agent, to (a) the Indenture Trustee with respect to the notes or debentures underlying such Claims or (b) through the facilities of the Depository Trust Company for the benefit of the holders of such Claims.  If a distribution with respect to a Claim in Classes 4(b), 8(a), 12(b), 13(b) or 13(c) is made to an Indenture Trustee, such Indenture Trustee shall, in turn, promptly administer the distribution to the holders of Allowed Claims in such Class in accordance with the Plan and the applicable Indenture.

8.09.  Distributions on Account of Bank Claims—Classes 4(a), 5(a), 6(a), 7(a), 11(a) and 12(a).  Any distributions to be made for the benefit of the holders of the Bank Claims shall be made to the Administrative Agent under the Credit Facility relating to such Bank Claim as of the Effective Date (the “Administrative Agent”) or as otherwise agreed by ACC and such holder.  The Administrative Agent shall, in turn, promptly administer the distribution to the holders of the Bank Claims with respect to which it acts as Administrative Agent.

8.10.  Distributions with Respect to DIP Lender Claims.  Distributions for the benefit of the holders of the DIP Lender Claims shall be made to the DIP Agent as of the Effective Date or as otherwise agreed by ACC and such holder.  The DIP Agent shall, in turn, promptly administer the distribution to the holders of the DIP Lender Claims.

8.11.  Fees and Expenses of Indenture Trustees.

(a)       In full satisfaction of the Claims of Indenture Trustees for services under the Indentures, including Claims secured by any charging liens under the Indentures, within 30 days following the Effective Date the Debtors or Reorganized Debtors will distribute to the holders of Allowed Trustee Fee Claims Cash equal to the amount of (i) the Allowed Trustee Fee Claims submitted to the Debtors or Reorganized Debtors, as applicable, and the Office of the United States Trustee, for fees and expenses through the Confirmation Date, and (ii) any Allowed Trustee Fee Claims incurred between the Confirmation Date and the Effective Date, provided, however, that no distribution shall be payable hereunder with respect to Claims to which the Debtors or Reorganized Debtors, as applicable, and/or the Office of the United States Trustee shall have objected within 30 days of receipt of the request for payment.

(b)       If either the Debtors or Reorganized Debtors, as applicable, or the Office of the United States Trustee timely objects to the request for payment of the Trustee Fee Claims, the holder of such Claim shall be required to submit an application requesting payment of the disputed portion of the Trustee Fee Claims with the Bankruptcy Court in accordance with the reasonableness standard (and not subject to the requirements of Bankruptcy Code sections 503(b)(3) and (4), which shall not apply).  The undisputed amount of any Trustee Fee Claims with respect to which an objection is pending shall be Allowed and paid by the Debtors or Reorganized Debtors (or the Distribution Company), as applicable, on the Effective Date or as soon thereafter as any such Trustee Fee Claims are Allowed.  None of the Debtors, the Reorganized Debtors or the Distribution Company shall be required to make any payments with respect to a Disputed Trustee Fee Claim until resolved or determined by the Bankruptcy Court. Notwithstanding anything otherwise to the contrary, in the event the Debtors or Reorganized Debtors are unable to resolve a dispute as to a Trustee Fee Claim, the Debtors or Reorganized Debtors may submit any such dispute to the Bankruptcy Court for resolution.

(c)       Upon payment of the Trustee Fee Claims in accordance with this Section 8.11, all charging liens under the Indentures shall be released without further action by the Indenture Trustees or any other Person.

(d)       As a condition to receiving payment thereof, each holder of a Trustee Fee Claim shall deliver written copies of invoices in respect of such claims, with narrative descriptions of the services rendered and itemization of expenses incurred in such detail and with such supporting documentation as is reasonably requested by the Debtors or the Reorganized Debtors (or the Plan Administrator, as applicable), to the Debtors.  The Debtors or Reorganized Debtors (or the Plan Administrator, as applicable) may report to the Bankruptcy Court as to whether there are any unresolved disputes regarding the reasonableness of the Trustee Fee Claims.  Any such unresolved disputes may be submitted to the Bankruptcy Court for resolution.

8.12.  Surrender of Instruments.  Except to the extent evidenced by electronic book entry or as may be otherwise agreed to in writing by the Debtors or the Reorganized Debtors (or the Plan Administrator, as applicable), as a condition to receiving any distribution under the Plan, each holder of a certificated instrument or note must surrender such instrument or note held by it to the Disbursing Agent or its designee, unless such certificated instrument or note is being Reinstated or being left unimpaired under the Plan.  Any holder of such instrument or note that is not otherwise excluded from the requirements of the immediately preceding sentence and that fails to (i) surrender such instrument or note, or (ii) execute and deliver an affidavit of loss and/or indemnity reasonably satisfactory to the Disbursing Agent before the first anniversary of the Effective Date shall be deemed to have forfeited all rights and Claims and may not participate in any distribution under the Plan.  Any distribution so forfeited shall be treated as Unclaimed Property under Section 8.16.

8.13.  Manner of Payment Under the Plan.  All distributions of New Common Stock, New Joint Venture Preferred Securities, Plan Consideration or Cash to the creditors of each of the Debtors under the Plan shall be made by, or on behalf of, the applicable Reorganized Debtor.  Any New Common Stock to be distributed under this Plan to holders of Claims against any Debtor other than ACC shall be deemed to be contributed by ACC to the capital of such Debtor, and such Debtor shall be deemed to have transferred such New Common Stock to such holder, in each case on and as of the Distribution Date on which such distribution is made, without further action by such Debtor or ACC.

8.14.  Fractional Shares/Fractional Notes.

(a)       No fractional shares of New Common Stock or New Joint Venture Preferred Securities shall be distributed under the Plan.  To the extent that Plan Consideration is distributed and includes equity securities, no fractional units of such equity securities shall be distributed under the Plan.  When any distribution pursuant to the Plan on account of an Allowed Claim would otherwise result in the issuance of a number of shares of New Common Stock or New Joint Venture Preferred Securities (or units of equity securities included in Plan Consideration, as applicable) that is not a whole number, the actual distribution of shares of New Common Stock or New Joint Venture Preferred Securities (or units of equity securities included in Plan Consideration, as applicable) shall be rounded as follows:  (i) fractions of one-half (½) or greater shall be rounded to the next higher whole number; and (ii) fractions of less than one-half (½) shall be rounded to the next lower whole number with no further payment therefor.  The total number of authorized shares of New Common Stock and New Joint Venture Preferred Securities to be distributed to holders of Allowed Claims shall be adjusted as necessary to account for the rounding provided in this Section 8.14.

(b)                     No Rollover Notes shall be distributed in denominations of less than one thousand dollars.  To the extent that Plan Consideration is distributed and includes debt securities, no such debt securities shall be distributed in denominations of less than one thousand dollars under the Plan.  When any distribution pursuant to the Plan on account of an Allowed Claim would otherwise result in the issuance of an amount of Rollover Notes (or debt securities included in Plan Consideration, as applicable) that is not a multiple of one thousand dollars, the actual distribution of Rollover Notes (or debt securities included in Plan Consideration, as applicable) shall be rounded as follows:  (i) denominations of five hundred dollars or greater shall be rounded up to one thousand dollars; and (ii) denominations of less than five hundred dollars shall be rounded down to zero ($0.00) with no further payment therefor.  The total number of Rollover Notes (or debt securities included in Plan Consideration, as applicable) to be distributed to holders of Allowed Claims shall be adjusted as necessary to account for the rounding provided in this Section 8.14(b).

8.15.  Interest on Claims.

(a)                      If the sum of (x) all Allowed Claims within a Debtor Group, and (y) the amount of Disputed Claims set forth in the Estimation Order relating to such Debtor Group, is less than the Debtor Group Maximum Value of such Debtor Group, then simple interest shall accrue with respect to such Allowed Claim from the Commencement Date as provided in this Section 8.15.  Such interest shall accrue at a rate equal to (i) the non-default rate payable under the agreement or instrument giving rise to such Allowed Claim, as and to the extent enforceable, or (ii) to the extent no such agreement or instrument exists or the provision in such agreement on interest is not enforceable, then at the rate payable on federal judgments as of the Commencement Date; provided, however, that if the Debtors file an Interest Rate Schedule, the rate set forth in the Interest Rate Schedule shall govern with respect to such Claims.  Interest shall accrue with respect to Allowed Claims in a Debtor Group until the earlier of (A) the Effective Date, and (B) such time as the sum of (x) all Allowed Claims within such Debtor Group (excluding the accrual of interest pursuant to this Section 8.15), (y) the amount of Disputed Claims set forth in the Estimation Order relating to such Debtor Group which have not otherwise been Allowed or dismissed, and (z) interest accrued pursuant to this Section 8.15, equals the Debtor Group Maximum Value of such Debtor Group.

(b)                     Unless otherwise specifically provided for in this Plan, the Confirmation Order, the DIP Facility or a post-Commencement Date agreement in writing between the Debtors and a Claimholder, interest shall not accrue or be paid on Claims or Equity Interests from and after the Commencement Date, and no holder of a Claim or Equity Interest shall be entitled to interest accruing on or after the Commencement Date on any Claim, right or Equity Interest.  Additionally, and without limiting the foregoing, interest shall not accrue or be paid on any Disputed Claim or Disputed Equity Interest in respect of the period from the Effective Date to the date a final distribution is made when and if such Disputed Claim or Disputed Equity Interest becomes an Allowed Claim or Allowed Equity Interest.

8.16.  Unclaimed Distributions.  All distributions under the Plan that are unclaimed for a period of one year after distribution thereof (or an attempt to effect such distribution) in accordance with the Plan shall be deemed unclaimed property under section 347(b) of the Bankruptcy Code (the “Unclaimed Property”).  Unclaimed Property shall be forfeited by any holder of a Claim originally entitled thereto hereunder, whereupon all right, title and interest in and to the Unclaimed Property shall immediately and irrevocably be available for future distributions to holders of Allowed Claims or Allowed Equity Interests hereunder in accordance with Article IX of the Plan and the holder of the Allowed Claim or Allowed Equity Interest previously entitled to such Unclaimed Property shall cease to be entitled thereto and any entitlement of any holder of any Claim or Equity Interest to such distributions shall be extinguished and forever barred.

8.17.  Distributions to Holders as of the Distribution Record Date.  As at the close of business on the Distribution Record Date, the claims register and stock transfer books shall be closed, and there shall be no further changes in the record holder of any Claim or Equity Interest.  The Reorganized Debtors and any party responsible for making distributions pursuant to Section 8.03 (including, without limitation, the Distribution Company) of this Plan shall have no obligation to recognize any transfer of any Claim or Equity Interest occurring after the Distribution Record Date.  The Reorganized Debtors and any party responsible for making distributions pursuant to Section 8.03 of this Plan (including, without limitation, the Distribution Company) shall instead be authorized and entitled to recognize and deal for all purposes under the Plan with only those record holders stated on the Claims register as of the close of business on the Distribution Record Date, provided, however, that, notwithstanding anything otherwise to the contrary, the Reorganized Debtors and any party responsible for making distributions pursuant to Section 8.03 of this Plan shall be authorized, in their sole discretion, to effect any distribution under the Plan through the book-entry transfer facilities of The Depositary Trust Company pursuant to the procedures used for effecting distributions thereunder on the date of such distribution.

8.18.  Allocation of Plan Distributions Between Principal and Interest.  To the extent that any Allowed Claim entitled to a distribution under the Plan is comprised of indebtedness and accrued but unpaid interest thereon, such distribution shall be allocated first to the principal amount of the Claim (as determined for federal income tax purposes) and then, to the extent the consideration exceeds the principal amount of the Claim, to accrued but unpaid interest.

8.19.  Exemption from Securities Laws.  The issuance of the Plan Securities and the Contingent Value Vehicle Interests pursuant to the Plan (and any distribution of securities in connection with the exercise of conversion or similar rights thereunder), and the distribution of any securities of any successor-in-interest to a Debtor that are included in Plan Consideration shall be exempt from any securities law registration requirements and any other applicable non-bankruptcy law or regulation to the fullest extent permitted by section 1145 of the Bankruptcy Code.

8.20.  Distribution of New Joint Venture Preferred Securities Received by the Reorganized Debtors.  To the extent a Reorganized Debtor receives a distribution of New Joint Venture Preferred Securities as part of this Plan, such Reorganized Debtor shall contribute the New Joint Venture Preferred Security to the New Joint Venture Preferred Security Issuer as a capital contribution.

8.21.  No Change of Control.  Notwithstanding anything otherwise to the contrary, none of (a) the facts or circumstances giving rise to the commencement of, or occurring in connection with, the Chapter 11 Cases, (b) the issuance of the Plan Securities pursuant to the Plan, (c) implementation of the Restructuring Transactions or any Sale Transaction, or (d) consummation of any other transaction pursuant to the Plan shall constitute a “change of control” (or a change in working control) of, or in connection with, any Debtor for any purpose including, without limitation, under any franchise agreement, executory contract, pole attachment agreement or other agreement (whether entered into before or after the Commencement Date) between any Debtor and any third party, or any law, statute, rule or any other regulation otherwise applicable to any Debtor.

8.22.  True Up Payments.  The Periodic Distribution Date on which the holder of an Allowed Claim first receives a distribution with respect to the Claim is referred to as the “First Payment Date.”  If on any Periodic Distribution Date after the First Payment Date, the distribution payable with respect to an Allowed Claim is greater than the distribution previously paid, then on such Periodic Distribution Date, the holders of Allowed Claims for whom such Periodic Distribution Date is the First Payment Date shall be entitled to receive the entire amount of the distribution payable to them on such Periodic Distribution Date before any distribution is made to holders of Allowed Claims for whom such Periodic Distribution Date is not the First Payment Date. If on any Periodic Distribution Date after the First Payment Date, the distribution payable with respect to an Allowed Claim is less than the distribution previously paid, the holders of Allowed Claims for whom such Periodic Distribution Date is not the First Payment Date shall not have any obligation to restore any of the excess distribution previously received.

ARTICLE IX.

PROCEDURES FOR ESTIMATION OF ALLOWABLE CLAIMS,
TREATMENT OF DISPUTED CLAIMS AND ESTABLISHING OF RESERVES

9.01.  Objections to Administrative Expense Claims and Claims.  The Debtors, Reorganized Debtors and Plan Administrator (as applicable) shall be entitled to object to Administrative Expense Claims, Claims and Equity Interests.  Any objections to Claims or Equity Interests shall be filed and served on or before the later of (i) [                      (        )] days after the Effective Date, and (ii) such date as may be fixed by the Bankruptcy Court, whether fixed before or after the date specified in clause (i) above (such later date, the “Claims Objection Deadline”).  All objections shall be litigated to Final Order; provided, however, that the Debtors, Reorganized Debtors and Plan Administrator (as applicable) (within such parameters as may be established by the Reorganized Debtors) shall have the authority to file, settle, compromise or withdraw any objections without Bankruptcy Court approval.

9.02.  No Distributions Pending Allowance.  Notwithstanding any other provision hereof, if any portion of a Claim or Equity Interest is Disputed, no payment or distribution provided hereunder shall be made on account of such Claim or Equity Interest unless and until such Disputed Claim becomes an Allowed Claim or such Disputed Equity Interest becomes an Allowed Equity Interest.

9.03.  Estimation of Claims and Equity Interests.  Not later than 25 days prior to the date of the Confirmation Hearing, the Debtors shall file a motion seeking an order or orders from the Bankruptcy Court, which may be the Estimation Order, estimating the maximum dollar amount of Allowed and Disputed Claims and Equity Interests (including, without limitation, Administrative Expense Claims, Priority Tax Claims, Trade Claims and Other Unsecured Claims), inclusive of contingent and/or unliquidated Claims, and otherwise determining and fixing the amount of the Debtor Group Reserves, Other Unsecured Distribution Reserves and Existing Securities Law Claim Reserves, and may seek to set the amount of any particular Claim or Equity Interest for final allowance and distribution purposes pursuant to sections 105 and 502(c) of the Bankruptcy Code (any such order, a “Section 9.03 Order”). A Section 9.03 Order shall be used to calculate and fix distributions to holders of Allowed Claims and Equity Interests and the amounts of the respective Debtor Group Reserves, Other Unsecured Distribution Reserves and Existing Securities Law Claim Reserves.  The Debtors shall be entitled to seek a Section 9.03 Order with respect to a Claim or Equity Interest regardless of whether the Debtors or the Reorganized Debtors previously objected to any Claim or Equity Interest to be estimated thereunder, and the Bankruptcy Court will retain jurisdiction to estimate any Claim or Equity Interest at any time during litigation concerning any objection to any Claim or Equity Interest, including, without limitation, during the pendency of any appeal relating to any such objection.  In the event that the Bankruptcy Court estimates any contingent, unliquidated or Disputed Claim or Equity Interest, the estimated amount shall constitute either the Allowed amount of such Claim or a maximum limitation on such Claim or Equity Interest, as determined by the Bankruptcy Court; provided, however, that if the estimate constitutes the maximum limitation on such Claim or Equity Interest, the Debtors or the Reorganized Debtors, as the case may be, may elect to pursue supplemental proceedings to object to any ultimate allowance of such Claim or Equity Interest.  All of the aforementioned Claim and Equity Interest objection, estimation and resolution procedures are cumulative and not necessarily exclusive of one another.

9.04.  Payments and Distributions on Disputed Claims.

(a)                      Debtor Group Reserves.

(i)                                     From and after the Effective Date, for the benefit of the holders of Disputed Claims in each Debtor Group, the Disbursing Agent shall reserve and hold in escrow in a Notes/Trade Distribution Reserve, Other Unsecured Distribution Reserve or Existing Securities Law Claim Reserve, as applicable, Plan Consideration, and any dividends, gains or income attributable thereto.  Each Debtor Group Reserve shall be established in an aggregate amount equal to the distributions that would have been made to the holders of all Disputed Claims in the Class or Classes of Claims and Debtor Group to which such Debtor Group Reserve relate if they were Allowed Claims in an aggregate amount equal to the lesser of (x) the aggregate amount of the Disputed Claims in such Class or Classes of Claims and Debtor Group, (y) the amount in which the Disputed Claims in such Class or Classes of Claims and each Debtor Group shall be estimated by the Bankruptcy Court pursuant to section 502 of the Bankruptcy Code for purposes of allowance, which amount, unless otherwise ordered by the Bankruptcy Court, shall constitute and represent the maximum amount in which such Claims may ultimately become Allowed Claims or (z) such other amount as may be agreed upon by the holder of any such Disputed Claim and the Reorganized Debtors.

(ii)                                  Any Plan Consideration reserved and held for the benefit of a holder of a Disputed Claim shall be treated as a payment and reduction on account of such Disputed Claim for purposes of computing any additional amounts to be distributed in Plan Consideration in the event the Disputed Claim ultimately becomes an Allowed Claim.  Any dividends, gains or income paid in Cash on account of Plan Consideration reserved for the benefit of holders of Disputed Claims shall be either (x) held by the Disbursing Agent, in an interest-bearing account or (y) invested in interest-bearing obligations issued by the United States Government, or by an agency of the United States Government and guaranteed by the United States Government, and having (in either case) a maturity of not more than 30 days, for the benefit of such holders pending determination of their entitlement thereto under the terms of the Plan.  No payments or distributions shall be made with respect to all or any portion of any Disputed Claim pending the entire resolution thereof by Final Order or agreement by the Debtors and the holder of the Disputed Claim.

(b)                     Distributions with Respect to Disputed Claims After Allowance.  On the Periodic Distribution Date provided in Section 9.10(b) hereof after such time as a Disputed Claim becomes an Allowed Claim, in whole or in part, the Disbursing Agent shall distribute to the holder thereof the distributions, if any, to which such holder is then entitled under the Plan.  Such distributions shall be made on the next Periodic Distribution Date that is not less than twenty (20) days from the date upon which the order or judgment of the Bankruptcy Court allowing such Disputed Claims becomes a Final Order, without any post-Effective Date interest thereon except as expressly provided in this Plan.

9.05.  Tax Treatment of Debtor Group Reserves and Escrows.

(a)                      Subject to definitive guidance from the IRS or a court of competent jurisdiction to the contrary (including the receipt by the Disbursing Agent of a private letter ruling if the Disbursing Agent so requests, or the receipt of an adverse determination by the IRS upon audit if not contested by the Disbursing Agent), the Disbursing Agent shall (i) treat the Debtor Group Reserves and any escrow established in connection with this Plan as one or more discrete trusts (which may be composed of separate and independent shares) for federal income tax purposes in accordance with the trust provisions of the Tax Code (Sections 641 et seq.) and (ii) to the extent permitted by applicable law, report consistent with the foregoing for state and local income tax purposes.  All holders of Allowed Claims and Allowed Equity Interests shall report, for tax purposes, consistent with the foregoing.

(b)                     Funding of Tax Obligations of Debtor Group Reserves.  If a Debtor Group Reserve or any escrow established in connection with this Plan has insufficient funds to pay any applicable taxes imposed upon it or its assets, the Reorganized Debtors shall advance to the Debtor Group Reserve or escrow, as applicable, the funds necessary to pay such taxes (a “Tax Advance”), with such Tax Advances repayable from future amounts otherwise receivable pursuant to this Section 9.05 or otherwise.  If and when a distribution is to be made from the escrow, the distributee will be charged its pro rata portion of any outstanding Tax Advance (including accrued interest).  If a cash distribution is to be made to such distributee, the Disbursing Agent shall be entitled to withhold from such distributee’s distribution the amount required to pay such portion of the Tax Advance (including accrued interest).  If such cash is insufficient to satisfy the respective portion of the Tax Advance and there is also to be made to such distributee a distribution of other Plan Consideration or Contingent Value Vehicle Beneficial Interests, the distributee shall, as a condition to receiving such other assets, pay in cash to the Disbursing Agent an amount equal to the unsatisfied portion of the Tax Advance (including accrued interest).  Failure to make such payment shall entitle the Disbursing Agent to reduce and permanently adjust the amounts that would otherwise be distributed to such distributee to fairly compensate the Debtor Group Reserve of the Plan for the unpaid portion of the Tax Advance (including accrued interest).

9.06.  Personal Injury Claims.  All Personal Injury Claims are Disputed Claims.  No distributions shall be made on account of any Personal Injury Claim unless and until such Claim is liquidated and becomes an Allowed Claim.  Any Personal Injury Claim which has not been liquidated prior to the Effective Date and as to which a proof of claim was timely filed in the Chapter 11 Cases, shall be determined and liquidated in the administrative or judicial tribunal in which it is pending on the Effective Date or, if no action was pending on the Effective Date, in any administrative or judicial tribunal of appropriate jurisdiction.  Any Personal Injury Claim determined and liquidated (i) pursuant to a Final Order obtained in accordance with this Section and applicable nonbankruptcy law, (ii) in any alternative dispute resolution or similar proceeding as same may be approved by order of a court of competent jurisdiction or (iii) pursuant to agreement of the parties, shall be deemed, to the extent applicable, an Allowed Other Unsecured Claim of the Debtor Group against which the Personal Injury Claim was brought or an ACC Other Unsecured Claim, as applicable, in such liquidated amount and treated in accordance with the Plan; provided, however, that the Allowed amount of any Personal Injury Claim that also is an Insured Claim shall not exceed the liquidated amount of the Claim less the amount paid by the insurer.  Nothing contained in this Section 9.06 shall constitute or be deemed a waiver of any claim, right, or Cause of Action that the Debtors may have against any person in connection with or arising out of any Personal Injury Claim, including, without limitation, any rights under section 157 of title 28 of the United States Code.

9.07.  Century-ML JV Claims.  All Century-ML JV Claims are Disputed Claims.  No distributions shall be made on account of any Century-ML JV Claim unless and until such Claim is liquidated and becomes an Allowed Claim.

9.08.  Resolution of Administrative Expense Claims.  On and after the Effective Date, the Reorganized Debtors shall have the authority to compromise, settle, otherwise resolve, or withdraw any objections to Administrative Expense Claims and compromise, settle, or otherwise resolve Disputed Administrative Expense Claims without approval of the Bankruptcy Court.

9.09.  Funding of Reserves; Maximum Distributions.

(a)                      General.  To the extent not otherwise provided for herein or ordered by the Bankruptcy Court, the Debtors shall estimate appropriate reserves of Plan Consideration to be set aside in connection with distributions with respect to Subsidiary Note Claims, Subsidiary Notes Existing Securities Law Claims, Trade Claims and Other Unsecured Claims.

(b)                     Maximum Distribution.  Notwithstanding anything otherwise to the contrary, in no event shall a holder of an Allowed Claim or Allowed Equity Interest be entitled to receive, or receive, a distribution of Plan Securities (and/or Plan Consideration, as applicable) or other consideration, which based on the Deemed Value of the Plan Securities (and/or Plan Consideration, as applicable) and other consideration received results in a distribution of greater than Payment in Full with respect to such Allowed Claim or Allowed Equity Interest.

(c)                      Clawback of Deficiency in Debtor Group Reserves.  Not less than three Business Days nor more than ten Business Days prior to each Distribution Date, the Debtors shall calculate the Deemed Value of each Debtor Group Reserve.  If the Deemed Value of the Debtor Group Reserve is less than (a “Deficiency”) the excess of (x) the amount calculated pursuant to clause (b) of the definition of Allocable Portion with respect to such Debtor Group Reserve (a “Shortfall Debtor Group”), over (y) the Deemed Value of all prior distributions from such Debtor Group Reserve, then:

(i)                                     with respect to a Notes/Trade Distribution Reserve or Subsidiary Other Unsecured Distribution Reserve, if there is any Plan Consideration remaining in the Existing Securities Law Claim Reserve corresponding to such Shortfall Debtor Group then there shall be transferred to the Notes/Trade Distribution Reserve or the Subsidiary Other Unsecured Distribution Reserve of the Shortfall Debtor Group (as applicable), from the Existing Securities Law Claim Reserve corresponding to such Shortfall Debtor Group, an amount of Plan Consideration with a Deemed Value equal to such Deficiency;

(ii)                                  if the Deemed Value of the Plan Consideration transferred pursuant to clause (i) is less than the Deficiency (or if (x) there is no Existing Securities Law Claim Reserve corresponding to such Shortfall Debtor Group or (y) the Deficiency is in an Existing Securities Law Claim Reserve), then there shall be transferred to the Notes/Trade Distribution Reserve or Other Unsecured Distribution Reserve (or Existing Securities Law Claim Reserve, as applicable) of the Shortfall Debtor Group, on a pro rata basis from the Debtor Group Reserves of the direct Parent Debtor Group of such Shortfall Debtor Group, an amount of Plan Consideration with a Deemed Value equal to such Deficiency; and

(iii)                               if the Deemed Value of the Plan Consideration transferred pursuant to clause (ii) is less than the Deficiency, then there shall be transferred to the Notes/Trade Distribution Reserve or Other Unsecured Distribution Reserve (or Existing Securities Law Claim Reserve, if applicable) of the Shortfall Debtor Group, on a pro rata basis from the Debtor Group Reserves of any indirect Parent Debtor Group of such Shortfall Debtor Group, Plan Consideration with a Deemed Value equal to such unsatisfied Deficiency.  A Shortfall Debtor Group shall not be entitled to a transfer into its Debtor Group Reserves pursuant to the provisions of this Section 9.09(c) to the extent that after giving effect to such transfer the Deemed Value of the Debtor Group Reserve will exceed the value of the Debtor Group, as set forth in a schedule to be filed with the Plan Supplement, as such value may be increased by the distribution to such Debtor Group of any Excess, and decreased by the payment by such Debtor Group of any Shortfall (the

“Debtor Group Maximum Value”), less the Deemed Value of all distributions that have been made prior to such date with respect to Claims against and Equity Interests in such Shortfall Debtor Group.

(d)                     Distribution of Excess in Debtor Group Reserves.  Prior to each Distribution Date, if the Deemed Value of a Debtor Group Reserve of any Debtor Group exceeds the amount calculated pursuant to clause (1)(b) or (2)(b) (as applicable) of the definition of Allocable Portion with respect to such Debtor Group (an “Excess Reserve Debtor Group”) to the extent not previously paid (an “Excess”), then:

(i)                                     such Excess shall first be distributed to the holders of Allowed Claims in such Excess Reserve Debtor Group to the extent that they have received distributions with a Deemed Value of less than the Allowed amount of their Claims, such distribution based on the relative priority of Classes of Claims in the Excess Reserve Debtor Group;

(ii)                                  if after giving effect to the distribution in clause (i) any Excess remains, then

(a) if the Debtor Group Reserve holding such remaining Excess is an Other Unsecured Distribution Reserve, such remaining Excess shall be transferred to the Notes/Trade Distribution Reserve corresponding to such Debtor Group; or

(b) if the Debtor Group Reserve holding such remaining Excess is a Notes/Trade Distribution Reserve, such remaining Excess shall be transferred to the Other Unsecured Distribution Reserve corresponding to such Debtor Group; and

(iii)                               if after giving effect to the distribution in clause (ii) any Excess remains, the remaining Excess shall be transferred to the Existing Securities Law Claim Reserve corresponding to such Debtor Group, if any; and

(iv)                              if after giving effect to the distribution in clause (iii) any Excess remains or if or there is no Existing Securities Law Claim Reserve corresponding to such Debtor Group, then the remaining Excess shall be transferred to the Debtor Group Reserves of the Parent Debtor Group, if any, of the Excess Reserve Debtor Group; provided, however, if the Holding Company Debtor Group is the Excess Reserve Debtor Group, then no transfer shall be made pursuant to this clause (iv) until there exist no Disputed Claims, at which point in time, the Excess shall be transferred to the Contingent Value Vehicle.

(e)                      No Segregation of Plan Currency.  The Disbursing Agent shall not be obligated to physically segregate and maintain separate accounts for reserves.  Reserves may be maintained in the form of bookkeeping entries or accounting methodologies, which may be revised from time to time, sufficient to enable the Disbursing Agent to determine the amount of

Plan Consideration required on account of reserves hereunder and amounts to be distributed to parties in interest.

9.10.  Distributions of Plan Consideration.  After giving effect to the adjustments to the Debtor Group Reserves required by Section 9.04 and Section 9.09, the Disbursing Agent shall make distributions with respect to Subsidiary Note Claims, Subsidiary Notes Existing Securities Law Claims, Trade Claims, Other Unsecured Claims and ACC Senior Notes Claims as follows:

(a)                      Distributions to Holders of Allowed Claims.  On each Distribution Date, the Disbursing Agent shall distribute to each holder of an Allowed Claim each such holder’s Pro Rata Share of the Plan Consideration, if any, allocable to holders of Claims in such Class remaining in the Debtor Group Reserve, Other Unsecured Distribution Reserve or Existing Securities Law Claim Reserve relating to such Class on such date.

(b)                     Distributions on Subsequently Allowed Claims.  As provided in Section 9.10(a) above, to the extent a sufficient amount of Plan Consideration remains in the Debtor Group Reserve, Other Unsecured Distribution Reserve or Existing Securities Law Claim Reserve, as applicable, allocable to such Class of Claims, the Disbursing Agent shall distribute to the holders of Disputed Claims that become Allowed Claims, Plan Consideration in an amount equal to the aggregate amount of Plan Consideration that would have been distributed as of such date to such holder in respect of such Allowed Claim had it been an Allowed Claim on the Initial Distribution Date.  Any holder of a Disputed Claim whose Claim is subsequently allowed after the twentieth (20th) day prior to the next Periodic Distribution Date shall receive its distribution on the next succeeding Periodic Distribution Date following such Periodic Distribution Date.

9.11.  De Minimis Distributions.  Notwithstanding anything herein to the contrary, the Disbursing Agent shall have no obligation to make a distribution to a holder of an Allowed Claim if such distribution would be less than $[   ].00 or [   ] shares of New Common Stock (or such other amount ordered by the Bankruptcy Court) (the “Threshold Amount”) except as provided herein.  If, on any Distribution Date, the amount of Cash or New Common Stock that otherwise would have been distributed to a holder of an Allowed Claim is less than the Threshold Amount, the Disbursing Agent shall reserve such amount of Cash or New Common Stock until the first Distribution Date on which the amount to be distributed to such holder is equal to or greater than the Threshold Amount.  If, at the time of the final Distribution Date hereunder, the amount of Cash or New Common Stock then allocable to an Allowed Claim but not paid as a result of the foregoing sentence is less than the Threshold Amount (taking into account prior amounts reserved under this Section for such Claim but not paid), the Disbursing Agent shall not be required to make a final distribution on account of such Allowed Claim and such amount of Cash and New Common Stock shall be made available for distribution to other Allowed Claims in accordance with the Plan.  If, after application of the foregoing, at the time of the final Distribution Date hereunder, the Allocable Portion of Cash or New Common Stock then allocable to any remaining Allowed Claims would be less than the Threshold Amount, the Disbursing Agent shall not be required to make a final distribution on account of such Allowed Claim but may donate the Cash and New Common Stock in the name of the Reorganized Debtors to a not-for-profit charitable organization to be chosen by the Disbursing Agent, unless otherwise ordered by the Bankruptcy Court.

9.12.  No Recourse.  Nothing in the Plan shall modify any right of a holder of a Claim under section 502(j) of the Bankruptcy Code.  Notwithstanding that the Allowed amount of any particular Disputed Claim is reconsidered under the applicable provisions of the Bankruptcy Code and Bankruptcy Rules or is Allowed in an amount for which after application of the payment priorities established by this Plan there is insufficient consideration to provide a recovery equal to that received by other holders of Allowed Claims in the respective Class or category, no Claim holder shall have recourse to the Disbursing Agent, the Debtors, the Creditors’ Committee, the Equity Committee, the Disbursing Agent, the Contingent Value Vehicle, the Contingent Value Vehicle Manager or any of their respective professionals, consultants, trustees, officers, directors or members or their successors or assigns, or any of their respective property.  THUS, THE BANKRUPTCY COURT’S ENTRY OF THE ESTIMATION ORDER MAY LIMIT THE DISTRIBUTION TO BE MADE ON INDIVIDUAL DISPUTED CLAIMS, REGARDLESS OF THE AMOUNT FINALLY ALLOWED ON ACCOUNT OF SUCH DISPUTED CLAIMS.

9.13.  Withholding Taxes.  Any federal, state or local withholding taxes or other amounts required to be withheld under applicable law shall be deducted from distributions hereunder.  All Persons holding Claims or Equity Interests shall be required to provide any information necessary to effect the withholding of such taxes.

9.14.  Disputed Payment.  If any dispute arises as to the identity of a holder of an Allowed Claim or Equity Interest who is to receive any distribution, the Disbursing Agent may, in lieu of making such distribution to such Person, make such distribution into an escrow account until the disposition thereof shall be determined by Bankruptcy Court order or by written agreement among the interested parties to such dispute.

9.15.  Amendments to Claims.  A Claim may be amended prior to the Confirmation Date only as agreed upon by the Debtors and the holder of such Claim, or as otherwise permitted by the Bankruptcy Court, the Bankruptcy Rules or applicable law.  After the Confirmation Date except as provided in Section 10.03, a Claim may not be filed or amended without the authorization of the Bankruptcy Court.  Any such new or amended Claim filed after the Confirmation Date shall be deemed disallowed in full and expunged without any action by the Debtors, the Disbursing Agent or the Estates, unless the Claim holder has obtained prior Bankruptcy Court authorization for the filing.

9.16.  Setoffs.  Except as otherwise provided in the Plan, the Confirmation Order, or in agreements previously approved by Final Order of the Bankruptcy Court, the Debtors, Reorganized Debtors, and the Estates may, pursuant to section 553 of the Bankruptcy Code or applicable non-bankruptcy law, offset against any Claim or Equity Interest and any distribution to be made on account of such Claim or Equity Interest, any and all of the claims, rights and Causes of Action of any nature that the Debtors, the Reorganized Debtors or the Estates may hold against the holder of such Claim or Equity Interest; provided, however, that neither the failure to effect such a setoff, the allowance of any Claim or Equity Interest hereunder, any other action or omission of the Debtors, the Reorganized Debtors or the Estates, nor any provision of this Plan shall constitute a waiver, abandonment or release by the Debtors, the Reorganized Debtors or the Estates of any such claims, rights and Causes of Action that the Debtors, the Reorganized Debtors or the Estates may possess against such holder.  To the extent the Debtors, the Reorganized Debtors or the Estates fail to set off against a holder and seek to collect a claim from such holder after a distribution to such holder pursuant to the Plan, the Debtors, the Reorganized Debtors or the Estates shall be entitled to full recovery on their claim against such creditor.

ARTICLE X.

EXECUTORY CONTRACTS AND UNEXPIRED LEASES

10.01.  Assumed Contracts and Leases.

(a)                      Assumption or Rejection of Executory Contracts and Unexpired Leases.  Pursuant to sections 365(a) and 1123(b)(2) of the Bankruptcy Code:

(i)                                     if the Debtors pursue a Standalone Plan, all executory contracts and unexpired leases that exist between the Debtors and any person or entity other than Rigas Agreements shall be deemed assumed by the Debtors, as of the Effective Date, except for any executory contract or unexpired lease (i) that has been rejected pursuant to an order of the Bankruptcy Court entered prior to the Effective Date and for which the motion was filed prior to the Confirmation Date, (ii) as to which a motion for approval of the rejection of such executory contract or unexpired lease has been filed and served prior to the Confirmation Date, or (iii) that is specifically designated as a contract or lease to be rejected on Schedule 10.01(a) which Schedule shall be contained in the Plan Supplement;

(ii)                                  if the Debtors pursue a Sale Transaction, the executory contracts and unexpired leases included in such Sale Transaction (other than Rigas Agreements) shall either be assumed by the Debtors, assumed and assigned pursuant to the terms of such Sale Transaction, or rejected by the Debtors, in each case as of the Effective Date and as shall be set forth in the Sale Transaction Notice, except for any executory contract or unexpired lease (i) that has been rejected pursuant to an order of the Bankruptcy Court entered prior to the Effective Date and for which the motion was filed prior to the Confirmation Date, (ii) as to which a motion for approval of the rejection of such executory contract or unexpired lease has been filed and served prior to the Confirmation Date, or (iii) that is specifically designated as a contract or lease to be rejected on Schedule 10.01(a) which Schedule shall be contained in the Plan Supplement;

(iii)                               notwithstanding anything otherwise to the contrary, the Debtors reserve the right, on or prior to the Effective Date, to amend Schedule 10.01(a) to delete any executory contract or unexpired lease therefrom or add any executory contract or unexpired lease thereto, in which event such executory contract(s) or unexpired lease(s) shall be deemed to be, respectively, assumed or rejected.  The Debtors shall provide notice of any amendments to Schedule 10.01(a) to the parties to the executory contracts and unexpired leases affected thereby.  The listing of a document on Schedule 10.01(a) shall not constitute an admission by the Debtors that such document is an executory contract or an unexpired lease or that the Debtors have any liability thereunder.

(b)                     Rigas Agreements.  Each Rigas Agreement as to which any of the Debtors is a party shall be deemed automatically rejected in accordance with the provisions and requirements of sections 365 and 1123 of the Bankruptcy Code as of the Effective Date, unless such Rigas Agreement (i) shall have been previously assumed by the Debtors by order of the Bankruptcy Court, (ii) is the subject of a motion to assume pending on or before the Effective Date, (iii) is listed on Schedule 10.01(b) as an assumed Rigas Agreement to be filed with the Plan Supplement or (iv) is otherwise assumed pursuant to the terms of this Plan.

(c)                      Approval of Assumptions and Rejections by Confirmation Order.  Entry of the Confirmation Order and/or Sale Approval Order, as applicable, by the Bankruptcy Court shall constitute approval of the rejections, assumptions and, to the extent applicable, assumptions and assignments, contemplated by this Plan pursuant to sections 365 and 1123 of the Bankruptcy Code.  Each executory contract, unexpired lease and Rigas Agreement assumed pursuant to Sections 10.01(a) and 10.01(b) (except for those that are assumed and assigned) shall vest in and be fully enforceable by the applicable Reorganized Debtor in accordance with its terms, except as modified by the provisions of this Plan, or any order of the Bankruptcy Court authorizing or providing for its assumption or applicable federal law.  The Debtors reserve the right to file a motion on or before the Confirmation Date to assume or reject any executory contract, unexpired lease or Rigas Agreement.

(d)                     Scope of Assumed Agreements.  Each executory contract and unexpired lease that is assumed or that is assumed and assigned shall include (a) all modifications, amendments, supplements, restatements, or other agreements made directly or indirectly by any agreement, instrument, or other document that in any manner affect such executory contract or unexpired lease and (b) in respect of agreements relating to premises, all executory contracts or unexpired leases appurtenant to the premises, including all easements, licenses, permits, rights, privileges, immunities, options, rights of first refusal, powers, uses, reciprocal easement agreements, and any other interests in real estate or rights in rem related to such premises, unless any of the foregoing agreements has been rejected pursuant to a Final Order of the Bankruptcy Court or is otherwise rejected as a part of this Plan.

10.02.  Payments Related to Assumption of Executory Contracts and Unexpired Leases.

(a)                      The provisions (if any) of each executory contract or unexpired lease to be assumed under this Plan which is or may be in default shall be satisfied solely by Cure.  In the event of a dispute regarding (x) the nature or the amount of any Cure, (y) the ability of the Reorganized Debtors or any assignee to provide “adequate assurance of future performance” (within the meaning of section 365 of the Bankruptcy Code) under the contract or lease to be assumed, or (z) any other matter pertaining to assumption, Cure shall occur as soon as practicable following agreement of the parties or the entry of a Final Order resolving the dispute and approving the assumption and, as the case may be, assignment.

(b)                     Notwithstanding anything otherwise to the contrary, (i) nothing contained herein shall constitute or be deemed to constitute a waiver or relinquishment of any right of the

Debtors and Reorganized Debtors to object to any Cure and the Debtors and Reorganized Debtors shall retain, reserve and be entitled to assert any objection or legal or equitable defense to any Cure, and (ii) if a dispute relating to a Cure remains unresolved or is resolved in a manner that the Debtors or Reorganized Debtors determine, in their sole discretion, does not promote the interests of the Debtors, Reorganized Debtors or the Estates, then the Debtors shall be entitled to reject the executory contract, unexpired lease or Rigas Agreement to which such Cure dispute relates.

(c)                      Except to the extent that different treatment has been agreed to by the non-debtor party or parties to any executory contract or unexpired lease to be assumed, or assumed and assigned, pursuant to the Plan, the Debtors shall, consistent with the requirements of section 365 of the Bankruptcy Code, following the Effective Date, file and serve on parties to executory contracts or unexpired leases to be assumed and other parties in interest a notice (the “Cure Notice”) listing the proposed Cure (including amounts of compensation for actual pecuniary loss) to be paid in connection with the assumption of all executory contracts or unexpired leases to be assumed.  The parties to such executory contracts or unexpired leases to be assumed shall have until 30 days following service of the Cure Notice to object in writing to the Cure proposed by the Debtors, and to propose an alternative Cure.  In the event that no objection is timely filed, the applicable party shall be deemed to have consented to the Cure proposed (including amounts of compensation for actual pecuniary loss) by the Debtors and shall be forever enjoined and barred from seeking any additional amount on account of the Debtors’ cure obligations under section 365 of the Bankruptcy Code from the Debtors, the Estates, Reorganized ACC, any other Reorganized Debtor or any assignee of the contract or lease pursuant to a Sale Transaction.  If an objection is timely filed with respect to an executory contract or unexpired lease, the Bankruptcy Court shall hold a hearing to determine the amount of any disputed cure amount not settled by the parties.  Notwithstanding anything otherwise to the contrary, at all times through the date that is five Business Days after the Bankruptcy Court enters an order resolving and fixing the amount of a disputed cure amount, the Debtors and Reorganized ACC shall be authorized to reject such executory contract or unexpired lease by notice to the non-debtor party to such executory contract or unexpired lease.

10.03.  Rejection Damages Bar Date.  If the rejection by the Debtors pursuant to this Plan of an unexpired lease or executory contract results in a Claim, then such Claim shall be forever barred and shall not be enforceable against the Debtors, the Reorganized Debtors, or such entities’ properties unless a proof of claim is filed with the Court and served upon counsel to the Debtors within 30 days after service of the earlier of (a) notice of the entry of the Confirmation Order or (b) other notice that the executory contract or unexpired lease has been rejected.

10.04.  Survival of Corporate Reimbursement Obligations.  Except as set forth on Schedules 10.01(a) and 10.01(b), any prepetition indemnification obligations of the Debtors pursuant to their corporate charters and by-laws or agreements entered into any time prior to the Commencement Date shall be limited to the reimbursement of current directors, officers, and/or employees, other than Culpable Individuals or Rigas Persons, for legal fees and expenses and shall continue as obligations of the Reorganized Debtors.  Other than as set forth in the preceding sentence, nothing herein shall be deemed to be an assumption of any other prepetition indemnification obligation and any such obligations shall be rejected pursuant to the Plan; provided, however that nothing herein shall prejudice or otherwise affect any right available to current or former officers and directors of the Debtors (except for Culpable Individuals) under applicable insurance policies.

10.05.  Compensation and Benefit Programs.  Except as otherwise provided in connection with a Sale Transaction, all savings plans, retirement plans, health care plans, performance-based incentive plans, retention plans, workers’ compensation programs and life, disability, directors and officers liability, and other insurance plans are treated as executory contracts under the Plan and shall, on the Effective Date, be deemed assumed by the Debtors in the form then currently in force in accordance with sections 365(a) and 1123(b)(2) of the Bankruptcy Code; provided, however, that such programs shall not be continued for the benefit of, and shall be deemed rejected with respect to, Culpable Individuals.

10.06.  Retiree Benefits.  Except as otherwise provided in connection with a Sale Transaction, on and after the Effective Date, pursuant to section 1129(a)(13) of the Bankruptcy Code, the Reorganized Debtors shall continue to pay all retiree benefits of the Debtors (within the meaning of section 1114 of the Bankruptcy Code), if any, at the level established in accordance with section 1114 of the Bankruptcy Code, at any time prior to the Confirmation Date, for the duration of the period for which the Debtors had obligated themselves to provide such benefits (except with respect to any Culpable Individuals).

ARTICLE XI.

PROVISIONS REGARDING CORPORATE GOVERNANCE
AND MANAGEMENT OF THE REORGANIZED DEBTORS

11.01.  General.  Unless the Debtors consummate a Sale Transaction that does not so contemplate, on the Effective Date, the management, control, and operation of Reorganized ACC and the Reorganized Debtors shall become the general responsibility of the Boards of Directors of Reorganized ACC and the Reorganized Debtors, respectively.

11.02.  Directors and Officers of Reorganized ACC and the Reorganized Debtors.

(a)                      Reorganized ACC Board of Directors.  Unless the Debtors consummate a Sale Transaction that does not so contemplate, the initial Board of Directors of Reorganized ACC will consist of nine directors, which shall include the Company’s Chief Executive Officer.  The members to serve on the initial Board of Directors of Reorganized ACC (subject to the Debtors’ consummation of a Sale Transaction that does not so contemplate) shall be disclosed not later than ten days prior to the Confirmation Hearing.  To the extent appointed hereunder, each of the members of such initial Board of Directors shall serve in accordance with applicable nonbankruptcy law and the Reorganized ACC Certificate of Incorporation and Reorganized ACC By-laws, as the same may be amended from time to time.

(b)                     Reorganized ACC Officers.  Unless the Debtors consummate a Sale Transaction that does not so contemplate, the officers of Reorganized ACC immediately prior to the Effective Date shall serve as the initial officers of Reorganized ACC on and after the Effective Date.  Such officers shall serve in accordance with applicable nonbankruptcy law, any employment agreement with Reorganized ACC (which, the case of the Chief Executive Officer and Chief

Financial Officer, shall be filed as exhibits to the Plan Supplement), and the Reorganized ACC Certificate of Incorporation and Reorganized ACC By-laws, as the same may be amended from time to time.

(c)                      Reorganized Debtors’ Boards of Directors.  Unless the Debtors consummate a Sale Transaction that does not so contemplate, the initial Boards of Directors of each of the Reorganized Debtors, other than Reorganized ACC, shall consist of at least one individual selected by the Chief Executive Officer of Reorganized ACC.  The names of the members of the initial Boards of Directors of each of the Reorganized Debtors shall be disclosed not later than ten days prior to the Confirmation Hearing.  To the extent appointed hereunder, each of the members of such initial Boards of Directors shall serve in accordance with applicable nonbankruptcy law and its certificate of incorporation and by-laws, as the same may be amended from time to time.

(d)                     Reorganized Debtors’ Officers.  Unless the Debtors consummate a Sale Transaction that does not so contemplate, the officers of the Reorganized Debtors, other than Reorganized ACC, immediately prior to the Effective Date shall serve as the initial officers of the Reorganized Debtors on and after the Effective Date, provided, however, that the Debtors reserve the right to identify new officers and members of the board of directors of each of such Reorganized Debtors on or before the date of the Confirmation Hearing, and provided further that Reorganized ACC reserves the right to identify new officers and members of the board of directors of each such Reorganized Debtor at any time thereafter.  To the extent appointed hereunder, such officers shall serve in accordance with applicable nonbankruptcy law, any employment agreement with the Reorganized Debtors, and the applicable certificate of incorporation and by-laws, as the same may be amended from time to time.  To the extent the Debtors propose to effect a Sale Transaction that would result in the retention by one or more Reorganized Debtors of officers and/or directors on terms other than those contemplated in this Section 11.02(d), the Debtors shall identify the entities retaining such officers and/or directors and the terms pursuant to which such Persons are to be retained, in a notice filed with the Bankruptcy Court not later than 10 days prior to the Confirmation Hearing.

11.03.  Certificates of Incorporation and By-laws.  Unless the Debtors consummate a Sale Transaction that does not contemplate the adoption of such organizational documents, the Reorganized ACC Certificate of Incorporation, the Reorganized ACC By-laws, and the certificates of incorporation and by-laws of each of the other Reorganized Debtors shall contain provisions necessary (i) to prohibit the issuance of nonvoting equity securities as and to the extent required by section 1123(a)(6) of the Bankruptcy Code, subject to further amendment of such certificates of incorporation and by-laws as permitted by applicable law and (ii) to effectuate the provisions of the Plan.

11.04.  New Equity Incentive Plan.  Unless the Debtors consummate a Sale Transaction that does not so contemplate, prior to the Effective Date, Reorganized ACC shall adopt the New Equity Incentive Plan.  If the New Equity Incentive Plan is adopted, Reorganized ACC shall, on the Effective Date, implement an equity-based program for certain of its officers, employees and service providers, pursuant to which such officers, employees and service providers shall receive New Common Stock or derivatives or equivalents thereof (the “Equity Incentive Plan

Securities”).  The terms of the New Equity Incentive Plan shall be contained in the Plan Supplement.

ARTICLE XII.

EFFECT OF CONFIRMATION

12.01.  Binding Effect.  From and after the Confirmation Date, this Plan shall be binding and inure to the benefit of the Debtors, all present and former holders of Claims and Equity Interests, and their respective assigns, including the Reorganized Debtors.

12.02.  Vesting of Assets.  Upon the Effective Date, pursuant to sections 1141(b) and (c) of the Bankruptcy Code, except to the extent such property is not to be retained by the Debtors pursuant to a Sale Transaction, all property of the Estates shall vest in the Reorganized Debtors or the Contingent Value Vehicle, as applicable, free and clear of all claims, Liens, encumbrances, charges, and other interests, except as otherwise provided herein (including, without limitation, under Section 6.02(d) of this Plan) or in the Confirmation Order.  Any Purchased Assets shall vest in accordance with the terms of the Sale Transaction relating thereto, free and clear of all claims, Liens, encumbrances, charges, and other interests, except as provided herein or in the Confirmation Order.  Except to the extent the Debtors consummate a Sale Transaction that provides otherwise, from and after the Effective Date, the Reorganized Debtors and the Contingent Value Vehicle, as applicable, may operate their businesses and may use, acquire, and dispose of property free of any restrictions of the Bankruptcy Code or the Bankruptcy Rules and in all respects as if there were no pending cases under any chapter or provision of the Bankruptcy Code, except as provided herein.  Without limiting the foregoing, pursuant to section 1123(b)(3) of the Bankruptcy Code, except for Designated Litigation, which shall be transferred to the Contingent Value Vehicle, and any Causes of Action expressly waived by the Debtors pursuant to the terms of this Plan, the Reorganized Debtors shall retain and shall have the exclusive right, in their discretion, to enforce against any Person any and all Causes of Action of the Debtors, including, without limitation, all Avoidance Actions (other than those Avoidance Actions described in the definition of Designated Litigation which shall be transferred to the Contingent Value Vehicle).  The resolution of such Avoidance Actions (other than those Avoidance Actions described in the definition of Designated Litigation which shall be transferred to the Contingent Value Vehicle) not resolved as of the Confirmation Date will be the responsibility of the Reorganized Debtors’ senior management, subject to further direction from Reorganized ACC’s Board of Directors.

12.03.  Discharge of the Debtors and of Claims and Termination of Equity Interests.

(a)                      Upon the Effective Date and in consideration of the rights afforded in this Plan and the payments and distributions to be made hereunder, except as otherwise provided herein or in the Confirmation Order, each holder (as well as any trustees and agents on behalf of each holder) of a Claim or Equity Interest and any affiliate of such holder shall be deemed to have forever waived, released, and discharged the Debtors, to the fullest extent permitted by section 1141 of the Bankruptcy Code, of and from any and all Claims, Equity Interests, rights, and liabilities that arose prior to the Effective Date of any kind, nature, or description whatsoever, including any accrued interest including, without limitation, holders of Existing Securities Law

Claims, who, in exchange for the treatment afforded to such Claims under this Plan, shall be deemed to have granted, and shall grant to the Debtors the waiver, release and discharge described in this Section 12.03.  Except as otherwise provided herein, upon the Effective Date, all such holders of Claims and Equity Interests and their affiliates shall be forever precluded and enjoined, pursuant to sections 105, 524, 1141 of the Bankruptcy Code, from prosecuting or asserting any such discharged Claim against or terminated Equity Interest in the Debtors or the Reorganized Debtors, or against any of their assets or properties, any other or further Claim or Equity Interest based upon any act or omission, transaction, or other activity of any kind or nature that occurred prior to the Effective Date, whether or not such holder has filed a proof of Claim or proof of Equity Interest.

(b)                     In the event a Sale Transaction is consummated, on the Effective Date the Assumed Sale Liabilities shall be assumed by the Person or Persons designated to assume such liabilities in connection with such Sale Transaction.  Thereafter, such Assumed Sale Liabilities shall no longer be obligations of the Distribution Company, the Debtors or the Estates and the holder of any Claim with respect thereto shall have no recourse on account of such Claim against the Distribution Company, the Debtors, the Plan Administrator, the Estates or the Reorganized Debtors (except as and to the extent the Reorganized Debtors are designated to assume such Assumed Sale Liabilities in connection with such Sale Transaction).

12.04.  Term of Pre-Confirmation Injunctions or Stays.  Unless otherwise provided in this Plan, the Confirmation Order, or a separate order from the Bankruptcy Court, all injunctions or stays arising under or entered during the Chapter 11 Cases in accordance with sections 105 or 362 of the Bankruptcy Code, or otherwise, and in existence on the Confirmation Date, shall remain in full force and effect until the later of the Effective Date and the date indicated in such applicable order.

12.05.  Injunction Against Interference with Plan.  Upon the entry of the Confirmation Order, all holders of Claims and Equity Interests and other parties in interest, along with their respective present or former affiliates, employees, agents, officers, directors, or principals, shall be enjoined from taking any actions to interfere with the implementation or consummation of this Plan (including any Sale Transaction to be effected in connection herewith).

12.06.  Injunction.  Except as otherwise expressly provided in this Plan or the Confirmation Order, as of the Confirmation Date, but subject to the occurrence of the Effective Date, all Persons who have held, hold or may hold Claims against or Equity Interests in, any or all of the Debtors, along with their respective present or former employees, agents, officers, directors, or principals, are permanently enjoined, with respect to any such Claims or Equity Interests, as of the Confirmation Date but subject to the occurrence of the Effective Date, from (a) commencing, conducting or continuing in any manner, directly or indirectly, any suit, action or other proceeding of any kind (including, without limitation, any proceeding in a judicial, arbitral, administrative or other forum) against or affecting the Debtors, the Estates, the Contingent Value Vehicle or the Reorganized Debtors or any of their property, or any direct or indirect transferee of any property of, or direct or indirect successor in interest to, any of the foregoing Persons or any property of any such transferee or successor; (b) enforcing, levying, attaching (including, without limitation, any pre-judgment attachment), collecting or otherwise recovering by any manner or means, whether directly or indirectly, any judgment, award, decree or order against the Debtors, the Estates, the Contingent Value Vehicle or the Reorganized Debtors or any of their property, or any direct or indirect transferee of any property of, or direct or indirect successor in interest to, any of the foregoing Persons, or any property of any such transferee or successor; (c) creating, perfecting or otherwise enforcing in any manner, directly or indirectly, any encumbrance of any kind against the Debtors, the Estates, the Contingent Value Vehicle or the Reorganized Debtors or any of their property, or any direct or indirect transferee of any property of, or successor in interest to, any of the foregoing Persons; (d) acting or proceeding in any manner, in any place whatsoever, that does not conform to or comply with the provisions of this Plan to the full extent permitted by applicable law; (e) taking any actions to interfere with the implementation or consummation of this Plan and (f) commencing or continuing, in any manner or in any place, any action that does not comply with or is inconsistent with the provisions of this Plan, such as commencing or continuing in any manner any action or other proceeding of any kind with respect to any Claims and Causes of Action which are extinguished or released pursuant to this Plan; provided, however, that nothing contained herein shall preclude such persons from exercising their rights pursuant to and consistent with the terms of this Plan.

12.07.  Releases.

(a)                      Releases by the Debtors.  Except as otherwise provided in this Plan or the Confirmation Order, as of the Effective Date, the Debtors and Reorganized Debtors, in their individual capacities and as Debtors-in-Possession, shall be deemed to forever release, waive and discharge all claims, obligations, suits, judgments, damages, demands, debts, rights, causes of action and liabilities (other than the rights of the Debtors or the Reorganized Debtors to enforce this Plan and the contracts, instruments, releases, indentures and other agreements or documents delivered thereunder) whether liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, foreseen or unforeseen, then existing or thereafter arising, in law, equity or otherwise, which are based in whole or in part on any act, omission, transaction, event or other occurrence taking place on or prior to the Effective Date in any way relating to the Debtors, the Reorganized Debtors, the parties released pursuant to this Section 12.07, the Chapter 11 Cases, this Plan or the Disclosure Statement, and that could have been asserted by or on behalf of the Debtors, their Estates or the Reorganized Debtors, whether directly, indirectly, derivatively or in any representative or any other capacity, against the following persons (the “Released Parties”):  (i) the current directors, officers and employees of the Debtors, except for any claim for money borrowed from or owed to the Debtors or its subsidiaries by any such directors, officers or employees; (ii) any former directors of the Debtors who were appointed after the Commencement Date; (iii) the Debtors’ Professionals, and their respective affiliates and current and former officers, partners, directors, employees, agents, members, shareholders, advisors (including any attorneys, financial advisors, investment bankers and other professionals retained by such persons); (iv) the DIP Agent in its capacity as such; and (v) except with respect to the Designated Litigation, the Indenture Trustees, the Disbursing Agent, the Plan Administrator, the Statutory Committees and their members, and their respective affiliates and current and former officers, partners, directors, employees, agents, members, shareholders, advisors (including any attorneys, financial advisors, investment bankers and other professionals retained by such persons), and professionals of the foregoing, in each case acting in such capacity, provided, however, that in no event shall any Culpable Individuals or Rigas Persons be Released Parties and no Culpable Individuals or Rigas Persons shall receive or be deemed to receive any release under this Plan.

(b)                     Releases by Holders of Claims and Equity Interests.  Except as otherwise provided in this Plan or the Confirmation Order, on the Effective Date, (i) each holder of a Claim or Equity Interest that voted to accept the Plan and (ii) to the fullest extent permissible under applicable law, as such law may be extended or interpreted subsequent to the Effective Date, all holders of Claims and Equity Interests, in consideration for the obligations of the Debtors and the Reorganized Debtors under this Plan, the Exit Facility, the Plan Securities and other contracts, instruments, releases, agreements or documents executed and delivered in connection with this Plan, and each entity (other than the Debtors) that has held, holds or may hold a Claim or Equity Interest, as applicable, will be deemed to have consented to this Plan for all purposes and the restructuring embodied herein and deemed to forever release, waive and discharge all claims, demands, debts, rights, causes of action or liabilities (other than the right to enforce the obligations of any party under this Plan and the contracts, instruments, releases, agreements and documents delivered under or in connection with this Plan), including, without limitation, as a result of this Plan being consummated, whether liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, foreseen or unforeseen, then existing or thereafter arising, in law, equity or otherwise that are based in whole or in part on any act or omission, transaction, event or other occurrence taking place on or prior to the Effective Date in any way relating to the Debtors, the Chapter 11 Cases, this Plan or the Disclosure Statement against the Released Parties; provided, however, that in no event shall (x) any Culpable Individuals or Rigas Persons be Released Parties and no Culpable Individuals or Rigas Persons shall receive or be deemed to receive any release under this Plan or (y) any release granted hereunder release or be deemed to release any Culpable Individuals or Rigas Persons from any liability in respect of the Designated Litigation, or otherwise affect the rights and remedies of the Debtors, the Reorganized Debtors, the Contingent Value Vehicle or the Contingent Value Vehicle Manager with respect to the Designated Litigation.

(c)                      Notwithstanding anything to the contrary, (i) except to the extent permissible under applicable law, as such law may be extended or interpreted subsequent to the Effective Date, the releases provided for in this Section 12.07 shall not release any non-Debtor entity from any liability arising under: (x) the Tax Code or any state, city or municipal tax code; (y) the environmental laws of the United States or any state, city or municipality; or (z) any criminal laws of the United States or any state, city or municipality; and (ii) the releases provided in this Section 12.07 shall not release: (x) any non-Debtor entity from any liability arising under the securities laws of the United States; or (y) any Culpable Individual or Rigas Person from any liability whatsoever.

(d)                     Notwithstanding anything otherwise to the contrary, no provision of this Plan or of the Confirmation Order, including, without limitation, any release or exculpation provision, shall modify, release or otherwise limit the liability of any Person not specifically released hereunder, including, without limitation, any Managed Entity or any Person that is a co-obligor or joint tortfeasor of a Released Party, that otherwise is liable under theories of vicarious or other derivative liability, or that is or becomes the subject of any claim asserted by the Contingent Value Vehicle Manager.

12.08.  Exculpation and Limitation of Liability.  None of the Debtors, the Disbursing Agent, the Reorganized Debtors, the Statutory Committees and their members, the Indenture Trustees, the Plan Administrator or any of their respective current or former members, partners, officers, directors, employees, advisors, professionals, affiliates, or agents and advisors of any of the foregoing (including any attorneys, financial advisors, investment bankers and other professionals retained by such persons, but solely in their capacities as such) shall have or incur any liability to any holder of any Claim or Equity Interest for any act or omission in connection with, related to, or arising out of, without limitation, the Chapter 11 Cases, the negotiation and execution of this Plan, the Disclosure Statement, the solicitation of votes for and the pursuit of confirmation of this Plan, the consummation of this Plan, or the administration of this Plan or the property to be distributed under this Plan, including, without limitation, all documents ancillary thereto, all decisions, actions, inactions and alleged negligence or misconduct relating thereto and all prepetition activities leading to the promulgation and confirmation of this Plan except willful misconduct or gross negligence as determined by a Final Order of the Bankruptcy Court.  The foregoing parties shall be entitled to rely upon the advice of counsel with respect to their duties and responsibilities under this Plan.  Nothing in this Section 12.08 shall (i) be construed as a release of any entity’s fraud, gross negligence or willful misconduct with respect to matters set forth in this Section 12.08 or (ii) limit the liability of attorneys for the Debtors, the Reorganized Debtors, the Committee and its members and the Indenture Trustees to their respective clients pursuant to DR 6-102 of the Code of Professional Responsibility.

12.09.  Injunction Related to Releases and Exculpation.  The Confirmation Order shall permanently enjoin the commencement or prosecution by any person or entity, whether directly, derivatively or otherwise, of any claims, obligations, suits, judgments, damages, demands, debts, rights, Causes of Action or liabilities released pursuant to this Plan, including but not limited to the claims, obligations, suits, judgments, damages, demands, debts, rights, Causes of Action or liabilities released in Sections 12.07 and 12.08 of this Plan.

12.10.  Termination of Subordination Rights and Settlement of Related Claims.

(a)                      Except as provided herein, the classification and manner of satisfying all Claims and Equity Interests and the respective distributions and treatments under the Plan take into account or conform to the relative priority and rights of the Claims and Equity Interests in each Class in connection with any contractual, legal and equitable subordination rights relating thereto whether arising under general principles of equitable subordination, section 510(b) of the Bankruptcy Code or otherwise, and any and all such rights are settled, compromised and released pursuant to this Plan.  The Confirmation Order shall permanently enjoin, effective as of the Effective Date, all Persons and Entities from enforcing or attempting to enforce any such contractual, legal and equitable rights satisfied, compromised and settled pursuant to this Article XII.

(b)                     Pursuant to Bankruptcy Rule 9019 and in consideration of the distributions and other benefits provided under this Plan, the provisions of this Plan will constitute a good faith compromise and settlement of all claims or controversies relating to the subordination rights that a holder of a Claim or Equity Interest may have or any distribution to be made pursuant to this Plan on account of such Claim or Equity Interest.  Entry of the Confirmation Order will constitute the Bankruptcy Court’s approval, as of the Effective Date, of the compromise or settlement of all such claims or controversies and the Bankruptcy Court’s finding that such compromise or settlement is in the best interests of the Debtors, the Reorganized Debtors, their respective properties, and holders of Claims and Equity Interests, and is fair, equitable and reasonable.

12.11.  Avoidance and Recovery Actions.  From and after the Effective Date, the Reorganized Debtors shall have the right to prosecute any Avoidance Actions that belong to the Debtors or Debtors in Possession other than such avoidance or recovery actions included in the Designated Litigation or against parties to the Compromise and Settlements under Section 6.04 of this Plan.

12.12.  Release of Liens.  Except as otherwise specifically provided in or contemplated by the Plan or in any contract, instrument or other agreement or document created in connection with this Plan, (a) each holder of:  (i) any DIP Lender Claim, Secured Tax Claim or Other Secured Claim; (ii) any Claim that is purportedly secured; and/or (iii) any judgment, personal property or ad valorem tax, mechanics’ or similar lien Claim, in each case regardless of whether such Claim is an Allowed Claim, shall, on or immediately before the Effective Date and regardless of whether such Claim has been scheduled or proof of such Claim has been filed:  (x) turn over and release to the Estates or the Reorganized Debtors, as the case may be, any and all property of a Debtor or Estate that secures or purportedly secures such Claim, or such Lien and/or Claim shall automatically, and without further action by the Debtors, the Estates or the Reorganized Debtors, be deemed released; and (y) execute such documents and instruments as the Disbursing Agent or the Reorganized Debtors, as the case may be, require to evidence such Claim holder’s release of such property or Lien, and if such holder refuses to execute appropriate documents or instruments, the Debtors, the Estates or the Reorganized Debtors (as applicable) may, in their discretion, file a copy of the Confirmation Order in the appropriate recording office, which shall serve to release any Claim holder’s rights in such property; and (b) on the Effective Date, all right, title and interest in such property shall revert or be transferred to the respective Reorganized Debtors or the Disbursing Agent, as applicable, free and clear of all Claims and interests, including, without limitation, Liens, escrows, charges, pledges, encumbrances and/or security interests of any kind.

12.13.  Retention of Causes of Action/Reservation of Rights.

(a)                      Except as specifically provided herein, nothing contained in this Plan or the Confirmation Order shall be deemed to be a waiver or the relinquishment of any rights, Claims or Causes of Action that the Debtors may have or which a Reorganized Debtor (or the Statutory Committees to the extent a Statutory Committee has been authorized to act on the Debtors’ behalf) may choose to assert on behalf of the Estates or itself in accordance with any provision of the Bankruptcy Code or any applicable nonbankruptcy law, including, without limitation, (i) any and all Claims against any Person, to the extent such Person asserts a crossclaim, counterclaim, and/or Claim for setoff which seeks affirmative relief against a Debtor, a Reorganized Debtor, or any of their officers, directors, or representatives; (ii) the avoidance of any transfer by or obligation of the Estates or the Debtors or the recovery of the value of such transfer; (iii) the turnover of any property of the Estates; and/or (iv) Claims against other third parties, including without limitation, those parties listed on a schedule in the Plan Supplement.

(b)                     Nothing contained in this Plan or the Confirmation Order shall be deemed to be a waiver or relinquishment of any claim, Cause of Action, right of setoff, or other legal or equitable defense that a Debtor had immediately prior to the Commencement Date, against or with respect to any Claim left unimpaired by this Plan.  The Reorganized Debtors shall have, retain, reserve, and be entitled to assert all such claims, Causes of Action, rights of setoff, or other legal or equitable defenses which the Debtors had immediately prior to the Commencement Date as fully as if the Chapter 11 Cases had not been commenced, and all of the Reorganized Debtors’ legal and/or equitable rights respecting any Claim left unimpaired by this Plan may be asserted after the Confirmation Date to the same extent as if the Chapter 11 Cases had not been commenced.

12.14.  Subrogation.  This Plan contemplates distributions with respect to Allowed Bank Claims in amounts estimated to result in satisfaction in full of such Allowed Claims.  In recognition of this treatment, as of the Effective Date the Reorganized Debtors shall be subrogated, without the necessity of the execution and/or delivery of any document or instrument, to all of the rights and remedies of the Bank Lenders arising in connection with the Bank Claims or otherwise under the Prepetition Credit Agreements with respect to the Managed Entities and any Rigas Persons party to or liable under such Prepetition Credit Agreements.  In connection with such subrogation, the Bank Lenders shall be deemed to have assigned all of their right, title and interest in and to the Managed Entities to the Estates as of the Effective Date, free and clear of any Liens, competing claims or encumbrances, and shall deliver to the Debtors all collateral relating to the Managed Entities in which the Bank Lenders have any rights, including, without limitation, any evidence of any ownership interest in the Managed Entities.  Notwithstanding the foregoing, the Bank Lenders shall execute and/or deliver such documents and instruments as reasonably requested by the Debtors to evidence the subrogation provided by this Section 12.14 or as otherwise directed by the Bankruptcy Court to evidence or give effect to such subrogation.

ARTICLE XIII.

CONDITIONS PRECEDENT

13.01.  Conditions to Confirmation.  The following are conditions precedent to confirmation of this Plan that may be satisfied or waived in accordance with Section 13.04 of this Plan:

(a)                      the Bankruptcy Court shall have approved the Disclosure Statement with respect to this Plan in an order in form and substance acceptable to the Debtors, in their sole and absolute discretion.

(b)                     the Confirmation Order shall be in form and substance acceptable to the Debtors, in their sole and absolute discretion.

(c)                      if the Debtors propose consummating a Sale Transaction, the Bankruptcy Court shall have approved such Sale Transaction at or prior to the Confirmation Hearing and the related Sale Approval Order shall be satisfactory to the Debtors in their sole and absolute discretion.

13.02.  Effectiveness.  The Plan shall not become effective unless and until the following conditions shall have been satisfied or waived pursuant to Section 13.04 of this Plan:

(a)                      the Confirmation Order, in form and substance acceptable to the Debtors, shall have been entered and shall have become a Final Order;

(b)                     if applicable, the Exit Facility shall have been executed and delivered consistent with Section 6.05 hereof;

(c)                      the Plan Documents to be entered into (rather than assumed) by the Reorganized Debtors shall have been entered and delivered;

(d)                     the Reorganized Debtors shall have sufficient Cash on hand and/or financing available pursuant to an Exit Facility to make timely distributions under the Plan;

(e)                      all actions, documents, and agreements necessary to implement the Plan shall have been effected or executed;

(f)                        the Debtors shall have received certification of audited financial statements with respect to the Debtor’s fiscal year 2004 [and final unaudited financial statements for each fiscal quarter of the Debtors in 2005 ending at least 45 days prior to the Effective Date];

(g)                     the Debtors shall have received all authorizations, consents, regulatory approvals, rulings, letters, no-action letters, opinions, or documents that are necessary to implement the Plan and that are required by law, regulation, or order;

(h)                     either: (x) the SEC, DOJ and ACC shall have entered into the Government Settlement, and the Government Settlement shall have been approved by the Bankruptcy Court in a Final Order, which shall not have been stayed; or (y) the Government Claims shall have been fixed and Allowed against ACC (but not against any other Debtors) in an amount not greater than $[           ];

(i)                         the Subsidiary Notes Existing Securities Law Claims shall have been either (x) fixed and Allowed in an aggregate amount not greater than $[                ] or (y) estimated pursuant to the Estimation Order in an aggregate amount not greater than $[                ];

(j)                         the Bank Lender Fee Claims, Bank Lender Post-Effective Date Fee Claims, and Bank Securities Action Indemnification Claims shall have together been either (x) fixed and Allowed by agreement between the Debtors and the holders of such Claims in an aggregate amount not greater than $[                ] or (y) estimated pursuant to the Estimation Order in an aggregate amount not greater than $[                ];

(k)                      if the Debtors have entered into a Sale Transaction, such Sale Transaction shall have been consummated in accordance with its terms.

13.03.  Failure of Conditions.  In the event that one or more of the conditions specified in Section 13.02 of this Plan have not occurred on or before one hundred eighty (180) days after the Confirmation Date (or such later date as may be identified by the Debtors in a notice filed with the Bankruptcy Court not later than 170 days after the Confirmation Date), (i) the Confirmation Order shall be vacated, (ii) no distributions under the Plan shall be made, (iii) the Debtors and all holders of Claims and Equity Interests shall be restored to the status quo ante as of the day immediately preceding the Confirmation Date as though the Confirmation Date never occurred, and (iv) the Debtors’ obligations with respect to Claims and Equity Interests shall remain unchanged and nothing contained herein shall constitute or be deemed a waiver or release of any Claims or Equity Interests by or against the Debtors or any other person or to prejudice in any manner the rights of the Debtors or any person in any further proceedings involving the Debtors.

13.04.  Waiver of Conditions.  The Debtors, in their sole discretion and to the extent not prohibited by applicable law, may waive one or more of the conditions precedent to effectiveness of the Plan set forth in Section 13.02 of this Plan in whole or part, without any notice to any parties in interest or the Bankruptcy Court and without a hearing.  The failure to satisfy or waive any condition to the Confirmation Date or the Effective Date may be asserted by the Debtors in their sole discretion regardless of the circumstances giving rise to the failure of such conditions to be satisfied (including any action or inaction by the Debtors in their sole discretion).  The failure of the Debtors in their sole discretion to exercise any of the foregoing rights shall not be deemed a waiver of any other rights, and each such right shall be deemed an ongoing right, which may be asserted at any time.

ARTICLE XIV.

RETENTION OF JURISDICTION

14.01.  Scope of Bankruptcy Court Jurisdiction.  The Bankruptcy Court shall have exclusive jurisdiction of all matters arising out of, and related to, the Chapter 11 Cases and the Plan pursuant to, and for the purposes of, sections 105(a) and 1142 of the Bankruptcy Code and for, among other things, the following purposes:

(a)                      To hear and determine pending applications for the assumption, assumption and assignment or rejection of executory contracts or unexpired leases and the allowance of cure amounts and Claims resulting therefrom or from the assumption, assumption and assignment or rejection of executory contracts or unexpired leases pursuant to this Plan;

(b)                     To hear and determine any and all adversary proceedings, applications, and contested matters, and to order appropriate relief in connection therewith (including, without limitation, issuance and/or enforcement of releases);

(c)                      To hear and determine any objection to Administrative Expense Claims, Claims or Equity Interests;

(d)                     To enter and implement such orders as may be appropriate in the event the Confirmation Order is for any reason stayed, revoked, modified, or vacated;

(e)                      To issue such orders in aid of execution and consummation of the Plan, to the extent authorized by section 1142 of the Bankruptcy Code;

(f)                        To consider any amendments to, or modifications of, the Plan and the Plan Supplement, to cure any defect or omission, or reconcile any inconsistency in any order of the Bankruptcy Court, including, without limitation, the Confirmation Order;

(g)                     To issue such orders in aid of execution and consummation of any Sale Transaction to be consummated in connection with the Plan;

(h)                     To hear and determine all applications for compensation and reimbursement of expenses of professionals under sections 330, 331, and 503(b) of the Bankruptcy Code;

(i)                         To hear and determine disputes arising in connection with the interpretation, implementation, or enforcement of this Plan (including, without limitation, any Sale Transaction to be consummated in accordance herewith);

(j)                         To issue injunctions, enter and implement other orders, and take such other actions as may be necessary or appropriate to restrain interference by any person with the consummation, implementation, or enforcement of the Plan, any Sale Transaction to be consummated in accordance herewith, the Confirmation Order, or any other order of the Bankruptcy Court;

(k)                      To recover all assets of the Debtors and property of the Debtors’ estates, wherever located, including the Managed Entities;

(l)                         To hear and determine all matters related to the Contingent Value Vehicle, including but not limited to: (i) the formation, operation and winding up of the Contingent Value Vehicle; (ii) the appointment and/or removal of a Contingent Value Vehicle Manager or the appointment and/or removal of members of the Contingent Value Vehicle Board; and (iii) disputes concerning the administration of the Contingent Value Vehicle, payment of costs and expenses of the Contingent Value Vehicle, and distributions to Contingent Value Vehicle Holders;

(m)                   To hear and determine matters concerning state, local, and federal taxes, including as provided by sections 346, 505, and 1146 of the Bankruptcy Code (including the expedited determination of tax under section 505(b) of the Bankruptcy Code);

(n)                     To hear, determine and resolve any matters or disputes relating to the Debtors’ or Reorganized Debtors’ Franchises and any and all rights relating thereto;

(o)                     To resolve any Disputed Claims or Equity Interests;

(p)                     To determine the scope of any discharge of any Debtor under the Plan or the Bankruptcy Code;

(q)                     To hear any other matter not inconsistent with the Bankruptcy Code; and

(r)                        To enter a final decree closing the Chapter 11 Cases.

ARTICLE XV.

MISCELLANEOUS PROVISIONS

15.01.  Effectuating Documents and Further Transactions.  Each of the Debtors and Reorganized Debtors is authorized to execute, deliver, file, or record such contracts, instruments, releases, indentures, and other agreements or documents and take such actions as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan and any securities issued pursuant to this Plan.

15.02.  Corporate Action.  On the Effective Date, all matters provided for under this Plan (including, without limitation, the authorization or consummation of any Sale Transaction) that would otherwise require approval of the stockholders, directors, members, managers or partners of one or more of the Debtors or Reorganized Debtors, including, without limitation, (i) the authorization to issue or cause to be issued the Plan Securities, (ii) the effectiveness of the Reorganized ACC Certificate of Incorporation, the Reorganized ACC By-laws, the certificates of incorporation and by-laws of the other Reorganized Debtors, (iii) all Restructuring Transactions, (iv) the election or appointment, as the case may be, of directors and officers of Reorganized ACC and the other Reorganized Debtors, (v) the authorization and approval of the Exit Facility, the New Equity Incentive Plan and the Registration Rights Agreement, (vi) the execution of the Contingent Value Vehicle Agreement, the establishment of the Contingent Value Vehicle, the contribution of the Designated Litigation and the delivery of the and Contingent Value Vehicle Interests in accordance with the terms of this Plan; (vii) the qualification of Reorganized ACC or any of the Reorganized Debtors as a foreign corporation wherever the conduct of business by the Company requires such qualification, shall be deemed to have occurred and shall be in effect from and after the Effective Date pursuant to Section 303 of the Delaware General Corporation Law or other applicable law of the states in which the Debtors and the Reorganized Debtors are organized, without any requirement of further action by the stockholders, directors, members, managers, or partners of the Debtors or Reorganized Debtors.  On the Effective Date, or as soon thereafter as is practicable, Reorganized ACC and the Reorganized Debtors shall, if required, file their amended certificates of incorporation with the Secretary of State of the state in which each such entity is (or will be) incorporated, in accordance with the applicable general corporation law of each such state.

15.03.  Exemption from Transfer Taxes.  Pursuant to section 1146(c) of the Bankruptcy Code, the Restructuring Transactions, the issuance, transfer, or exchange of notes or equity securities under the Plan, the creation of any mortgage, deed of trust, or other security interest, the making or assignment of any lease or sublease, or the making or delivery of any deed or other instrument of transfer under, in furtherance of, or in connection with the Plan (including, without limitation, in connection with any Sale Transaction), including, without limitation, any merger agreements or agreements of consolidation, deeds, bills of sale, or assignments executed in connection with any of the transactions contemplated under the Plan, shall constitute a “transfer under a plan” and shall not be subject to any stamp, real estate transfer, mortgage recording, or other similar tax.  All sale transactions consummated by the Debtors and approved by the Bankruptcy Court on and after the Commencement Date through and including the Effective Date, including, without limitation, the transfers effectuated under this Plan, the sale by the Debtors of owned property pursuant to section 363(b) of the Bankruptcy Code, and the assumption, assignment, and sale by the Debtors of unexpired leases of non-residential real property pursuant to section 365(a) of the Bankruptcy Code, shall be deemed to have been made under, in furtherance of, or in connection with this Plan and, thus, shall not be subject to any stamp, real estate transfer, mortgage recording, or other similar tax.

15.04.  Payment of Statutory Fees.  On the Effective Date, and thereafter as may be required, the Debtors shall pay all fees payable pursuant to section 1930 of chapter 123 of title 28 of the United States Code.

15.05.  Post-Effective Date Fees and Expenses.  From and after the Effective Date, Reorganized ACC and the Reorganized Debtors shall, in the ordinary course of business and without the necessity for any approval by the Bankruptcy Court, pay the reasonable fees and expenses of professional persons thereafter incurred by Reorganized ACC and the Reorganized Debtors, including, without limitation, those fees and expenses incurred in connection with the implementation and consummation of this Plan.

15.06.  Dissolution of the Committees.  The Statutory Committees shall terminate on the Effective Date, except that the Statutory Committees may evaluate, object to (if necessary), and appear at the hearing to consider applications for final allowances of compensation and reimbursement of expenses, including applications for compensation or reimbursement under section 503 of the Bankruptcy Code, and support or prosecute any objections to such applications, if appropriate.  The Post-Effective Date professional fees of the Creditors’ Committee for the services set forth in the preceding sentence shall be paid by the Contingent Value Vehicle.

15.07.  Plan Supplement.  Forms of the Reorganized ACC Certificate of Incorporation, the Reorganized ACC By-laws, the forms of certificates of incorporation and by-laws of each of the other Reorganized Debtors, Schedules 10.01(a) and 10.01(b) referred to in Section 10.01 of this Plan, the Exit Facility, the New Equity Incentive Plan, the Registration Rights Agreement, the Contingent Value Vehicle Agreement, the Litigation Support Agreement and any other appropriate documents shall be contained in the Plan Supplement and filed with the Clerk of the Bankruptcy Court at least 25 days prior to the Voting Deadline; provided, however, that the Debtors may amend (A) Schedules 10.01(a) and 10.01(b) through and including the Confirmation Date and (B) each of the other documents contained in the Plan Supplement through and including the Effective Date that is not inconsistent with this Plan.  Upon its filing with the Bankruptcy Court, the Plan Supplement may be inspected in the office of the Clerk of the Bankruptcy Court during normal court hours.  Holders of Claims or Equity Interests may obtain a copy of the Plan Supplement on the Debtors’ independent website at www.                   .

15.08.  Amendment or Modification of this Plan.  Alterations, amendments, or modifications of or to the Plan (including, without limitation, to provide for treatment different than that set forth herein with respect to any class of Claim or Equity Interest, including impairment of Classes that are unimpaired hereunder) may be proposed in writing by the Debtors at any time prior to the Confirmation Date, provided that the Plan, as altered, amended, or modified, satisfies the conditions of sections 1122 and 1123 of the Bankruptcy Code, and the Debtors shall have complied with section 1125 of the Bankruptcy Code.  This Plan may be altered, amended, or modified at any time after the Confirmation Date and before substantial consummation, provided that this Plan, as altered, amended, or modified, satisfies the requirements of sections 1122 and 1123 of the Bankruptcy Code and the Bankruptcy Court, after notice and a hearing, confirms the Plan, as altered, amended, or modified, under section 1129 of the Bankruptcy Code and the circumstances warrant such alterations, amendments, or modifications.  A holder of a Claim or Equity Interest that has accepted this Plan shall be deemed to have accepted this Plan, as altered, amended, or modified, if the proposed alteration, amendment, or modification does not materially and adversely change the treatment of the Claim or Equity Interest of such holder.

15.09.  Revocation or Withdrawal of this Plan.  The Debtors reserve the right to revoke or withdraw this Plan prior to the Effective Date.  If the Debtors revoke or withdraw the Plan prior to the Effective Date, then this Plan shall be deemed null and void.  In such event, nothing contained herein shall constitute or be deemed a waiver or release of any Claims by or against the Debtors or any other person or to prejudice in any manner the rights of the Debtors or any person in any further proceedings involving the Debtors.

15.10.  Confirmation Order.  The Confirmation Order shall, and is hereby deemed to, ratify all transactions effected by the Debtors during the period commencing on the Commencement Date and ending on the Confirmation Date except for any acts constituting willful misconduct, gross negligence, recklessness or fraud.

15.11.  Severability.  If, prior to the entry of the Confirmation Order, any term or provision of the Plan is held by the Bankruptcy Court to be invalid, void, or unenforceable, the Bankruptcy Court, at the request of the Debtors, shall have the power to alter and interpret such term or provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void, or unenforceable, and such term or provision shall then be applicable as altered or interpreted.  Notwithstanding any such holding, alteration, or interpretation, the remainder of the terms and provisions of the Plan will remain in full force and effect and will in no way be affected, impaired, or invalidated by such holding, alteration, or interpretation.  The Confirmation Order shall constitute a judicial determination and shall provide that each term and provision of the Plan, as it may have been altered or interpreted in accordance with the foregoing, is valid and enforceable pursuant to its terms.

15.12.  Expedited Tax Determination.  The Reorganized Debtors may request an expedited determination of taxes under section 505(b) of the Bankruptcy Code for all returns filed for, or on behalf of, such Reorganized Debtors for all taxable periods through the Effective Date.

15.13.  Governing Law.  Except to the extent that the Bankruptcy Code or other federal law is applicable, or to the extent an exhibit or schedule hereto or in the Plan Supplement provides otherwise, the rights, duties, and obligations arising under the Plan shall be governed by, and construed and enforced in accordance with, the laws of the State of New York, without giving effect to any contrary result otherwise required under applicable choice or conflict of law rules.

15.14.  Binding Effect.  The Plan shall be binding upon and inure to the benefit of the Debtors, the holders of Claims and Equity Interests, and their respective successors and assigns, including, without limitation, the Reorganized Debtors.

15.15.  Exhibits/Schedules.  All exhibits and schedules to the Plan, including the Plan Supplement, are incorporated into and are a part of the Plan as if set forth in full herein.

15.16.  Notices.  All notices, requests, and demands to or upon the Debtors to be effective shall be in writing (including by facsimile transmission) and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when actually delivered or, in the case of notice by facsimile transmission, when received and telephonically confirmed, addressed as follows:

Adelphia Communications Corporation

5619 DTC Parkway

Englewood, CO 80111

Attention:                         Chief Financial Officer and

  General Counsel

Telecopy:  (303) 268-6484

with a copy to:

Willkie Farr & Gallagher LLP

787 Seventh Avenue

New York, NY 10019

Attention:  Marc Abrams, Esq.

Telecopy:  (212) 728-8111

Dated: February 4, 2005

New York, New York

Respectfully submitted,

ADELPHIA COMMUNICATIONS CORPORATION
(for itself and on behalf of each of the Debtors)

	By:	/s/ William T. Schleyer
William T. Schleyer,
Chairman and Chief Executive Officer

Counsel:

WILLKIE FARR & GALLAGHER LLP

787 Seventh Avenue
New York, NY 10019
(212) 728-8000
Attorneys for Debtors and
Debtors in Possession

Schedule A

Century Debtors

Adelphia Cablevision Corp.

Adelphia Cablevision of Boca Raton, LLC

Adelphia Cablevision of Fontana, LLC

Adelphia Cablevision of Inland Empire, LLC

Adelphia Cablevision of Newport Beach, LLC

Adelphia Cablevision of Orange County II, LLC

Adelphia Cablevision of Orange County, LLC

Adelphia Cablevision of San Bernardino, LLC

Adelphia Cablevision of Seal Beach, LLC

Adelphia Cablevision of West Palm Beach III, LLC

Adelphia Cablevision of West Palm Beach IV, LLC

Adelphia Cablevision of West Palm Beach V, LLC

Adelphia Cleveland, LLC

Adelphia Communications of California II, LLC

Adelphia Communications of California, LLC

Adelphia of the Midwest, Inc.

Adelphia Pinellas County, LLC

Adelphia Prestige Cablevision, LLC

Badger Holding Corporation

Blacksburg/Salem Cablevision, Inc.

Brazas Communications, Inc.*

California Ad Sales, LLC

Century Berkshire Cable Corp.

Century Cable Holding Corp.

Century Cable Holdings, LLC

Century Cable of Southern California

Century Colorado Springs Partnership

Century Exchange, LLC

Century Federal, Inc.

Century Granite Cable Television Corp.

Century Indiana Corp.

Century Island Associates, Inc.

Century Island Cable Television Corp.

Century Mendocino Cable Television, Inc.

Century Mountain Corp.

Century New Mexico Cable Television Corp.

Century Ohio Cable Television Corp.

Century Pacific Cable TV, Inc.

Century Realty Corp.

Century Southwest Colorado Cable Television Corp.

Century Trinidad Cable Television Corp.

A-1

Century Virginia Corp.

Century Warrick Cable Corp.

Century Wyoming Cable Television Corp.

Clear Cablevision, Inc.

CMA Cablevision Associates VII, L.P.*

CMA Cablevision Associates XI, Limited Partnership*

E. & E. Cable Service, Inc.

Eastern Virginia Cablevision, L.P.*

Ft. Myers Acquisition Limited Partnership

Ft. Myers Cablevision, LLC

Grafton Cable Company

Harron Cablevision of New Hampshire, Inc.

Huntington CATV, Inc.

Louisa Cablevision, Inc.

Manchester Cablevision, Inc.

Martha’s Vineyard Cablevision, L.P.

Mickelson Media, Inc.

Owensboro Indiana, L.P.

Owensboro on the Air, Inc.

Paragon Cable Television Inc.

Paragon Cablevision Construction Corporation

Paragon Cablevision Management Corporation

S/T Cable Corporation

Scranton Cablevision, Inc.

Sentinel Communications of Muncie, Indiana, Inc.

Southwest Colorado Cable, Inc.

Star Cable Inc.

Tele-Media Company of Tri-States L.P.*

The Westover T.V. Cable Co., Incorporated

TMC Holdings Corporation*

Tri-States, L.L.C.

Wellsville Cablevision, L.L.C.

*                                         Part of Tele-Media joint venture.

A-2

Schedule B

Century-TCI Debtors

Century-TCI California, L.P.

Century-TCI California Communications, L.P.

Century-TCI Holdings, LLC

B-1

Schedule C

Parnassos Debtors

Empire Sports Network, L.P.

Parnassos Communications, L.P.

Parnassos, L.P.

Parnassos Holdings, LLC

Western NY Cablevision, L.P.

C-1

Schedule D

FrontierVision Debtors

Adelphia Communications of California III, LLC

FOP Indiana, L.P.

FrontierVision Access Partners, LLC

FrontierVision Cable New England, Inc.

FrontierVision Capital Corporation

FrontierVision Holdings Capital Corporation

FrontierVision Holdings Capital II Corporation

FrontierVision Holdings, L.P.

FrontierVision Operating Partners, L.L.C.

FrontierVision Operating Partners, L.P.

The Main InternetWorks, Inc.

D-1

Schedule E

Olympus Debtors

ACC Cable Communications FL-VA, LLC

ACC Cable Holdings VA, Inc.

Adelphia Cable Partners, L.P.

Adelphia Cablevision Associates, L.P.

Adelphia Cablevision of New York, Inc.

Adelphia Company of Western Connecticut*

Adelphia GS Cable, LLC

Adelphia Holdings 2001, LLC

Arahova Holdings, LLC

Better TV, Inc. of Bennington

Cable Sentry Corporation

CCC-III, Inc.

CDA Cable, Inc.

Century Alabama Corp.

Century Alabama Holding Corp.

Century Cable Management Corporation

Century Carolina Corp.

Century Cullman Corp.

Century Enterprise Cable Corp.

Century Huntington Company

Century Kansas Cable Television Corp.

Century Lykens Cable Corp.

Century Mississippi Corp.

Century Norwich Corp.

Century Shasta Cable Television Corp.

Century Washington Cable Television, Inc.

Chelsea Communications, Inc.

Chelsea Communications, LLC

Coral Security, Inc.

Cowlitz Cablevision, Inc.

Genesis Cable Communications Subsidiary L.L.C.

GS Cable LLC

GS Telecommunications LLC

Imperial Valley Cablevision, Inc.

Kalamazoo County Cablevision, Inc.

Key Biscayne Cablevision

Kootenai Cable, Inc.

Lake Champlain Cable Television Corporation

Mickelson Media of Florida, Inc.

Mountain Cable Communications Corporation

Mountain Cable Company, L.P.

E-1

Mt. Lebanon Cablevision, Inc.

Multi-Channel T.V. Cable Company

Olympus Cable Holdings, LLC

Olympus Subsidiary, LLC

Pericles Communications Corporation

Pullman TV Cable Co., Inc.

Rentavision of Brunswick, Inc.

Richmond Cable Television Corporation

Rigpal Communications, Inc.

Southeast Florida Cable, Inc.

Starpoint, Limited Partnership

Telesat Acquisition, LLC

Three Rivers Cable Associates, L.P.

Timotheos Communications, L.P.

TMC Holdings, LLC*

Upper St. Clair Cablevision, Inc.

Valley Video, Inc.

Warrick Cablevision, Inc.

Warrick Indiana, L.P.

West Boca Acquisition Limited Partnership

Westview Security, Inc.

Wilderness Cable Company

Young’s Cable TV Corp.

Yuma Cablevision, Inc.

*  Part of Tele-Media joint venture.

E-2

Schedule F

UCA Debtors

Adelphia Cablevision of Santa Ana, LLC

Adelphia Cablevision of Simi Valley, LLC

Adelphia Central Pennsylvania, LLC

Eastern Virginia Cablevision Holdings, LLC*

National Cable Acquisition Associates, L.P.

Olympus Capital Corporation

Olympus Communications, L.P.

Olympus Communications Holdings, L.L.C.

Southwest Virginia Cable, Inc.

SVHH Cable Acquisition, L.P.

SVHH Holdings, LLC

Tele-Media Company of Hopewell-Prince George*

Tele-Media Investment Partnership, L.P.

UCA LLC

Van Buren County Cablevision, Inc.

*  Part of Tele-Media joint venture.

F-1

Schedule G

Silo 7A Debtors

ACC Investment Holdings, Inc.

ACC Telecommunications Holdings LLC

ACC Telecommunications LLC

ACC Telecommunications of Virginia LLC

ACC-AMN Holdings, LLC

Adelphia Acquisition Subsidiary, Inc.

Adelphia Arizona, Inc.

Adelphia Cablevision, LLC

Adelphia Communications International, Inc.

Adelphia General Holdings III, Inc.

Adelphia Harbor Center Holdings, LLC

Adelphia International II, LLC

Adelphia International III, LLC

Adelphia Mobile Phones, Inc.

Adelphia Telecommunications, Inc.

Adelphia Wellsville, LLC

Chestnut Street Services, LLC

Mercury Communications, Inc.

Page Time, Inc.

Sabres, Inc.

The Golf Club at Wending Creek Farms, LLC

US Tele-Media Investment Company

G-1

Schedule H

Arahova Debtors

Adelphia Blairsville, LLC

Arahova Communications, Inc.

Century Advertising, Inc.

Century Australia Communications Corp.

Century Colorado Springs Corp.

Century Communications Corporation

Century Investment Holding Corp.

Century Investors, Inc.

Century Oregon Cable Corp.

Century Programming, Inc.

Century Voice and Data Communications, Inc.

FAE Cable Management Corp.

Owensboro-Brunswick, Inc.

H-1

Schedule I

UCA Subsidiary Debtors

Adelphia Cablevision of the Kennebunks, LLC

Adelphia California Cablevision, LLC

Adelphia Telecommunications of Florida, Inc.

Buenavision Telecommunications, Inc.

CCC-Indiana, Inc.

CCH Indiana, L.P.

Century Cablevision Holdings, LLC

CP-MDU I LLC

CP-MDU II LLC

Global Acquisition Partners, L.P.

Global Cablevision II, LLC

Leadership Acquisition Limited Partnership

Monument Colorado Cablevision, Inc.

Robinson/Plum Cablevision, L.P.

Telesat Acquisition Limited Partnership

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Schedule J

Holding Company Debtors

ACC Holdings II, LLC

ACC Operations, Inc.

Adelphia Communications Corporation

Adelphia GP Holdings, LLC

Adelphia Western New York Holdings, LLC

FrontierVision Holdings, LLC

FrontierVision Partners, L.P.

Montgomery Cablevision, Inc.

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Schedule K

Managed Entities

Adelphia Cablevision of West Palm Beach II, LLC

Adelphia Cablevision of West Palm Beach, LLC

Bucktail Broadcasting Corporation

Coudersport Television Cable Company

Desert Hot Springs Cablevision, Inc.

Henderson Community Antenna Television, Inc.

Highland Carlsbad Operating Subsidiary, Inc.

Highland Prestige Georgia, Inc.

Highland Video Associates, L.P.

Hilton Head Communications, L.P.

Ionian Communications, L.P.

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Schedule L

Rigas Persons

Dorellenic Cable Partners

Doris Holdings, LP

Highland 2000, LLC

Highland 2000, LP

Highland Communications, LLC

Highland Holdings II, GP

Highland Holdings, GP

Highland Pref. Communications 2001, LLC

Highland Pref. Communications, LLC

Iliad Holdings, Inc.

NCAA Holdings, Inc.

Doris Rigas

James Rigas

John Rigas

Michael Rigas

Timothy Rigas

Ellen Rigas Venetis

Peter Venetis

James Brown

Colin Higgin

Michael Mulcahey

Timothy Werth

L-1

Schedule M

Transferred Subscriber Transactions

During 2000 and 2001, in connection with the establishment of the Century Co-Borrowing Facility, the Arahova Bridge Credit Facility and the Olympus Co-Borrowing Facility, then-present management effected transfers of various subsidiaries and their corresponding assets and liabilities (collectively, the “Transferred Subsidiaries”) among different Debtor Groups by distributing or contributing the stock of Transferred Subsidiaries from one legal entity to another.  In many instances, through a series of transactions, the Transferred Subsidiaries were transferred through multiple Debtor Groups.  As a result of these transfers, certain inter-Debtor (and inter-Debtor Group) disputes arose between the Arahova, Holding Company, Olympus and Silo 7A Debtor Groups regarding their respective ownership rights to certain subsidiaries and such subsidiaries’ assets.  The Debtors believe that resolution of certain factual and legal issues regarding these disputes may favor certain Debtor Groups at the expense of other Debtor Groups.

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